Exhibit 4.5

AON SAVINGS PLAN

As Amended and Restated Effective January 1, 2009

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PART I

GENERAL PLAN PROVISIONS

SECTION 1

Definition Of Terms

Unless the context shall otherwise clearly indicate, the following terms shall be construed as hereinafter defined:

1.01                           The term “Affiliate” shall refer to a substantially owned subsidiary or sub-subsidiary of Aon that has not adopted the Plan herein set forth.

1.02                           The term “Anniversary Date” shall refer to the last day of each Plan Year during which this Plan shall be in force and effect.

1.03                           The term “Basic Pay Deferral Contributions” shall refer to the amount by which a Participant has elected to have such Participant’s Compensation adjusted under Section 4.01 (including any amounts automatically deferred on behalf of a Participant in accordance with Section 4.01) and, to the extent described in Section 4.02, Roth Elective Deferral Contributions made pursuant to Section 4.02.

1.04                           The term “Basic Employee After-tax Contributions” shall refer to the amount a Participant elects to contribute to the Trust on an after-tax basis under Section 4.03.

1.05                           The term “Beneficiaries” shall refer to persons designated by the Participant to receive such Participant’s share of benefits in case of the Participant’s death.

1.06                           The term “Board” shall refer to the Board of Directors of Aon or any committee of the Board of Directors delegated authority to act for the whole Board in respect of matters relating to the Plan.

1.07                           The term “Committee” shall refer to the Committee appointed by the Board pursuant to Section 9.01.  The Committee is designated as the administrator, plan administrator, and named fiduciary with respect to the administration of the Plan (but not with respect to the control, management and investment of the assets held in trust) for the purposes of ERISA.

1.08                           The term “Company” as used herein shall refer to Aon Corporation (hereinafter referred to as “Aon” when referring only to Aon Corporation) when applying the provisions of this Plan for its Employees.  It shall refer to each “Subsidiary” when applying the provisions of this Plan for the Employees of such Subsidiary.  The term “Companies” as used herein shall refer collectively to Aon and all Subsidiaries and shall be applied as though all of such Companies constituted a single employer.

1.09                           The term “Compensation” shall mean the following types of earnings paid to an Employee for his service on behalf of the Company subsequent to the date he becomes a Participant, determined before excluding any before-tax deferrals described in Sections 4.01 and 4.04, for cafeteria plans under Section 125 of the IRC, or for qualified transportation benefits under Section 132(f) of the IRS but excluding any such amounts paid to him in respect to employment during which he is not permanently employed within the United States or its possessions as set forth in Section 2.01(b):

(a)                                  salary and fixed-based compensation including compensation for overtime;

(b)                                 bonuses paid pursuant to periodic individual performance appraisals and formal contractual bonus programs, but excluding other bonus and miscellaneous income; and

(c)                                  net commission, renewal and override compensation (but excluding deferred commission payments).

In no Plan Year shall a Participant’s Compensation exceed the amount permitted pursuant to Section 401(a)(17) of the IRC (as indexed).  In the case of Compensation taken into account for purposes of Section 2.09 (“Conditions of Eligibility — Retirement Plan Contributions”), subsection (b) of this Section 1.09 shall read as follows:  “bonuses paid pursuant to periodic individual performance appraisals and formal contractual bonus programs (including the value of restricted stock units or stock awards as may be granted by the Company in substitution for a portion of such bonuses, calculated as if the value of the units or awards were equal to the cash portion of the bonus foregone), but excluding other bonus and miscellaneous income; and”

1.10                           The term “Default Percentage” shall mean the percentage of an Early Entrant’s Compensation contributed to the Plan as a Basic Pay Deferral Contribution for the Plan Year.  On and after July 1, 2007, the initial Default Percentage is 4% and will increase by one percentage point as described in Section 4.01 until the Default Percentage is 6%.

1.11                           The term “Early Entrant” shall mean an Employee employed or reemployed within the United States on a permanent basis and as determined under Section 2  after December 31, 2000, who is not a Traditional Entrant.

1.12                           The “Effective Date” of this Plan as restated shall be January 1, 2009, or as otherwise specified.

1.13                           The term “Employee” shall refer to an individual (including a leased Employee) considered by the Companies or Affiliates to be a common law employee, as evidenced by the Companies’ or Affiliates’ withholding of taxes from pay.  An individual who renders services to a Company or Affiliate and is considered by the Company or an Affiliate to be an independent contractor, or who is the employee of a company providing services to the Companies or Affiliates, is not an Employee regardless of the fact that such individual may later be retroactively reclassified under federal law as a common law employee.  Individuals who are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers, are not Employees.

1.14                           The term “Employer Securities” shall refer to common stock issued by Aon Corporation.

1.15                           The term “ERISA” refers to the Employee Retirement Income Security Act of 1974, as from time to time amended.

1.16                           The term “ESOP Account” refers to the account described in Section 23.01.

1.17                           The term “ESOP Trust” shall refer to the trust established under Part II of the Plan for contributions to the ESOP Account.

1.18                           The term “ESOP Trustee” refers to the trustee named in Section 24.

1.19                           The term “First Tier Match” shall mean the contribution made by the Companies as defined in Section 3.02(c).

1.20                           The term “Highly Compensated Employee” includes highly compensated active employees and highly compensated former employees.  “Highly Compensated Employee” means any employee who was a 5-percent owner (as defined in  Section 416(i) of the IRC) at any time during the current year or for the preceding year, or had Compensation in excess of $110,000.  The $110,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the IRC, except that the base period is the calendar quarter ending September 30, 1996.  In addition, the following shall apply:

(a)                                  A highly compensated former employee includes any employee who separated from service prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee’s 55th birthday.

(b)                                 For purposes of this definition, Compensation means compensation as defined in Section 415(c)(3) of the IRC.

(c)                                  For purposes of this Section, employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the IRC) from the Company which constitutes income from sources within the United States shall not be treated as employees.

1.21                           The term “Hours of Service” shall refer to the hours for which an Employee is directly or indirectly paid or entitled to payment, for the performance of duties or for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) during the applicable computation period and such hours shall include any hours for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to; provided, however, no more than 501 Hours of Service shall be credited on account of any single continuous period during which an Employee performs no duties (whether or not such period occurs in a single computation period).  An Employee who enters military service and again becomes actively employed upon separation from such service shall be credited with Hours of Service in respect to his period of military service only to the extent and for the purposes required by federal law governing veterans’ reemployment rights.  Hours shall not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws, or for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.  In those instances where payroll or other Company records do not reflect the actual number of hours worked by an Employee, such Employee shall be credited with 45 Hours of Service for each calendar week that he would be required to be credited with at least one Hour of Service under the preceding portion of this Section.  This Section shall be applied, in respect to payments for reasons other than the performance of duties and in respect to crediting of Hours of Service to a particular computation period, in accordance with the rules set forth in Labor Department Regulations Section 2530.200b-2(b) and (c), which are incorporated herein by reference.

1.22                           The term “Investment Committee” shall refer to the Retirement Plan Governance and Investment Committee appointed by the Board which has the discretionary authority (except with respect to the Aon Stock Fund and Aon ESOP Account) to select, monitor, add, and terminate the funds available to Plan Participants for investment under this Plan, and such other authority as is set forth in this Agreement.

1.23                           The term “IRC” shall refer to the Internal Revenue Code of 1986 as from time to time amended.

1.24                           The term “Investment Funds” shall refer to the funds available for investment and established as described in Section 7.01.

1.25                           The term “Leased Employee” shall refer to an individual, other than an employee of the Employer or an affiliated employer (the “recipient employer”), who, pursuant to an agreement between the recipient employer and any other person (the “leasing organization”) has performed services for the recipient employer (or the recipient employer and related persons determined in accordance with Section 414(n) of the IRC) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.  A leased employee shall not be considered an employee of the recipient employer for purposes of Section 414(n) of the IRC if:

(a)                                  such individual is covered by a money purchase pension plan providing:

(i)            a nonintegrated employer contribution rate of at least ten percent of compensation, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, 402(e)(3), 402(h), or 403(b) of the IRC,

(ii)           immediate participation, and

(iii)          full and immediate vesting; and

(b)                                 Leased Employees do not constitute more than 20% of the recipient employer’s non-highly compensated work force, as defined in Section 414(n)(5)(C)(ii) of the IRC.

1.26                           The term “Normal Retirement Date” shall refer to a Participant’s sixty-fifth (65th) birthday.

1.27                           The term “1-Year Break in Service” shall refer to a 12-month consecutive period, commencing with the termination of a Participant’s employment as an Employee of the Companies or an Affiliate, during which he has not completed any Hours of Service as an Employee of the Companies or an Affiliate.  For purposes of this Section only, Service shall include up to one year of Maternity or Paternity Leave; provided that the Committee may require the Participant to furnish such timely information as may reasonably be required so as to establish that the absence from work is for Maternity or Paternity Leave and to establish the number of days for which there was such an absence.  “Maternity or Paternity Leave” shall mean an absence from work by reason of the pregnancy of the Participant, by reason of the birth of a child of the Participant, by reason of placement of a child with the Participant in connection with its adoption by him or her, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.28                           The term “One Year Break in Service ”shall refer to any Plan Year during which a terminated Employee or Participant does not complete more than 500 Hours of Service.

1.29                           The term “Participant” shall refer to an Employee on whose behalf contributions are being made to this Plan and whose employment by the Companies has not terminated.  Where the context so requires, an individual for whose benefit an account is being maintained under this Plan shall also be deemed to be a Participant.

1.30                           The term “Plan” shall refer to the Aon Savings Plan set forth in this instrument, including the provisions regarding the ESOP Account, as set forth in Sections 22 through 25, as may be amended from time to time.

1.31                           The term “Plan Year” shall refer to the annual accounting period used by the Trusts under this Plan ending on the last day of December of each year.

1.32                           The term “Retirement Plan Contribution” shall mean the contributions made by the Companies under subsection 3.02(f) of the Plan.

1.33                           The term “Roth Accounts” shall mean the Roth Elective Deferral Account and the Roth Rollover Contribution Account.

1.34                           The term “Savings Accounts” shall mean the Company Contribution Account; the Basic Pay Deferral Account; the Basic Employee After-tax Contribution Account; the Supplemental Contributions Account; and the Rollover Account.  The term “Savings Accounts” shall also mean the Roth Accounts, unless specifically stated otherwise.

1.35                           The term “Second Tier Match” shall mean the contribution made by the Companies as defined in Section 3.02(d).

1.36                           The term “Self-Directed Investment Account” shall refer to the account established for each electing Participant in accordance with Section 7.07.

1.37                           The term “Service” shall refer to the total period of time that an individual has served as an Employee of the Companies (beginning on the date an Employee first performs an Hour of Service and ending on the date on which an Employee quits, retires, is discharged or dies), with the following exceptions and modifications:

(a)                                  In respect to an individual who is an Employee on January 1, 1975, or becomes an Employee after January 1, 1975, any period of time immediately preceding the date he became an Employee that he was associated with the Companies as an independent field sales representative shall be counted for the purpose of determining his eligibility to participate hereunder pursuant to Section 2.02.

(b)                                 For the purpose of determining the eligibility of an individual to participate hereunder pursuant to Section 2.02, and his vested interest pursuant to Section 13.03, service as an employee of an Affiliate, or service as an employee in a bargaining unit for which the individual will not be deemed to be an Employee under Section 1.13, shall be deemed to be Service as an Employee of the Companies.

(c)                                  If an Employee’s employment with the Companies is terminated but he is reemployed before he has incurred five 1-Year Breaks in Service, the period commencing with the date his employment terminated and ending with his reemployment date shall be counted as uninterrupted Service and employment as an Employee of the Companies for the purpose of determining his eligibility to participate hereunder pursuant to Section 2.02; provided, that not more than 12 months of such period shall count as uninterrupted Service for the purpose of determining his vested interest pursuant to Section 13.03.

(d)                                 For purposes of eligibility under Section 2.02, a year of Service shall refer to the 12-consecutive month period beginning with an Employee’s commencement date (or reemployment commencement date) if the Employee completes at least 1,000 Hours of Service during such 12-month period.  If an Employee fails to complete 1,000 Hours of Service in the initial 12-month period, a year of Service is any Plan Year beginning after the Employee’s commencement date (or reemployment commencement date) during which the Employee completes at least 1,000 Hours of Service.

1.38                           The term “Subsidiary, shall refer to such substantially owned subsidiary or sub-subsidiary of Aon that has adopted the Plan herein set forth with the approval of Aon.  If a

Subsidiary makes an acquisition resulting in new Employees of that Subsidiary, the Committee shall determine (in carrying out the terms of the applicable acquisition agreement) when the new Employees are eligible to participate hereunder, and if and when these employees are given credit for Years of Participation for vesting purposes for any time before participation in the Plan begins.

1.39                           The term “Supplemental Contributions” shall refer to the additional amount by which the Participant has elected to have his Compensation further adjusted under Section 4.04.  Supplemental Contributions include Supplemental Pay Deferral Contributions and Supplemental Employee After-tax Contributions.

1.40                           The term “Traditional Entrant” shall refer to an Employee scheduled to work less than 20 hours per week, or a temporary Employee, as defined by the Company.

1.41                           The term “Trust” shall refer to each trust established under and pursuant to this Agreement, as such trust may be amended.  The term “Savings Trust” shall refer to the trust holding all of the Plan’s assets which are not held under the ESOP Trust.

1.42                           The term “Trustee” or “Trustees” shall refer to the Trustees herein originally named and the successors duly appointed or elected pursuant to the provisions of a separate trust agreement that forms part of this Plan.  The trustee acting pursuant to Section 24, with respect to the Trust for the Aon Common Stock ESOP, is the ESOP Trustee, provided that the Board of Directors may appoint an institutional trustee to act as ESOP Trustee pursuant to a separate trust agreement.  The Trustee and the ESOP Trustee are designated as the named fiduciaries with respect to the control, management and investment of the assets of the respective Trusts under this Plan.

1.43                           The term “United States” for the purposes of this Plan shall include possessions of the United States.

1.44                           The term “Year of Service” shall mean any Plan Year during which an employee or Participant is credited with 1,000 or more Hours of Service.  A “Year of Service” shall be used to determine a Participant’s eligibility for Retirement Plan Contributions under Section 2.09, the amount of Retirement Plan Contributions under subsection 3.02(f), and vesting of Retirement Plan Contributions under Section 13.02.  The calculation of a “Year of Service” shall be subject to the following exceptions and modifications:

(a)                                  In respect to an individual who is an Employee on January 1, 1975, or becomes an Employee after January 1, 1975, any Hours of Service completed immediately preceding the date he became an Employee that he was associated with the Companies as an independent field sales representative shall be counted for the purpose of determining his eligibility to participate hereunder pursuant to Section 2.09.

(b)                                 For the purpose of determining the eligibility of an individual to participate hereunder pursuant to Section 2.09, his rate of contributions under subsection 3.02(f) and his vested interest pursuant to Section 13.02, any Hours of Service performed as an employee of an Affiliate, or Hours of Service as an employee in a bargaining unit for which the individual will not be deemed to be an Employee under Section 1.13, shall be used to determine whether he or she has Years of Service as an Employee of the Companies.

(c)                                  If an Employee’s employment with the Companies is terminated but he is reemployed before he has incurred five One-Year Breaks in Service, any Hours of Service completed before his employment terminated and ending with his reemployment date shall be counted as service and employment as an Employee of the Companies for the purpose of determining his or her eligibility to participate hereunder pursuant to Section 2.09.

(d)                                 For purposes of eligibility under Section 2.09, a Year of Service shall refer to the 12-consecutive month period beginning with an Employee’s commencement date (or reemployment commencement date) if the Employee completes at least 1,000 Hours of Service during such 12-month period.  If an Employee fails to complete 1,000 Hours of Service in the initial 12-month period, a Year of Service is any Plan Year beginning after the Employee’s commencement date (or reemployment commencement date) during which the Employee completes at least 1,000 Hours of Service.

SECTION 2

Employees Entitled To Participate

2.01                        Date of Participation

All Employees who were Participants in the Plan immediately prior to January 1, 2009, shall continue to be Participants after that date.  All Employees in the service of the Company on January 1, 2009, who were not Participants on that date shall become Participants in accordance with the terms of the January 1, 2009, amendment and restatement of this Plan.  Leased employees who commence work at any time are not eligible to participate in this Plan.

2.02                        Conditions of Eligibility — Traditional Entrants

Every Employee hired or rehired after the Effective Date, who is a Traditional Entrant, shall become a Participant as of the first day of the first pay period succeeding the Employee’s compliance with the following three requirements:

(a)                                  The Employee must have completed one year of Service and attained the age of 21.  In determining whether or not an Employee has completed the required year of Service, there shall be disregarded, except as provided in the next sentence, Service prior to any break in Service equal to or more than the greater of five 1-Year Breaks in Service or his prior completed years of Service.  Once an Employee has completed his required year of Service, subsequent breaks in Service shall not affect the fact that this requirement has been completed;

(b)                                 The Employee must be employed within the United States on a permanent basis as determined under Section 2; and

(c)                                  The Employee must deliver to the Committee or its agent an agreement to participate and a compensation adjustment election in such form as may be prescribed by the Committee.

The Committee shall notify all Traditional Entrants who are eligible to participate in this Plan and shall provide them with the agreement and elections described in 2.02(c).  Any Traditional Entrant who does not elect to become a Participant as of the first date on which such Employee would otherwise be eligible, may become a Participant as of the first day of any succeeding pay period if then eligible and upon compliance with the provisions of this Section 2.02.

2.03                        Conditions of Eligibility — Early Entrants

Every Employee who is an Early Entrant, shall become a Participant as of the first day of the first pay period succeeding the Employee’s date of hire and shall be subject to the automatic enrollment provisions described in Section 4.01.

2.04                        Termination of Employment and Reemployment

(a)                                  Termination of Employment.  Any Participant whose employment with the Companies is terminated for any reason whatsoever, shall cease to be eligible to participate hereunder, except to the extent the Participant (or Beneficiary) shall have the right to receive payments from his individual accounts as provided in Section 11 hereof.

(b)                                 Ability to Make Salary Deferral Contributions upon Reemployment.  Any Employee or Participant whose employment with the Companies is terminated shall, in the event of later reemployment, be eligible to make Basic Pay Deferral Contributions and Supplemental Pay Deferral Contributions, if, at the time of reemployment, such Employee is described in Section 2.03, and in accordance with Section 2.02, if at the time of reemployment, such Employee is described in Section 2.02.

(c)                                  Reemployed Employees’ Ability to Receive First-Tier Match or Second-Tier Match (Early Entrant).  Effective for Plan Years beginning after the Effective Date, if an Employee or Participant who terminates employment is reemployed by an Employer before incurring a 1-Year Break in Service and is an Early Entrant, such former Employee or Participant, upon becoming a new Participant, shall be entitled to share in the Companies’ contributions in accordance with Section 3 provided the reemployed new Participant has been reemployed after the one year anniversary of his original employment date.  If a new Participant was not reemployed after the one-year anniversary of his original employment date, the Companies’ contributions shall not be made on the Participant’s behalf under Section 3, in respect to Compensation before such date.  If an Employee or Participant who terminates employment is reemployed by an Employer after incurring a 1-Year Break in Service, such Participant shall be entitled to participate as provided in Section 2, and will be eligible to have the Companies’ contributions under Section 3 made on their behalf upon reemployment.

(d)                                 Reemployed Employees’ Ability to Receive First-Tier Match or Second-Tier Match (Traditional Entrant).  Effective for Plan Years beginning on and after the Effective Date, if an Employee or Participant who terminates employment is reemployed by an Employer before incurring a 1-Year Break in Service and is a Traditional Entrant, such former Employee or Participant shall be entitled to make contributions in accordance with Section 2 and share in the Companies’ contributions in accordance with Section 3.  If an Employee or Participant who terminates employment is reemployed by an Employer after incurring a 1-Year Break in Service, such Participant shall be entitled to contribute as provided in Section 2, and will be eligible to have the Companies’ Contributions under Section 3 made on their behalf upon reemployment.

2.05        Leave of Absence

(a)           Participants obtaining a leave of absence from the Company for any reason other than permanent disability (provision for which is made in Section 11.02) shall continue to participate in this Trust and shall not deemed to have their employment terminated, however, any Participant who is on a personal leave of absence shall be considered to have terminated employment hereunder.  The Companies agree to adopt a uniform policy with reference to the granting of leaves of absence.  Such policy shall be applied without individual selection or discrimination in all cases involving the same, or substantially the same, facts.  The Companies shall provide the Committee with all information with reference to leaves of absence.  The determination made by or caused to be made by the Companies shall be conclusive and binding upon all persons having any interest in the Trust.

(b)           Rules for military leaves of absence are set forth in Section 20.14.

(c)           Rules for vesting service during absence under the Family and Medical Leave Act of 1993 are set forth in Section 13.03.

(d)           Rules for administering disability leave are set forth in Section 11.02.

2.06        Transfer to an Affiliate

If a Participant is transferred to the employment of an Affiliate, such Participant shall be deemed to be on a non-personal leave of absence during such time as such Participant is an Employee of the Affiliate.

2.07        Transfer to a Foreign Country

The determination of when an Employee is employed within the United States on a permanent basis, when a transfer from the United States is or becomes permanent, and when a transfer to or from the United States is temporary, shall be made by the Company and such determination shall be conclusive and binding on all persons having any interest in the Trust.  If the Employee is transferred from the United States on a temporary basis, the Employee shall be deemed to continue as being employed within the United States on a permanent basis until such time as the transfer becomes permanent.

2.08        Employment in Bargaining Unit

An individual in a bargaining unit who is not deemed to be an Employee by reason of Section 1.13 shall not be eligible to participate hereunder and shall not be entitled to make contributions hereunder.  Notwithstanding the foregoing, his Service (or Hours of Service) in such bargaining unit shall be counted for the purpose of determining his eligibility to participate pursuant to Section 2.02 (and Section 2.09), and if a Participant becomes ineligible to participate hereunder by reason of employment in such bargaining unit, his Service (or Hours of

Service) in such bargaining unit shall be counted for the purpose of determining his nonforfeitable interest under Section 13.

2.09        Conditions of Eligibility — Retirement Plan Contributions

Each Eligible Employee hired or rehired on or after the Effective Date shall be immediately eligible to receive an allocation of contributions made under subsection 3.02(f) for Compensation paid for any Plan Year.  An Eligible Employee shall mean any Employee except if he or she:  (1) is an employee who is rehired by the Companies after January 1, 2004 before 32 days have elapsed from the termination of employment and after January 1, 2004 has never terminated employment for more than 31 days; (2) is an employee who is rehired after January 1, 2004 more than 31 days after termination of employment but who had begun to receive payments under the Aon Pension Plan; (3) for Plan Years ending prior to January 1, 2006, is employed by Aon Human Capital Services, LLC; (4) for Plan Years ending after January 1, 2006, is employed by Aon Human Capital Services, LLC and eligible to participate in the Aon Pension Plan; or (5) is not employed within the United States on a permanent basis as determined under Section 2.  An Employee, not otherwise described above, hired before January 1, 2004, who did not complete one Year of Service, attain age 21 and was not employed within the United States on a permanent basis by January 1, 2005, shall become immediately eligible to receive an allocation of contributions made under subsection 3.02(f) for Compensation paid for any Plan Year.

SECTION 3

Employer Contributions

3.01        Contributions by Companies

(a)           Aggregate Contribution.  The Companies, in total, shall pay to the Trustees the amount set forth under Section 3.02.  The aggregate contribution of the Companies for Employees shall be an amount equal to the sum of (a), (b), (c), (d), (e) and (f) of Section 3.02.

(b)           Allocation and Possible Reduction of Aggregate Contribution.  Each of the Companies’ share of the aggregate contribution described in Section 3.01 shall be equal to the amount of such contribution as will be allocated to the individual accounts of Participants who are employed by it.  If, during any Plan Year any Participant is employed by more than one Company that has adopted this Plan, the amount allocable to such Participant’s account may be allocated among such Companies in the proportion of Basic Pay Deferral Contributions paid by each during the Plan Year in respect to which the contribution is made.

(c)           Maximum Contribution of Each Company.  Except for contributions of Basic and Supplemental Pay Deferral contributions, each Company shall contribute no more than an amount equal to the maximum amount deductible under the IRC for the year for which the contribution is made.  If, because of the aforesaid limitation, any Company is unable to make all or any part of the contribution that would otherwise be due from it, the amounts that would otherwise be allocated to the Participants (or the affected group of Participants) employed by such Company shall be proportionately reduced; provided that an additional contribution may be made by any Company to the extent permitted by IRC Section 404(a)(3)(B).

3.02        Amounts Contributed

The following amounts shall be contributed by the Company:

(a)           Basic Pay Deferral Contributions.  An amount equal to the Basic Pay Deferral Contributions applicable to Participants employed by the Company during such Plan Year.

(b)           Supplemental Pay Deferral Contributions.  An amount equal to the Supplemental Pay Deferral Contributions applicable to Participants employed by the Company during such Plan Year.

(c)           First Tier Match.  Effective for Plan Years beginning on and after January 1, 2004:

(i)            First Tier Match:  Traditional Entrants.  There shall be allocated a First Tier Match as described in (iii) or (iv) below, as applicable, for each Traditional Entrant who is a Participant employed during any pay period, except that a reemployed Traditional Entrant who (1) terminated employment, (2) is reemployed within 6 months, (3) had filed with the Committee an application for the payment of benefits which had been approved by the Committee, and (4) distributions pursuant to such application had commenced during such break in service shall be allocated a First Tier Match as described in (vi) below.

(ii)           First Tier Match:  Early Entrants.  There shall be allocated a First Tier Match as described in (iii) or (iv) below, as applicable, for each Early Entrant who is a Participant employed during any pay period following the pay period that contains the one-year anniversary of employment and each pay period thereafter, except that a reemployed Early Entrant who (1) terminated employment, (2) is reemployed within 6 months, (3) had filed with the Committee an application for the payment of benefits which had been approved by the Committee, and (4) distributions pursuant to such application had commenced during such break in service shall be allocated a First Tier Match as described in (vi) below.  For Plan Years commencing on or after January 1, 2006, an Early Entrant who is employed by Aon Human Capital Services, LLC or who is an HROG Employee shall be allocated a First Tier Match as described in (iii) or (iv) below, as applicable, to the same extent as other Early Entrants.  “HROG Employee” shall refer to an employee of Aon Consulting, Inc. who was employed or became employed by (1) Aon Solutions, Inc.; (2) Proudfoot Reports Incorporated; (3) Aon Consulting, Inc. after February 1, 2002, and performs services for its Human Resources Outsourcing Group (“HROG”).

(iii)          Description of First Tier Match.  Except as provided in (iv) below, the First Tier Match shall be an amount equal to 50% of the Participant’s pro rata Basic Pay Deferral Contributions resulting in each pay period; provided however, that this First Tier Match shall not be made on pro rata Basic Pay Deferral Contributions greater than 6% of Compensation.  The pro rata Basic Pay Deferral Contribution shall include, for each Participant who is entitled to receive a First Tier Match, an additional matching contribution, if applicable, in the amount which, when aggregated with all First Tier matching contributions made during the Plan Year to such Participant, will equal 50% of the portion of such Participant’s Basic Pay Deferral Contributions during the Plan Year that does not exceed 6% of the Participant’s Compensation for such Plan Year and further provided that such accumulated matching contribution for such Plan Year is not reduced other than as a result of an applicable refund of deferrals or Compensation.  Notwithstanding the foregoing, with respect to Participants who are Employees actively employed on or after February 1, 2009, effective January 1, 2009, 100% shall be substituted for 50% in each place it appears in the preceding provisions of this Section 3.02(c)(iii).

(iv)          Calculation of First Tier Match for Early Entrants, for Plan Year Containing One-Year Anniversary.  For individuals described in (ii) above, for the Plan Year that contains the one-year anniversary of employment, the First Tier Match shall be an amount equal to 50% of such Participant’s prorated Basic Pay Deferral Contributions during the Plan Year; provided, however, that this First Tier Match shall not be greater than 3% of the individual’s partial year Compensation.  For this purpose, partial year Compensation shall be an amount equal to the individual’s Compensation up to that point in the Plan Year beginning on the first full pay period following the anniversary date of employment and ending on the last day of the Plan Year.  The prorated Basic Pay Deferral Contribution shall be the individual’s total Basic Pay Deferral Contribution up to that point in the Plan Year, multiplied by a fraction, the numerator of which is the partial year Compensation and the denominator of which is the individual’s Compensation for the entire Plan Year.  Notwithstanding the foregoing, with respect to Participants who are Employees actively employed on or after February 1, 2009, effective January 1, 2009, 100% shall be substituted for 50% in each place where such percentage appears in the preceding provisions of this Section 3.02(c)(iv), and 6% shall be substituted for 3% in each place where such percentage appears in the preceding provisions of this Section 3.02(c)(iv).

(v)           First Tier Match for Certain Reemployed Traditional Entrants and Early Entrants.  Notwithstanding any provision of the Plan to the contrary, for a reemployed Traditional Entrant or Early Entrant who (1) terminated employment, (2) is reemployed within 6 months, (3) had filed with the Committee an application for the payment of benefits which had been approved by the Committee, and (4) distributions pursuant to such application had commenced during such break in service, the First Tier Match for the period beginning on such Participant’s date of reemployment and ending on the last day of the pay period that contains the 6 month anniversary of the date the Participant terminated employment shall be zero.

Any First Tier Match contribution which a Participant elects to invest in the Aon Common Stock ESOP shall first be contributed to the Savings Trust and then be immediately transferred to the ESOP Trust.

(d)           Second Tier Match:  Traditional Entrants and Early Entrants.  There may be allocated a Second Tier Match as described below for:

(i)            each Traditional Entrant who is a Participant employed on the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience), except that a reemployed Traditional Entrant shall participate as provided in Section 2.04(d); and

(ii)           each Early Entrant (including, for Plan Years commencing on or after January 1, 2006, each Early Entrant who is employed by Aon Human Capital Services, LLC or who is an HROG Employee) who is a Participant employed on the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience), beginning with the Plan Year that contains the one-year anniversary of employment and each Plan Year thereafter, except that a reemployed Early Entrant shall participate as provided in Section 2.04(c).

Subject to the conditions and limitations of the Plan, a Second Tier Match may be made for a Plan Year in such amount, if any, as shall be determined by the Company in its sole discretion.  The Company shall specify the amount, or a formula for determining the amount, if any, of the Second Tier Match, and the Company may specify a separate amount or formula for each employer or group of employees.  Any Second Tier Match contribution for a Plan Year shall be allocated on the basis of the portion of such individual’s Basic Pay Deferral Contributions for that Plan Year as shall be determined by the Company prior to the end of the Plan Year or within a reasonable period of time after the end of the Plan Year; provided, however, that this Second Tier Match shall not be made on Basic Pay Deferral Contributions greater than 6% of Compensation.

For individuals described in (ii) above, for the Plan Year that contains the one-year anniversary of employment, the Second Tier Match shall be an amount equal to the portion of such Participant’s prorated Basic Pay Deferral Contributions for that Plan Year as shall be determined by the Company prior to the end of the Plan Year or within a reasonable period of time after the end of the Plan Year; provided, however, that this Second Tier Match shall not be made on Basic Pay Deferral Contributions greater than 6% of the individual’s partial year Compensation.  For this purpose, partial year Compensation shall be an amount equal to the individual’s Compensation for the Plan Year beginning on the first full pay period following the anniversary date of employment and ending on the last day of the Plan Year.  The prorated Basic Pay Deferral Contribution shall be the individual’s total Basic Pay Deferral Contribution for the Plan Year, multiplied by a fraction, the numerator of which is the partial year Compensation and the denominator of which is the individual’s Compensation for the entire Plan Year.

Notwithstanding the foregoing, Employees whose Compensation for a Plan Year meets or exceeds the limit stated in Section 401(a)(17) of the IRC (as indexed) shall not receive a Second Tier Match for such Plan Year; and

The Board of Directors (or its delegate) shall determine whether a Second Tier Match contribution made under subsection (d) of this Section 3.02 shall be contributed to the Savings Trust or ESOP Trust and if such amounts are contributed to the Savings Trust and a Participant elects to invest some or all of these amounts in the Aon Common Stock ESOP, these assets shall be immediately transferred to the ESOP Trust.

If an employee transfers from employment as an Early Entrant to employment as a Traditional Entrant at any time during a Plan Year, such employee shall continue to be entitled to contribute as provided in Section 4.01 and continue to receive the First Tier Match and Second Tier Match as provided in Section 3.02(c)(ii) and (d).  If an employee transfers from employment as a Traditional Entrant to employment as an Early Entrant at any time during a Plan Year, such employee shall be entitled to contribute as provided in Section 4.01 and continue to receive the First Tier Match and Second Tier Match as provided in Section 3.02(c)(ii) and (d).

(e)           Retirement Plan Contributions.  The Companies shall contribute on behalf of each Eligible Employee employed on the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience) and who have completed at least 1,000 Hours of Service during that Plan Year, an amount determined annually by the Board, which may be zero.

3.03        Employer Contributions to Finance Exempt Loan

Notwithstanding Section 3.02(d), in the event of indebtedness payable during a Plan Year in connection with an Acquisition Loan described in Section 22.01(a), the contribution for the Second Tier Match for a Plan Year shall be the payment of such indebtedness (if any payment is required after the application of Section 23.02 (regarding the allocation of dividends on employer securities).  In the event the Value (as defined in Section 22.01(f)) of the released shares upon allocation to a Participant’s Account as described in Section 23.01(a) is less than the amount prescribed in Section 3.02(d), the Company shall contribute an additional amount such that the requirements of Section 3.02(d) are met.  Any contribution made hereunder shall be transferred directly to the ESOP Trust.

3.04        Date of Contribution

For the purposes of this Plan, the date of any Company contribution under Section 3.02(c), (d), (e) or (f), Section 3.03 and Section 22.02 will be deemed to be the last day of the Plan Year for which the contribution is made for income tax purposes but not under Section 12.01.  Such contribution may be received by the Trustee on an earlier or later date.

SECTION 4

Employee Contributions

4.01        Basic Pay Deferral Contributions

(a)           Subject to the limitations set forth in Section 5, a Participant may, for any Plan Year, elect to have such Participant’s salary or wages reduced, and a corresponding amount contributed on behalf of the Participant, to the Plan by the Participant’s Employer, which amounts shall not be less than 1% or more than 6% of Compensation for that year.  Such Basic Pay Deferral Contributions shall be made in accordance with rules established by the Committee.  Any Basic Pay Deferral Contributions which a Participant elects to invest in the Aon Common Stock ESOP, shall first be contributed to the Savings Trust and then be immediately transferred to the ESOP Trust.

(b)           Notwithstanding the foregoing, Early Entrants shall have Compensation automatically reduced by the Default Percentage each payroll period, and the Company shall make a Basic Pay Deferral Contribution in such amount on such Participant’s behalf to this Plan unless the Employee makes an affirmative election to receive cash or a different Basic Pay Deferral Contribution or to make Roth Elective Deferral Contributions.

The automatic Compensation reduction shall begin on the first day of the first payroll period for which the Employer can reasonably effect such reduction, and the Participant’s Default Percentage will increase by one percentage point each Plan Year, beginning with the second Plan Year that begins after the Default Percentage first applies to the Participant, provided that if the Participant becomes an Early Entrant during the first three months or the last three months of a Plan Year, the Participant's Default Percentage will not increase until the April 1 next following the one-year anniversary of the date he or she became an Early Entrant.  The increase in the Default Percentage will be effective beginning with the first pay period that begins on or after April 1 of such Plan Year.  The automatic Compensation reduction will be reduced or stopped to meet the limitations under IRC Sections 401(a)(17), 402(g), and 415 and to satisfy any suspension period required after a hardship withdrawal.  Any Employee who elects cash may become a Participant as of the first day of any succeeding pay period if such Employee is still eligible and upon compliance with the provisions of Section 2.  Such an Employee shall be an Early Entrant for purposes of Section 3.02(c) and (d).  The automatic deferral described in this Section 4.01(b) shall continue until the Participant elects to change or revoke such contributions, including an election to make Roth Elective Deferral Contributions.

Notwithstanding this Section 4.01(b), no contribution shall automatically be made on behalf of any Employee unless:

(i)            the Employee has received notice of the availability of the election to receive cash; and

(ii)           the Employee has a reasonable period before the cash is currently available to make the election.

At least 30 days, but not more than 90 days, before the beginning of each Plan Year commencing on or after January 1, 2008, the Company will provide each Participant who does not have an affirmative election in effect (a “Covered Employee”) a comprehensive notice of the Participant's rights and obligations under this Section 4.01(b).  If an Early Entrant becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Early Entrant becomes a Covered Employee but not later than the date the Early Entrant becomes a Covered Employee.  The notice will describe:

(a)           The amount of Basic Pay Deferral Contributions that will be made on the Covered Employee’s behalf under this Section 4.01(b) in the absence of an affirmative election;

(b)           The Covered Employee’s right to elect to have no Basic Pay Deferral Contributions made on his or her behalf or to have a different amount of Basic Pay Deferral Contributions made;

(c)           How Basic Pay Deferral Contributions made under this Section 4.01(b) will be invested in the absence of the Covered Employee’s investment instruction; and

(d)           The Covered Employee’s right to make a withdrawal of Basic Pay Deferral Contributions made under this Section 4.01(b) and the procedures for making such a withdrawal.

Effective for Plan Years commencing on or after January 1, 2008, no later than 90 days after Basic Pay Deferral Contributions are first withheld from a Covered Employee’s Compensation under this Section 4.01(b), the Covered Employee may request a distribution of his or her Basic Pay Deferral Contributions.  No spousal consent is required for a withdrawal under this Section 4.01(b).  The amount to be distributed from the Plan upon the Covered Employee’s request is equal to the amount of Basic Pay Deferral Contributions made through the earlier of (a) the pay date for the second payroll period that begins after the Covered Employee’s withdrawal request and (b) the first pay date that occurs after 30 days after the Covered Employee’s request plus attributable earnings through the date of distribution.  Any fee charged to the Covered Employee for the withdrawal hereunder may not be greater than any other fee charged for a cash distribution.  Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Basic Pay Deferral Contributions made on the Covered Employee’s behalf as of the date specified in the next preceding sentence.

Basic Pay Deferral Contributions distributed pursuant to this Section 4.01(b) are not counted towards the dollar limitation contained in IRC Section 402(g) nor for the test described in Section 5.03.  No First Tier Match or Second Tier Match that might otherwise be allocated to a Covered Employee’s account on behalf of Basic Pay Deferral Contributions will be allocated to the extent the Covered Employee withdraws such Basic Pay Deferral Contributions pursuant to this Section 4.01(b), and any First Tier Match or Second Tier Match already made on account of Basic Pay Deferral Contributions that are later withdrawn pursuant to this Section 4.01(b) will be forfeited.

4.02                        Roth Elective Deferral Contributions

Subject to the limitations set forth in Section 5, the Plan will accept Roth Elective Deferral Contributions made on behalf of Participants.  A Participant’s Roth Elective Deferral Contributions will be allocated to a separate account maintained for such deferrals as described in Section 6.04.  A “Roth Elective Deferral Contribution” means an elective deferral contribution that is:

(a)                                  Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral Contribution that is being made in lieu of all or a portion of the Basic Pay Deferral Contributions or Supplemental Pay Deferral Contributions the Participant is otherwise eligible to make under the Plan; and

(b)                                 Treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

Unless specifically stated otherwise, a Roth Elective Deferral Contribution will be treated the same as the Basic Pay Deferral Contribution or Supplemental Pay Deferral Contribution which it replaces, including, but not limited to, for purposes of Section 3, this Section 4 and Section 5.  An election to make a Roth Elective Deferral Contribution shall be made in accordance with rules established by the Committee.

Any Roth Elective Deferral which a Participant elects to invest in the Aon Common Stock ESOP, shall first be contributed to the Savings Trust and then be immediately transferred to the ESOP Trust.

4.03                        Basic Employee After-tax Contributions

Subject to the limitations set forth in Section 5, a Participant who is not a Highly Compensated Employee may contribute to the Trustee for any Plan Year, through payroll deduction, an amount not less than 1% nor more than 6% of Compensation for the Plan Year.  Any Basic After-Tax Contributions which a participant elects to invest in the Aon Common Stock ESOP, shall first be contributed to the Savings Trust and then be immediately transferred to the ESOP Trust.

4.04                        Supplemental Contributions

A Participant who is not a Highly Compensated Employee and who is making the maximum Basic Pay Deferral Contribution or Basic Employee After-tax Contribution, or both, for a Plan Year, as set forth in the foregoing provisions of this Section 4, may make, in addition to such contributions, Supplemental Contributions to the Plan in amounts that, when combined with Basic Pay Deferral Contributions and Basic Employee After-tax Contributions, total not more than 25% of Compensation for that year provided that contributions made on an after-tax basis total not more than 16% of Compensation for that year.

Supplemental Contributions may be made on a before-tax basis or an after-tax basis or any combination thereof elected by the Participant.  Any election pursuant to this Section 4.04 shall be submitted to the Committee prior to the pay period for which it is to take effect.  Supplemental Contributions made on a before-tax basis shall be referred to herein as “Supplemental Pay Deferral Contributions.”  Supplemental Contributions made by or on behalf of a Participant on an after-tax basis are referred to as “Supplemental Employee After-tax Contributions.”

A Participant who is a Highly Compensated Employee who is electing to make the maximum Basic Pay Deferral Contribution for a Plan Year, as set forth in the foregoing provisions of this Section 4, may elect to make, in addition to such contributions, Supplemental Pay Deferral Contributions in an amount not less than 1% nor more than 6% of Compensation for that year.

4.05                        Rollover Contributions

Any amount that is an eligible rollover distribution within the meaning of Section 402(c)(4) of the IRC may be contributed to this Plan by an Employee on or before the 60th day following the receipt by the Employee of such distribution from an employer’s trust, annuity plan, individual retirement account, individual retirement annuity, annuity contract under Section 403(b) of the IRC or eligible deferred compensation plan described in Section 457(b) of the IRC.  Alternatively, an eligible rollover distribution may be transferred at the direction of the employee directly to the Savings Trust or the ESOP Trust from any plan, account, contract or annuity described above.

4.06                        Roth Rollover Contributions

Notwithstanding Section 4.05, the Plan will accept a Roth rollover contribution to a Roth Rollover Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the IRC and only to the extent the rollover is permitted under the rules of Section 402(c) of the IRC.

4.07                        Characterization of After-tax Contributions

For any Plan Year, until the Anniversary Date of such Plan Year, after-tax contributions made in that Plan Year shall be deemed to be Supplemental Employee After-tax Contribution until and unless matched on the Anniversary Date of such Plan Year.

4.08                        Changes in Rate

In such form and in such manner as the Committee may prescribe, a Participant may elect to change the rate of Basic Pay Deferral Contributions, Basic Employee After-tax Contributions, or Supplemental Contributions.  Such change shall be effective as soon as administratively convenient thereafter.

The rate must be expressed as a full percentage point of Compensation (i.e., 1%, 2%, etc.)

4.09                        Catch-Up Contributions

Participants who are eligible to make Basic Pay Deferral Contributions and who have attained age 50 before the end of the Plan Year may make catch-up contributions in accordance with, and subject to the limitations of Section 414(v) of the IRC.  Such catch-up contributions will not be subject to the limitations set forth in Sections 5.02, 5.04(b) or 19.06.  If such contributions are made, the Plan shall not be treated as failing to meet the requirements of Sections 401(k)(3), 401(k)(11), 401(k) (12), 410(b) or 416 of the IRC.  Any catch-up contributions which a Participant elects to invest in the Aon Common Stock ESOP, shall first be contributed to the Savings Trust and then be immediately transferred to the ESOP Trust.  In addition, no matching contribution will be made with respect to any contributions treated as a catch-up contribution under this Section 4.09.  In order to clarify the meaning of the immediately preceding sentence, matching contributions will only be made with respect to pre-tax contributions which are not in excess of any “statutory limit” or “employer-provided limit” (as those terms are defined in Treasury Regulation Section 1.414(v)-1(b)), and any matching contribution made on pre-tax contributions in excess of the “ADP limit” (as that term is defined in Treasury Regulation Section 1.414(v)-1(b)) shall be forfeited.

SECTION 5

Limitations on Compensation, Contributions and Allocations

5.01                        Restrictions and Limitations on Pay Deferral Amounts

Basic Pay Deferral Contributions, Basic Employee After-tax Contributions and Supplemental Contributions shall be subject to the following restrictions and limitations:

(a)                                  A Participant may elect to change the rate of his Basic or Supplemental Pay Deferral Contributions or his Basic and Supplemental Employee After-tax Contributions.  Such election shall become effective as soon as administratively convenient after receipt thereof by the Committee.

(b)                                 Basic and Supplemental Pay Deferral Contributions and Basic and Supplemental Employee After-tax Contributions must be expressed as a full percentage point of Compensation.

(c)                                  No Compensation reduction election under Section 4 shall apply to a terminated or retired Participant in respect to any Compensation paid to him (whether in the form of severance pay or otherwise) subsequent to the Valuation Date used to determine the balances of his separate accounts for the purpose of making the final distribution to him.

5.02                        Limitations on Pay Deferral Amounts under Section 402(g)

It is intended that this cash or deferred arrangement shall comply with the excess deferral limitations set forth in Section 402(g) of the IRC, as adjusted for cost of living ($16,500 for 2009).  If it appears prior to the end of the Plan Year that the required limitations of Section 402(g) of the IRC will not be complied with, the Committee may reduce the future Basic and Supplemental Pay Deferral Contributions of any Participant in order to comply with such limitations.   To the extent that Basic and Supplemental Pay Deferral Contributions have actually been made to the Plan in an amount which exceeds the limitation described in the preceding sentence when combined with salary reduction contributions made by the Participant to plans not sponsored by the Company (“Excess Deferrals”), the Participant may correct the Excess Deferrals by taking the following steps:

(a)                                  After the Plan Year.  No later than March 1 following the Plan Year, the Participant must notify each plan under which the deferrals were made of the amount of the Excess Deferrals received by that plan.  No later than the immediately following April 15, the Plan shall distribute to such Participant the Excess Deferral made to the Plan, plus any income allocable thereto, for which the Participant properly notified the Committee.  In addition, any Company matching contribution attributable to the Excess Deferral, plus any income allocable thereto, shall be distributed to such Participant to the extent he is vested in such amounts.  If the Employee is not vested in the Company matching contribution, such

Company matching contribution, plus any income allocable thereto, shall be forfeited.

(b)                                 During the Plan Year.  The Plan shall make a corrective distribution during the Plan Year of any Excess Deferrals made to the Plan with respect to such year, provided the Excess Deferral is properly designated, the corrective distribution is made after the date on which the Plan received the Excess Deferral and the Plan designates the distribution as a distribution of an Excess Deferral.  In addition, any Company matching contribution attributable to the Excess Deferral, plus any income allocable thereto, shall be distributed to such Employee to the extent he is vested in such amounts.  If the Employee is not vested in the Company matching contribution, such Company matching contribution, plus any income allocable thereto, shall be forfeited.

(c)                                  The designation required under Section 5.02(a) or (b), as the case may be, shall specify the extent to which any such Excess Deferrals are comprised of Roth Elective Deferral Contributions.  In the event a Participant does not provide proper designation, the Participant shall be deemed to have designated the distribution to the extent the Participant has Excess Deferrals for the Plan Year calculated by taking into account only elective deferrals under the Plan and other plans of the Company.  Further, if the Participant does not designate which type of elective deferrals are to be distributed, the Plan will distribute them in the following order: Supplemental Pay Deferral Contributions which are not Roth Elective Deferral Contributions, Basic Pay Deferral Contributions which are not Roth Elective Deferral Contributions, Supplemental Pay Deferral Contributions which are Roth Elective Deferral Contributions, then Basic Pay Deferral Contributions which are Roth Elective Deferral Contributions.

(d)                                 The Participant must notify the Committee in writing if (i) elective deferrals are being made on his behalf under Section 402(g)(3) of the IRC by any employer which is not within the Aon Group, or (ii) his taxable year is a year other than the calendar year.

5.03                        Limitations on Pay Deferral Amounts of Highly Compensated Employers.

Basic and Supplemental Pay Deferral Contributions made on behalf of any Highly Compensated Employees shall satisfy one of the deferral percentage tests set forth in (a) below.  If they do not, then they shall be reduced as provided in (b) and (c) below:

(a)                                  For a Plan Year, the Actual Deferral Percentage of all eligible Participants who are Highly Compensated Employees shall not exceed the greater of:

(i)                                     The Actual Deferral Percentage for the Plan Year for all Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(ii)                                  The Actual Deferral Percentage for the Plan Year for all Participants who are Non-Highly Compensated Employees multiplied by two (2.0) and the Actual Deferral Percentage for the Plan Year for the eligible Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for the Plan Year for all other eligible Participants who are Non-Highly Compensated Employees by more than two percentage points.

(b)                                 If the Committee determines in its sole discretion that the Basic and Supplemental Pay Deferral Contributions that would be made on behalf of any Highly Compensated Employees would not satisfy one of the deferral percentage tests set forth in (a) above for any Plan Year (“Excess Contributions”), the Basic and Supplemental Pay Deferral Contributions elected by the affected Participant whose Basic and Supplemental Pay Deferral Contributions is the highest amount shall be reduced prospectively to the extent necessary to enable the Plan to pass the deferral percentage tests in (a) above, or to cause such Participant’s Basic and Supplemental Pay Deferral Contributions to equal that of the next highest Participant.  This process shall be repeated until one of the deferral percentage tests set forth in (a) above would be met for the Plan Year.

(c)                                  To the extent that Excess Contributions have actually been made to the Plan on behalf of any Highly Compensated Employee, such Excess Contributions (and any investment experience allocable thereto) shall be determined and distributed to such Highly Compensated Employee in the following manner:

(i)                                     The Committee will calculate the dollar amount of Excess Contributions for each affected Highly Compensated Employee in a manner described in Section 401(k)(8)(B) of the IRC and Treasury Regulation Section 1.401(k)-1(f)(2).  To do so, the Committee will reduce the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent necessary to (i) enable the Plan to satisfy (a) above, or (ii) cause such Participant’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.  This process will be repeated until the Plan would satisfy (a) above. However, rather than distributing this amount to each affected Highly Compensated Employee in the order of these employees’ Actual Deferral Ratios, these amounts will be aggregated and distributed pursuant to step (iii) below.

(ii)                                  The Committee will determine the total of the dollar amounts calculated in step (i) above.

(iii)                               The Supplemental (and to the extent necessary, Basic) Pay Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Basic and Supplemental Pay Deferral Contributions will be reduced by the amount required to cause that Highly Compensated Employee’s Basic and Supplemental Pay Deferral Contributions to equal the dollar amount of the Basic and Supplemental Pay Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Basic and Supplemental Pay Deferral Contributions.  This amount will then be distributed to the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount will be distributed.

(iv)                              If the total amount distributed is less than the total Excess Contributions, step (iii) is repeated.

(d)                                 For purposes of this Section 5.03, “Actual Deferral Percentage” means the average of the Actual Deferral Ratios, calculated separately for each Participant in the relevant group.  For these purposes, an “Actual Deferral Ratio” means the ratio of:  (i) the Basic and Supplemental Pay Deferral Contributions and QMACs or QNCs (if any) made to the Plan on behalf of the Participant during the Plan Year, to (ii) the Compensation of such Participant for the Plan Year.  The Actual Deferral Ratio for a Participant who elects no Basic and Supplemental Pay Deferral Contributions or for whom no QMACs or QNCs are allocated shall be zero.

(e)                                  Any vested First Tier Match or Second Tier Match contributions credited to a Participant’s Company Contribution Account which are attributable to the amounts distributed pursuant to (c) above, plus any income allocable thereto (as determined in accordance with Section 5.05(d), shall be distributed to such Participant

(f)                                    If the Participant does not designate which type of elective deferrals are to be distributed pursuant to Section 5.03(c), the Plan will distribute them in the following order: Supplemental Pay Deferral Contributions which are not Roth Elective Deferral Contributions, Basic Pay Deferral Contributions which are not Roth Elective Deferral Contributions, Supplemental Pay Deferral Contributions which are Roth Elective Deferral Contributions, then Basic Pay Deferral Contributions which are Roth Elective Deferral Contributions.

5.04                        Adjustments in Company Matching Contributions and in Participant Contributions

The First Tier Match, Second Tier Match and Basic Employee After-tax Contributions to be made on behalf of any Highly Compensated Employees shall satisfy one of the contribution percentage tests set forth in (a) below.  If they do not, then they shall be reduced as provided in (b) and (c) below:

(a)                                  For any Plan Year, the Actual Contribution Percentage of all Participants who are Highly Compensated Employees must not exceed the greater of:

(i)                                     The Actual Contribution Percentage for the prior Plan Year for all Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(ii)                                  The Actual Contribution Percentage for the prior Plan Year for all Participants who are Non-Highly Compensated Employees multiplied by two (2.0) and the Actual Contribution Percentage for the prior Plan Year for the eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for the prior Plan Year for all other eligible Participants who are Non-Highly Compensated Employees by more than two percentage points.

(b)                                 If the First Tier Match, Second Tier Match and Basic Employee After-tax Contributions (collectively, the “ACP Contribution”) that would be made on behalf of any Highly Compensated Employees would not satisfy one of the contribution percentage tests set forth in (a) above for any Plan Year (hereinafter referred to as “Excess Aggregate Contributions”), the Basic Employee After-tax Contributions made on behalf of the affected Participant whose Actual Contribution Ratio is the highest shall be suspended or reduced prospectively to the extent necessary to enable the Plan to pass the contribution percentage tests in (c) above, or to cause such Participant’s Actual Contribution Ratio to equal that of the next highest Participant.  This process shall be repeated for the individual with the next highest Actual Contribution Ratio until one of the contribution percentage tests set forth in (a) above would be met for the Plan Year.

(c)                                  To the extent that Excess Aggregate Contributions have actually been made to the Plan on behalf of any Highly Compensated Employee, such Excess Aggregate Contributions (and any investment experience allocable thereto) shall be determined and distributed to such Highly Compensated Employees in the following manner:

(i)                                     The Committee will calculate the dollar amount of Excess Aggregate Contributions for each affected Highly Compensated Employee in a manner described in Section 401(m)(6) of the IRC and Treasury Regulation Section 1.401(m)-1(e)(2).  To do so, the

Committee will reduce the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio to the extent necessary to (i) enable the Plan to satisfy subsection (a), or (ii) cause such Participant’s Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.  This process will be repeated until the Plan would satisfy subsection (a). However, rather than distributing this amount to each affected Highly Compensated Employee in the order of these employees’ Actual Contribution Ratios, these amounts will be aggregated and distributed pursuant to step (iii) below.

(ii)                                  The Committee will determine the total of the dollar amounts calculated in step (ii) above.

(iii)                               The ACP Contribution of the Highly Compensated Employee with the highest dollar amount of ACP Contributions (and any QMACs, QNCs or Basic Pay Deferral Contributions taken into account in computing Actual Contribution Percentages) will be reduced by the amount required to cause that Highly Compensated Employee’s ACP Contribution (and any QMACs, QNCs or Basic Pay Deferral Contributions taken into account in computing Actual Contribution Percentages) to equal the dollar amount of the ACP Contribution (and any QMACs, QNCs or Basic Pay Deferral Contributions taken into account in computing Actual Contribution Percentages) of the Highly Compensated Employee with the next highest dollar amount of ACP Contributions (and any QMACs, QNCs or Basic Pay Deferral Contributions taken into account in computing Actual Contribution Percentages).  This amount will then be distributed to the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount will be distributed.   To the extent permitted by law, reductions under this Section 5.04(c) shall be made first against Basic Employee After-tax Contributions, if any.

(iv)                              If the total amount distributed is less than the total Excess Aggregate Contributions, step (iii) is repeated

(d)                                 For purposes of this Section 5.04, “Actual Contribution Percentage” means the average of the Actual Contribution Ratios, calculated separately for each Participant in the relevant group.  For these purposes, an “Actual Contribution Ratio” is the ratio of:  (i) the First Tier Match and Second Tier Match contributions, Basic and Supplemental Employee After-tax

Contributions and QMACs and QNCs (if any) made to the Plan on behalf of the Participant during the Plan Year, to (ii) the Compensation of such Participant for the Plan Year.  The Actual Contribution Ratio for a Participant for whom no First Tier Match and Second Tier Match contributions, Basic or Supplemental Employee After-tax Contributions or QMACs and QNCs are allocated shall be zero.

5.05                        Special Rules

For purposes of this section the following special rules shall apply.

(a)                                  The term “Compensation” shall mean any definition of compensation as defined under Section 414(s) of the IRC and the regulations thereunder; provided, the applicable period for purposes of Section 414(s) shall be the Plan Year.  Such compensation shall be measured only during the portion of the Plan Year during which the Employee is eligible to Participate in the Plan.

(b)                                 The Company may elect, subject to the IRC rules and regulations:

(i)                                     To the extent necessary in meeting the deferral percentage test under Section 5.03(a) above, to include matching Company contributions and nonelective Company contributions which meet the Plan distribution and 100% vesting rules for Pay Deferral Contributions as provided in IRC regulations and thus constitute qualified matching contributions (“QMACs”) and qualified nonelective contributions (“QNCs”).  Such matching and nonelective contributions must meet the general nondiscrimination requirements of the Section 401(a)(4) of the IRC as regards Highly Compensated Employees both after including and after excluding any QMAC or QNC portion thereof, and any QMAC or QNC portion may not be taken into account in determining whether any other contributions or benefits provided under the Plan generally discriminate as regards Highly Compensated Employees.  Any QMACs so taken into account may be taken into account again under Paragraph (ii), below, as appropriate.

(ii)                                  To the extent necessary in meeting the contribution percentage test under Section 5.04(a), above as applied to First Tier Match and Second Tier Match contributions and Basic Employee After-tax Contributions, to include Pay Deferral Amounts, plus QNCs which meet the Plan distribution and 100% vesting rules for Pay Deferral Amounts, subject to the rules under Paragraph (i), above, as applicable under IRC rules and regulations.

(iii)          As permitted under Paragraphs (i) and (ii), above, to make an additional QNC on behalf of each Participant who is not a Highly Compensated Employee.  Such contribution may be, but need not be, a uniform percentage of Compensation for each such Participant and shall be allocated to his appropriate account or sub-account within the time period required by any applicable law or regulations.  A Participant may not elect to receive any portion of such additional contribution as current Compensation.  In lieu of making all or a portion of the additional QNC described in this Paragraph (iii), the Company may elect to have matching contributions on behalf of Participants who are not Highly Compensated Employees, be QMACs.  Any such QNC or QMAC shall be allocated each such Participant’s appropriate account or sub-account, and shall be separately accounted for.

(iv)                              QMACs or QNCs may be included to meet the deferral percentage test under Section 5.03(a) only if such QMACs and QNCs meet the requirements of Treasury Regulations Section 1.401(k)-2(a)(6).  Elective contributions and QNCs may be included to meet the contribution percentage test under Section 5.04(a) only if they meet the requirements of Treasury Regulations Section 1.401(m)-2(a)(6).

(c)                                  Two correction rules shall apply as set forth below:

(i)                                     The general rule for the order in which amounts are to be distributed is:

(A)                              Excess Deferrals.

(B)                                Excess Contributions.

(C)                                Excess Aggregate Contributions.

(ii)                                  QNCs, QMACs, the recharacterization method, the corrective distribution method, or a combination of these methods may be used to avoid or correct excess contributions or Excess Aggregate Contributions.

(d)                                 Effective for distributions made with respect to Plan Years beginning on or after January 1, 2008, the income and loss allocable to Excess Deferrals which are distributed under Section 5.02, Excess Contributions which are distributed under Section 5.03 or Excess Aggregate Contributions which are distributed under Section 5.04 shall include the income or loss on such contributions for the Plan Year in which such contributions were made.  For purposes of determining income and loss allocable to Excess Deferrals which are distributed under Section 5.02, the Plan may use any method permitted under Treasury Regulations Section 1.402(g)-1(e)(5).  For purposes of determining income and loss allocable to Excess Contributions which are distributed under Section 5.03, the Plan may use any method permitted under Treasury Regulations Section 1.401(k)-2(b)(2)(iv).  For purposes of determining income and loss allocable to Excess Aggregate Contributions which are distributed under Section 5.04, the Plan may use any method permitted under Treasury Regulations Section 1.401(m)-2(b)(2)(iv).

(e)                                  Any distributions made pursuant to Sections 5.02, 5.03 or 5.04, including income thereon, shall, insofar as administratively convenient, be made or reallocated before the close of the first two and one-half (2-1/2) months of the following Plan Year, and shall in all events be distributed no later than the last day of such Plan Year.  QMACs and QNCs properly taken into account may permit avoidance of Excess Contributions or Excess Aggregate Contributions even if such contributions are made after the close of such two and one-half (2-1/2) month period

SECTION 6

Allocation of Trust Funds

6.01                        Company Contribution Account

The Committee shall maintain a separate account in the name of each Participant, to be known as the “Company Contribution Account.”  The Committee shall post to such account of each Participant the following:

(a)                                  First Tier Match.  Such Participant’s share of the First Tier Match for the Plan Year, described in Section 3.02(c);

(b)                                 Second Tier Match.  Such Participant’s share of the Second Tier Match for the Plan Year, described in Section 3.02(d) if determined by the Board to be made to the Savings Trust.

(c)                                  Any forfeitures chargeable to his account, net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.02                        Aon Retirement Account and Allocation of Forfeitures

The Committee shall maintain a separate account in the name of each Participant, to be known as the “Aon Retirement Account.”  The Committee shall post to such account of each Participant his share of the Retirement Plan Contributions, charge any forfeitures attributable to the account, make the net earnings and valuation adjustments required under Section 12.01, and charge any withdrawals or other payments made from the account.

6.03                        Basic Pay Deferral Account

The Committee shall also maintain a separate account in the name of each Participant, to be known as the “Basic Pay Deferral Account,” and the Committee shall post to such account of each Participant the following:

(a)                                  Such Participant’s share of Company contributions described in Section 4.01 which shall be equal to the Basic Pay Deferral Contribution.

(b)                                 Any net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.04                        Roth Elective Deferral Account

The Committee shall maintain a separate account in the name of each Participant, to be known as the “Roth Elective Deferral Account”, and the Committee shall post to such account of each Participant the following:

(a)                                  Such Participant’s Roth Elective Deferral Contributions described in Section 4.02, including both the Participant’s Roth Basic Pay Deferral Contributions and Roth Supplemental Pay Deferral Contributions.

(b)                                 Any net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.05                        Basic Employee After-tax Contribution Account

The Committee shall also maintain an account in the name of each Participant to be known as the “Basic Employee After-tax Contribution Account,” which shall be divided into two sub-accounts for contributions and earnings thereon made (i) before and (ii) on or after January 1, 1987.  The Committee shall post to such account for each Participant the following:

(a)                                  All Basic Employee After-tax Contributions made by such Participant pursuant to Section 4.03;

(b)                                 Any net earnings and valuation adjustments resulting from the operation of Section 12.01 and withdrawals or other payments chargeable to such account.

(c)                                  The amount from each Participant’s former mandatory contribution account.

6.06                        Supplemental Employee After-tax Contribution Account

The Committee shall also maintain a separate account in the name of each Participant, to be known as the “Supplemental Employee After-tax Contribution Account.”  The Committee shall post to the account of each Participant the following:

(a)                                  Supplemental Employee After-tax Contributions described in Section 4.04;

(b)                                 Any net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.07                        Supplemental Pay Deferral Contribution Account

The Committee shall also maintain a separate account in the name of each Participant, to be known as the “Supplemental Pay Deferral Contribution Account.”  The Committee shall post to the account of each Participant the following:

(a)                                  Supplemental Pay Deferral Contributions described in Section 4.04;

(b)                                 Any net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.08                        Rollover Contribution Account

The Committee shall also maintain an account in the name of each Participant to be known as the “Rollover Contribution Account,” and the Committee shall post to such account of each Participant the following:

(a)                                  such Participant’s share of contributions described in Section 4.05;

(b)                                 any net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.09                        Roth Rollover Contribution Account

The Committee shall maintain a separate account in the name of each Participant, to be known as the “Roth Rollover Contribution Account,” and the Committee shall post to such account of each Participant the following:

(a)                                  Such Participant’s share of contributions described in Section 4.06.

(b)                                 Any net earnings and valuation adjustments resulting from the operation of Section 12.01 and any withdrawals or other payments chargeable to his account.

6.10                        Aon Common Stock ESOP

The Committee shall also maintain an account with respect to contributions made pursuant to an ESOP Fund described in Section 22.01 and the Aon Common Stock ESOP described in Section 23.01.

6.11                        Records and Accounting

Books of account, forms, and accounting methods used in the administration of the Plan shall be subject in all respects to the supervision of the Committee, and if at any time the Committee shall determine that the accounting methods are not fair and equitable to all Participants, the Committee shall have the right to make whatever adjustments are necessary in the accounting methods to carry out this Agreement.  In the event an erroneous amount is posted to a Participant’s account for any year, the Committee may, at the time such error is discovered, correct such error by making such adjustments in allocating contributions, forfeitures, and earning and valuation adjustments as they may deem fair and equitable, without the necessity of making retroactive adjustments in the accounts of Participants.  The Committee shall furnish each Participant a record of his account.

6.12                        Determination of Compensation

The Companies shall furnish to the Committee information as to the Compensation and contributions of a Participant for each Plan Year, and, for the purposes of this Agreement, the Committee shall accept such information furnished by the Companies as correct, and the amount of the Compensation and contributions as so certified to the Committee by the Companies shall be binding and conclusive on all persons whomsoever, unless a Participant files a written objection with the Committee as to the Compensation or contributions so certified within thirty (30) days from the date he has been notified thereof.

6.13                        Designation of Beneficiary

(a)                                  Spouse as Beneficiary.  Each Participant shall have the right to designate a Beneficiary or Beneficiaries who are entitled to receive benefits in case of the Participant’s death.  If more than one Beneficiary is named, the Participant may select the percentage to be received by each Beneficiary, but if the percentage is not indicated, the Beneficiaries shall share equally.  The Participant shall have the right at any time prior to final distribution of his accounts to change the Beneficiary or Beneficiaries theretofore designated by him by filing a new designation; provided, however, that such Beneficiary shall be deemed to be the surviving spouse of such Participant unless a spousal consent under Subsection (b) has been signed by the surviving spouse.  Each such new designation shall completely revoke all designations previously filed by the same Participant.  All designations shall be in writing and filed with the Committee and may be included in the Agreement of Participation and Designation of Beneficiary, or in such other form or forms as the Committee shall require.

(b)                                 Consent.  Any designation of a Beneficiary other than his spouse by the Participant shall not take effect unless the spouse consents to such designation.  Such consent shall be irrevocable and must acknowledge the effect of the designation, shall be a consent to a specific Beneficiary and to a specific form of benefit, and be witnessed by a Plan representative or a notary public.  Any consent shall be effective only as to such spouse.  Such designation of a Beneficiary shall take effect without the spousal consent only if it is established to the satisfaction of a Plan representative that the consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

(c)                                  Beneficiary designation under merged plans.  Any designation of a beneficiary executed under a plan merged into the Plan (except the Aon Employee Stock Ownership Plan) will be considered to be a beneficiary designation under the Plan (including ESOP Accounts).  If a subsequent designation is executed under the terms of the Plan (after a plan merger), that subsequent beneficiary designation will completely revoke all designations previously filed by the same Participant.

In the case of the Aon Employee Stock Ownership Plan, a designation of a beneficiary executed before the merger of the Aon Employee Stock Ownership Plan into the Plan, shall apply solely to the ESOP Account, until the Participant executes a new election under the terms of the Plan, which by its terms, will apply to both the Savings Accounts and the ESOP Account.

(d)                                 Failure to designate Beneficiary.  If a participant has not designated a beneficiary under the terms of a merged plan, nor designated a beneficiary under the terms of the Plan, that Participant’s account balance will be distributed in accordance with the terms of the Plan.

SECTION 7

Investments

7.01                        Investment Funds

Except as otherwise provided in Section 7.03 and Sections 22 through 25, deposits to the Savings Accounts and Aon Retirement Account and earnings thereon shall be invested as directed by each Participant or Beneficiary of a deceased Participant in one or more Investment Funds which have been selected by the Investment Committee.  Investment Funds, except to the extent required under the terms of this Plan, may be added or terminated from time to time at the option of the Investment Committee.

7.02                        Investment Elections

Each Participant shall, upon becoming a Participant, and from time to time thereafter, instruct the Trustees as to his investment selections and shall receive confirmation of same.  The Participant may select one or more Investment Funds in which to invest amounts in such Participant’s Savings Accounts and Aon Retirement Account and may invest these amounts in such multiples as have been established by the Investment Committee, and will continue to be invested as such until a new designation has been received and confirmed by the Committee.  The investment selection of the Participant shall apply uniformly to the Participant’s Savings Accounts and Aon Retirement Account.

A Participant may elect to transfer all or any portion of the balance in his Savings Accounts and Aon Retirement Account to the Aon Common Stock ESOP in accordance with rules established by the Committee.

7.03                        Investment of Contributions and Lack of Valid Election

In the absence of an affirmative election to the contrary, all amounts contributed to the Plan shall be invested in the short-term investment fund, or other such fund designated by the Investment Committee as the default fund for contributions under the Plan.  If a valid election under Section 7.02 is not made but the Participant or Beneficiary of a deceased Participant has made a valid prior election, then all amounts shall remain in their present fund.  If a Participant, or Beneficiary of a deceased Participant has not made a valid election and no prior valid election is in effect, then all amounts in respect to which a valid election has never been made shall be invested in an investment fund or funds as directed by the Investment Committee.

7.04                        Funds for Investment

Effective for Plan Years beginning on and after January 1, 2003, the Aon Stock Fund shall be converted to a stock bonus plan and an employee stock ownership plan as described in Section 4975(e)(7) of the IRC.  It shall be permitted to incur Acquisition Loans (as described in Section 22.04) pursuant to the provisions of section 4975(e)(7) of the IRC and regulations thereunder, and the provisions of Section 22 shall generally apply to the Aon Stock Fund beginning on or after the date of such conversion

7.05                        Investment of the Separate Funds

Except with respect to the Aon Common Stock ESOP, the Trustees shall have the full power and authority to receive, collect, receipt for, hold, manage and care for all amounts held, paid and contributed to the Investment Funds, and the proceeds thereof and the income and profits therefrom, as a single fund, and to invest and reinvest the same.  The Trustees are further authorized and empowered to sell, exchange, convert, or transfer any property of the Trust containing the assets of the Investment Funds; to sell covered stock options; to retain uninvested for such time as the Trustee deems for the best interest of the Trust any cash held in any separate fund; to exercise or dispose of all rights accruing to the holders of any securities; to join in, by deposit, pledge, or otherwise, any plan of reorganization or other means of protecting and dealing with securities; and to compromise, adjust, and settle, all claims at such amounts and upon such terms as the Trustee deems advisable.

Powers of the Trustee are as set forth in the separate agreement between the Company and the Trustee.  Powers of the ESOP Trustee are as set forth in Section 24 of this Plan.

7.06                        Investments Not Allocated to Separate Accounts

All right, title, and interest in and to the assets and investments held in each Investment Fund, the Self-Directed Investment Account, and the Aon Common Stock ESOP shall be vested in, and reside exclusively in, the Trustee and no Participant shall have any right, title, or interest in or to the assets or investments of any fund except to have the same held, invested, and applied in accordance with the provisions of this agreement.

7.07                        Self-Directed Investment Account

At the discretion of the Investment Committee, there shall be established under this Plan a separate Self-Directed Investment Account for each Participant who elects to utilize such an account.

(a)                                  Fund transfers.  Funds may be transferred from the Participant’s Savings Account to the Self-Directed Investment Account at the direction of the Participant.  Funds in the Self-Directed Investment Account shall be invested by the Trustee in any investment selected by the Participant; provided however, that the Investment Committee may limit the investment alternatives available to Participants.  Notwithstanding the foregoing, funds may not be transferred from the Participant’s Roth Accounts to the Self-Directed Investment Account until such time as determined by the Investment Committee.  The Investment Committee shall notify Participants in a non-discriminatory manner when and to what extent funds held in a Participant’s Roth Accounts may be transferred to a Self-Directed Investment Account.

(b)                                 Investment elections.  Investment elections shall be at the absolute discretion of the Participant and shall be binding upon the Trustee.  Transfers between the Participant’s Savings Account and Self-Directed

Investment Account shall be charged and credited, as appropriate, to each account.  The Self-Directed Investment Account shall be charged or credited, as appropriate, with the net earnings, gains, losses and expenses attributable to such account.

(c)                                  Investment Committee Rules.  The Investment Committee shall establish permissible investment rules for the method and permissible frequency of transfer among accounts, and any other limitations that it sees fit to impose.

(d)                                 Investment Responsibility.  Neither the Investment Committee nor any fiduciary shall have any investment responsibility with respect to Self-Directed Investment Accounts, nor shall the Investment Committee nor any fiduciary be liable for any loss or damage resulting from the investment decisions of the Participant.

(e)                                  Death of Participant.  If the Participant dies before the Self-Directed Investment Account is totally distributed, control over the investment of the Account shall immediately vest in the Beneficiary of the Participant.  If no Beneficiary is designated, control shall immediately vest in the personal representative of the Participant’s estate.

SECTION 8

Provisions Relating to Trustees and the Investment Committee

8.01                        Appointment of Trustee

The Trustee and the ESOP Trustee shall be appointed by the Board, provided, however, that in connection with its appointment of a recordkeeper pursuant to the powers granted to it under Section 9.06, the Investment Committee may also appoint a trustee for assets other than Aon common stock and assets held in the ESOP Account.

All contributions made to the Plan with respect to the Aon Common Stock ESOP, including contributions transferred under Sections 3.02, 4.01, 4.02, 4.03, 4.05 and 4.09 and 14.02, and any forfeitures arising under those Sections, and assets held under the Aon Stock Fund when it was merged into the ESOP Account as of January 1, 2003, will continue to be held, managed and controlled by one or more ESOP Trustees (the “ESOP Trustee”) acting under the trust provisions relating to the Aon Common Stock ESOP (the “ESOP Trust”) and set forth in Section 24, or, if an Institutional Trustee is appointed by the Board of Directors under Section 24, an institutional trustee acting under trust provisions set forth in a separate trust agreement.

The Trustee and the ESOP Trustee shall be appointed by the Board.  The Board shall have the right at any time, and from time to time, to remove any Trustee and any ESOP Trustee.  Each Trustee and each ESOP Trustee shall serve until 60 days after the earlier of (a) the day notice of resignation is given to the Board (or its representative); or (b) the day notice of removal by the Board (or its representative) is given to the Trustee or the ESOP Trustee.  By mutual agreement, the 60-day notice may be waived.  In the event of the death, resignation, or removal of a Trustee or ESOP Trustee acting hereunder, the Board shall appoint a successor to fill the vacancy, and such successor, upon accepting appointment by an instrument in writing delivered to the Board (or its representative) shall, without further action, become vested with all the estate, rights, powers, discretion and duties of the predecessor.

8.02                        Investment Committee

The Board shall appoint an Investment Committee consisting of not less than three (3) nor more than seven (7) members.  Any person appointed shall signify acceptance by filing written confirmation with the Board.  The members of the Investment Committee shall serve without compensation.  The term of the members of the Investment Committee shall commence with the date of appointment and continue at the convenience of the Board.  Any member of the Investment Committee may resign by delivering written resignation to the Board, and such resignation shall become effective at delivery or at any later date specified therein.

8.03                        Duties of Investment Committee

The Investment Committee shall have the discretionary authority to select Investment Funds for the Plan and to add or drop Investment Funds at any time.

8.04                        Meetings and Quorum

The Investment Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.  A majority of the members of the Investment Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Investment Committee at any meeting shall be by the vote of a majority of the members of the Investment Committee present at the meeting.  Actions may be taken by the Investment Committee without a meeting where such actions are consented to in writing by the entire Investment Committee.

8.05                        Allocation of Duties

The Investment Committee, by its action, may allocate its fiduciary responsibilities among its members, and may designate persons other than its members to carry out its fiduciary responsibilities.  The Investment Committee, individual members of the Investment Committee allocated specific fiduciary responsibilities, and persons other than members of the Investment Committee designated to carry out specific fiduciary responsibilities, may employ one or more persons to render advice with respect to their responsibilities.

8.06                        Limitations on Liability

To the extent permitted by law, each member of the Investment Committee, and each employee of the Company who is involved in the work of the Investment Committee, shall be relieved and released from all personal liability by reasons of any act or failure to act on his part with respect to such work, except to the extent such act or failure to act was a result of fraud or gross negligence.

8.07                        Indemnity

Each member of the Investment Committee, and any other employee of the Company involved in the work of the Investment Committee (and his or her respective assigns, heirs, executors and administrators) shall be entitled to be indemnified by Aon against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding or threat thereof, to which he may be made a party by reason of his being involved in the administration of the Plan, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have committed a fraudulent act or omission.  The foregoing right to indemnity shall include reimbursement of the costs and expenses paid in settling any such action, suit or proceeding or threat thereof when it appears to Aon that the person did not commit a fraudulent act or omission.

8.08                        Investment Manager

The Trustee or the Company may delegate the investment powers granted to the Trustee to an investment manager provided such investment manager meets all the requirements set forth in Section 3(38) of ERISA.  In the event of the delegation of their investment powers as above provided, the Trustees shall have no duty or obligation to supervise or control in any way the investments made and shall in no way be liable or responsible on account of any investments made or retained by the investment manager, whether or not such investments are authorized by this Plan, or for any acts or omissions of the investment manager.  Such delegation may apply to any part or all of the Investment Funds.

8.09                        Payment of Costs, Fees and Expenses

Expenses arising from the administration, management and operation of the Plan and the funds described in Section 7, including compensation payable to the Trustee, shall be payable from the fund to which such expenses relate or to which such expenses or a portion thereof are fairly allocable.  In construing the foregoing, the following shall be understood:  (1) expenses incurred in connection with transactions involving the purchase or sale of investments shall be added to the cost of such investment or deducted from the sale price thereof as the case may be; and (2) nothing contained herein shall preclude the Companies, by agreement or otherwise, from paying expenses not attributable to them hereunder.

SECTION 9

Administration Of The Plan

9.01                        Committee

The Board shall appoint a Committee consisting of not less than three (3) nor more than seven (7) members.  Any person appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board.  The members of the Committee shall serve without compensation for their services.  The term of the members of the Committee shall commence with the date of their appointment and continue at the convenience of the Board.  Any member of the Committee may resign by delivering his written resignation to the Board, and such resignation shall become effective at delivery or at any later date specified therein.

9.02                        Duties of Committee

The Committee shall have those duties prescribed to it elsewhere in this Agreement, and shall be responsible for the general administration of the Plan except where duties in connection with such general administration have been prescribed to others under this Agreement.  The Committee shall not incur expenses on behalf of the Plan or Trust except with the consent of Aon.

9.03                        Chairman and Secretary

The members of the Committee shall elect a chairman from their number, and a secretary who may be but need not be one of the members of the Committee.

9.04                        Meetings and Quorum

The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of the members of the Committee present at the meeting.  Actions may be taken by the Committee without a meeting where such actions are consented to in writing by the entire Committee.

9.05                        Allocation of Duties

The Committee, by its action, may allocate its fiduciary responsibilities among its members, and may designate persons other than its members to carry out its fiduciary responsibilities.  The Committee, individual members of the Committee allocated specific fiduciary responsibilities, and persons other than members of the Committee designated to carry out specific fiduciary responsibilities, may employ one or more persons to render advice with respect to their responsibilities

9.06                        Aon

The Investment Committee shall have the responsibility for selecting recordkeepers.  It may also select other providers and arrange for all necessary administrative services in connection with the administration of the Plan.  In accordance with the exercise of such responsibility, Aon may employ a manager for the Plan, clerical help, accountants, investment consultants, management consultants, public relations consultants, attorneys (who may be counsel for Aon) and other individuals as may be necessary.

9.07                        Rules and Interpretation

The Committee may, from time to time, establish rules and procedures for administration of the Plan not inconsistent with the Plan’s provisions, and administer the Plan in accordance with such provisions and such rules and procedures.  The Committee shall have the exclusive right and discretionary authority to construe the terms and provisions of the Plan, including without limitation, the power to construe or interpret disputed, ambiguous or uncertain terms, and such other powers as may be necessary to carry out the provisions of the Plan.  The Committee shall also have the discretionary authority to determine all questions relating to the eligibility of Employees to participate in the benefits of the Plan and the amount of such benefits, and resolve all questions pertaining to the administration, interpretation and application of the Plan provisions.  Actions taken in good faith by the Company, the Committee or an Employer shall be conclusive and binding on all interested parties as to all questions of interpretation and application under this Plan and as to all other matters arising out of the administration thereof, and shall be given the maximum possible deference allowed by the law.  Benefits under this plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

9.08                        Limitations on Liability

To the extent permitted by law, each member of the Committee, and each employee of the Company who is involved in the administration of the Plan, shall be relieved and released from all personal liability by reasons of any act or failure to act on his part with respect to the administration of the Plan, except to the extent such act or failure to act was a result of fraud or gross negligence.

9.09                        Indemnity

Each person named in Section 9.01 (and his respective assigns, heirs, executors and administrators) shall be entitled to be indemnified by Aon against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding or threat thereof, to which he may be made a party by reason of his being involved in the administration of the Plan, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have committed a fraudulent act or omission.  The foregoing right to indemnity shall include reimbursement of the costs and expenses paid in settling any such action, suit or proceeding or threat thereof when it appears to Aon that the person did not commit a fraudulent act or omission.

9.10                        Identity

The Committee shall have authority to determine the identity of the distributees, and in so doing, to act upon such information as, on reasonable inquiry, it may deem reliable with respect to heirship, relationship, survivorship, or any other fact relative to the distributees; the Committee may rely upon any affidavit, certificate, letter, or other paper or document reasonably believed by it to be genuine, and upon any evidence reasonably believed by it to be sufficient; and shall be protected and saved harmless in all payments required to be made hereunder, if made in good faith and without actual notice or knowledge of the changed condition or status of any person receiving payments upon a condition.

9.11                        Automated Voice Response System and Electronic Communications

The Committee may authorize the use of an automated voice response system or electronic communications to allow participants to make elections or to receive information hereunder.  The Committee shall establish procedures necessary for the operation of the automated voice response system or electronic communication system.

SECTION 10

Withdrawals Of Contributions While Employed

10.01                 Withdrawals of Basic Employee After-tax Contributions and Supplemental Employee After-tax Contributions

A Participant whose termination date has not yet occurred may withdraw Basic Employee After-tax Contributions and Supplemental Employee After-tax Contributions, or any part thereof, but only two such withdrawals shall be permitted under this Section 10 in any Plan Year.  A withdrawal under this Section shall not be considered an application for benefits under Section 11.04.  Any withdrawal shall be for at least $1,000 or if less, the balance in such Participant’s Basic Employee After-tax Contribution Account or Supplemental Employee After-tax Contribution Account, or both, if both are affected.

10.02                 Order of Withdrawals

Withdrawals under this Section 10 shall be made in the following order:

(a)                                  Basic and Supplemental Employee After-tax Contributions from the subaccount for contributions made prior to January 1, 1987.

(b)                                 Basic and Supplemental Employee After-tax Contributions from the subaccount for contributions made after December 31, 1986, and earnings thereon, plus earnings on Basic and Supplemental Employee After-tax Contributions from the subaccount for contributions made prior to January 1, 1987.

10.03                 Hardship Withdrawals

Hardship distributions may be made from the Savings Accounts or ESOP Account of a Participant under the circumstances and subject to the limitations set forth in this section.

(a)                                  Eligibility.  A Participant may not make a hardship withdrawal under this Section 10.03 unless such Participant has first taken the maximum available loan under Section 14 of this Plan.  A Participant will not be required to first take a loan if, in the judgment of the Committee, it would be excessively burdensome for the Participant to do so.

(b)                                 Condition of Hardship.  For the purposes of this Section, a hardship shall mean financial needs of a Participant which are immediate and heavy and which cannot be satisfied by the Participant from other reasonably available resources.  For example, an immediate and heavy financial need shall be deemed to exist if funds are needed for one of the following reasons:

(i)            expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the IRC (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)           costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)          payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Section 152 of the IRC, and without regard to Section 152(b)(1), 152(b)(2) or 152(d)(1)(B) of the IRC);

(iv)          payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v)           payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the IRC, and without regard to Section 152(d)(1)(B) of the IRC);

(vi)          expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deductions under Section 165 of the IRC (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii)         a “qualified hurricane distribution” (as such term is defined in Section 1400Q of the IRC) related to Hurricane Katrina.”

(c)                                  Request for Payment.  In case of a condition of hardship, a Participant may request in writing to the Committee payment from such Participant’s Basic Pay Deferral Account, Rollover Account, Basic Employee After-tax Contribution Account, Supplemental Pay Deferral Account, Supplemental Employee After-tax Contribution Account, Roth Elective Deferral Account, Roth Rollover Contribution Account, and Qualified Nonelective Contributions credited to a Participant’s account before January 1, 1989.  In addition, an amount equal to 50% of the vested portion of the balance in such Participant’s Company Contribution Account may be distributed in the event of hardship (or such lesser amount as is necessary to meet the immediate and heavy financial need created by the hardship and not reasonably available from other resources).  Such request shall be in writing and shall set forth all the applicable facts.  A Participant’s interest in the Aon Common Stock ESOP shall be used in determining the amount available for hardship withdrawals.  The portion of a Participant’s interest in the Aon Common Stock ESOP shall be charged pro rata against the Participant’s Savings Account and ESOP Account and further, pro rata against each Investment Fund in which such Account is invested for such withdrawal.  Hardship withdrawals from the Participant’s Roth Accounts shall be charged only against his Roth Accounts, and withdrawals from the Participant’s other Savings Accounts shall in no event be charged against his Roth Accounts.

(d)                                 Objective Standards.  Subject to the approval of the Committee, there shall be paid to such Participant such amounts as the Committee determines is necessary to alleviate such hardship.  Consent to the withdrawal shall be given by the Committee if the Committee finds an immediate and heavy financial need and that the distribution is necessary in light of the standards set forth in the regulations and rulings of the Secretary of the Treasury or his delegate.

(e)                                  Order of Payment.  Payments to a Participant under this Section from his Roth Accounts shall be charged first to his Roth Rollover Contribution Account and then to his Roth Elective Deferral Account.  Payments to a Participant under this Section from the Participant’s other Savings Accounts shall be charged to the Accounts in the following order:  Supplemental Employee After-tax Contribution Account; Basic Employee After-tax Contribution Account; Rollover Contribution Account; Supplemental Pay Deferral Account; Basic Pay Deferral Account; Company Contribution Account.  If any payment is comprised of an Account invested in the Aon Common Stock ESOP, the Participant will receive cash.  A Participant’s interest in the Aon Common Stock ESOP shall be used in determining the amount available for hardship withdrawals.  The portion of a Participant’s interest in the Aon Common Stock ESOP shall be charged pro rata against the Participant’s Savings Account and ESOP Account and further, pro rata against each Investment Fund in which such Account is invested for withdrawal.

(f)                                    Limitation on Withdrawals.

(i)                                     In no event shall the total of the amounts paid to a Participant under this Section from his Roth Accounts exceed the balance in such Participant’s Roth Accounts, and amounts in a Participant’s Roth Accounts shall not be used in determining the amount available for hardship withdrawals from his other Savings Accounts.  In no event shall the total of the amounts paid to a Participant under this Section from his other Savings Accounts exceed the balance in such Participant’s other Savings Accounts plus 50% of the vested portion of his “Adjusted Company Contribution Account” less the prior withdrawals referred to in the following sentence.  For the purpose of the preceding sentence, a Participant’s “Adjusted Company Contribution

Account” shall be deemed to be the balance in his Company Contribution Account plus all prior withdrawals, except that prior complete withdrawals from a Participant’s Company Contribution Account made in accordance with Section 10.04 or Section 11 shall not be considered.

(ii)           A distribution for financial hardship shall not be made of either earnings subsequent to December 31, 1988, on Basic and Supplemental Pay Deferral Contributions, on amounts in a Participant’s Roth Accounts or, to the extent required under regulations of the IRC, any matching or nonelective Company contributions treated as Pay Deferral Amounts under Section 5.

(g)                                 Withdrawals for Primary Beneficiaries.  Effective January 1, 2008, the Plan permits distributions for expenses described in Treasury Regulation Sections 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively) for a primary beneficiary under the Plan. For this purpose, a “primary beneficiary” under the Plan is an individual who is named as the Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the Participant’s death.

(h)                                 Withdrawals after Termination of Employment.  No withdrawals under this Section 10.03 shall be permitted after termination of employment.

10.04                 Withdrawals on and after Age 59 ½

A Participant who has attained age 59 ½ may elect to make a withdrawal of the entirety, or of any portion, of such Participant’s vested interest in the Plan in the form of a single sum payment; provided, however, that a Participant must make a separate election with respect to a withdrawal of the entirety, or of any portion, of such Participant’s vested interest in the Participant’s Roth Accounts.  Any payment less than the entire balance of the Participant’s vested interest in the Plan (other than the Participant’s Roth Accounts) shall be charged pro rata across each of the Participant’s Accounts, other than the Participant’s Roth Accounts; provided however, such payment shall also be charged pro rata across all investment options except the Self-Directed Investment Account shall be charged last.  Any payment less than the entire balance of the Participant’s vested interest in the Participant’s Roth Accounts shall be charged pro rata across each of the Participant’s Roth Accounts; provided, however, such payment shall also be charged pro rata across all investment options except the Self-Directed Investment Account shall be charged last.  Any withdrawal shall be for at least $1,000, or, if less, the vested aggregate balance in each of the Participant’s Accounts.  No more than two withdrawals are permitted during each Plan Year.

SECTION 11

Withdrawals of Contributions Upon Retirement,

Termination, Death, or Disability

11.01                 Participant Still Employed by Company After Retirement Date

A Participant shall have a 100% vested interest in such Participant’s Savings Accounts, Aon Retirement Account and ESOP Account when such Participant attains Normal Retirement Date.  If the Participant continues in active employment, no distribution shall be made to such Participant (except pursuant to Section 10 or Section 12.05) until termination of employment.

11.02                 Disposition at or After Retirement Date or in Case of Physical or Mental Disability

In the event that at or after Normal Retirement Date a Participant terminates employment with the Companies, or in the event that the employment of any Participant shall, at any time terminate because of permanent physical or mental disability, then the entirety of an individual’s Savings Accounts, Aon Retirement Account and ESOP Account shall be distributed to such Participant, without regard to the provisions for vesting as set forth in Section 13.01 or 13.02, in one or more ways described in Section 12.03.  Permanent physical or mental disability means a physical or mental disability or illness which, in the opinion of a physician approved by the Committee, renders the Participant permanently incapable of performing the duties he was performing for the Companies when such disability began.

11.03                 Disposition Upon the Death of a Participant

The Committee, upon the death of a Participant before termination of employment with the companies or an affiliate, shall direct the distribution of the entirety of the Participant’s Savings Account, Aon Retirement Account and ESOP Account, without regard to the provisions for vesting as set forth in Sections 13.01 or 13.02, to such Participant’s Beneficiary in one or more of the ways described in Section 12.03.  If the Participant has not named a Beneficiary, or if no Beneficiary is living at the death of the Participant, such accounts shall be paid over in one sum to the executor or administrator of the estate of such deceased Participant; provided, that if in such situations the Participant’s spouse survives him then such surviving spouse shall be the Beneficiary.  In the event the Beneficiary dies subsequent to the death of the Participant but prior to the distribution of the entire accounts to the Beneficiary, the balance of the accounts shall forthwith be paid over and delivered to the beneficiary designated by the Beneficiary, or, if there is none, to the executor or administrator of the estate of the deceased Beneficiary.

11.04                 Disposition Upon Termination of Employment Before Reaching Retirement Date

If a Participant shall withdraw from the employ of the Companies prior to attaining Normal Retirement Date, whether because of resignation or discharge, or any reason other than permanent disability, the Committee shall direct the Trustee to pay to such Participant such Participant’s vested interest in such Participant’s individual accounts, as provided in Section 13, in one or more of the ways described in Section 12.03.

11.05                 Termination of this Plan and Disposition Upon Such Termination

Unless otherwise terminated as hereinafter provided in Paragraphs (a), (b), (c), or (d), of this Section 11.05, the non-ESOP portion of this Plan shall continue in perpetuity or for such time as may be necessary to accomplish the purpose for which it is created.  The non-ESOP portion of this Plan and related Trusts shall terminate in respect to a Company upon the happening of any of the following events, but the Trusts shall continue as liquidation trusts until final distribution of all assets.

(a)                                  Election by Aon.  Aon, by appropriate resolutions by its Board, may elect to terminate the non-ESOP portion of this Plan as to any Company or all Companies.

(b)                                 Bankruptcy.  In the event a Company at any time shall be adjudicated bankrupt or insolvent.

(c)                                  Dissolution.  In the event a Company at any time shall be legally dissolved.

(d)                                 Merger or Consolidation.  In the event of the merger or consolidation of a Company in and with another corporation or an association and such other corporation or association shall not agree to continue the Trusts under this Plan, with proper agreement with the Trustees and Committee; provided, however, in the event of dissolution, merger or consolidation of a Company, provision may be made by the successor or successors, whether it be an individual, firm, or corporation, for continuing the Trusts under this Plan and Plan, and such successor or successors shall be substituted for its predecessor hereunder, in which event the Trusts under this Plan and Plan shall continue in full force and effect in respect to such successor.

If the Trusts under the non-ESOP portions of this Plan shall be terminated upon the happening of any of the events specified in Paragraphs (a), (b), (c), or (d) of this Section 11.05, and in accordance with Section 401(k)(10)(A)(i) of the IRC, the Committee shall direct the Trustees to distribute the value of the affected Participants’ entire accounts to such Participants in the manner provided in Section 12.03.  Upon the completion of all payments to everyone entitled thereto, the Trusts under the non-ESOP portion of the Plan and Plan shall finally cease and terminate in respect to the Company and Participants affected thereby.  Upon the termination of the Trusts under the non-ESOP portion of the Plan in respect to any Company, any unallocated contributions, forfeitures, or earnings and valuation adjustments shall be allocated to the accounts of the affected Participants in a fair and equitable manner as determined by the Committee.  In the event of any action by or in respect to any Company resulting in the termination of the Trusts under the non-ESOP portion of the Plan pursuant to this Section 11.05, this Trust under the non-ESOP portion of the Plan shall only terminate in respect to such Company but not in respect to any other Companies which have adopted the non-ESOP portion of the Plan, it being understood that the Trust under the non-ESOP portion of the Plan and Plan shall continue in full force and effect as to any such other Companies.

11.06                 Payment to Minors, etc.

In case any payment hereunder becomes payable to a minor, person under legal disability, or person who by reason of physical or mental disability, although not adjudicated incompetent, is in the opinion of the Committee unable to administer properly such payment, then the same may be paid out by the Trustee for the benefit of such person in any of the following ways as the Committee, in its sole and uncontrolled discretion, shall determine:

(a)                                  directly to such person; or

(b)                                 to the legally appointed guardian or conservator of such person; or

(c)                                  to some near relative of such person for the support, maintenance, and education of such person;

(d)                                 by the Trustee using such amounts directly for the benefit of such person.

The payment and acceptance of any money or property in settlement of a participation under this Section 11.06 shall constitute a complete acquittance and discharge of all liability of the Trustee with respect to such participation.

11.07                 Notice and Consent Requirement for Early Distribution

Except as otherwise provided in Regs. Section 1.411(a)-11(c), a Participant’s consent is required for any distribution prior to such Participant’s Normal Retirement Date.  No consent to a distribution prior to the date the Participant attained his Normal Retirement Date shall be valid until after written notification of the right to defer is received by the Participant.  The Committee shall provide such written notification of the right to defer any benefit payable no less than 30 days nor more than 180 days (90 days for Plan Years beginning before December 31, 2006) before the benefit commencement date.  If a distribution is one to which Sections 401(a)(11) and 417 of the IRC do not apply, such distribution may commence less than 30 days after the notice required under Regs. 1.411(a)-11(c) is given, provided that:

(a)                                  the Committee clearly informs the Participant (or if the Participant has died, his surviving Beneficiary) that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, an optional form of benefit), and

(b)                                 the Participant, after receiving the notice, affirmatively elects a distribution.

If a Participant does not consent to the distribution at the time specified above and fails to elect deferral in accordance with Section 12.04, benefits will commence not later than the 60th day following the last day of the Plan Year during which the Participant’s Normal Retirement Date occurs.

SECTION 12

Forms of Distribution

12.01                 Net Earnings and Valuation Adjustment

Net earnings and valuation adjustments to the Savings Accounts, Aon Retirement Account and to the Self-Directed Investment Accounts shall be made as set forth herein.

At least as often as the last business day of each calendar month, the Committee shall cause to have ascertained the net Gain or net Loss of each of the funds described in Section 7.  Gain shall include profits actually realized and received and income earned plus any net increase in the fair market value of all of the assets of the fund since the prior business day’s valuation.  Losses shall include expenses and losses actually incurred and paid plus any net decrease in the fair market value of all of the assets of the fund since the date of their last valuation.  The net Gain or net Loss of each Fund for the period shall then be allocated to or charged against the account or accounts of each Participant representing his interest in the fund in the proportion which the balance in his account or accounts (reduced by any amounts paid to him during the year) shall bear to the total of the balances in the accounts of all Participants representing an interest in the fund (reduced by any amounts paid to all of them during the year).  The allocation provided for in the preceding sentence shall be made before the allocation of the contributions of the Company, the Subsidiaries and the Participants for the period and before the allocations of any forfeitures for the period.

12.02                 Method of Valuing Assets

Valuation adjustments under Section 12.01 shall be based on the fair market value of the assets held by the Trustees and the Trustees shall adopt accepted valuation and accounting methods in determining fair market value.

12.03                 General Provisions Regarding Payment of Benefits

The following shall apply in the case of a Participant (or a Beneficiary) entitled to receive benefits under this Plan, in addition to the rules that apply separately to the Aon Common Stock ESOP under Section 25.

(a)                                  Single Sum — ESOP Account.  The Participant shall receive the entire vested balance in such Participant’s ESOP Account only in a single sum payment.

(b)                                 Single Sum — Roth Accounts and Other Savings Accounts.  The Participant shall receive the entire vested balance in such Participant’s Savings Accounts only in a single sum payment.  Notwithstanding the foregoing, the Participant may elect to receive the entire vested balance in such Participant’s Roth Accounts in a single sum payment separately from the balance of the Participant’s other Savings Accounts.

(c)                                  Single Sum — Aon Retirement Account.  The Participant shall receive the entire vested balance in such Participant’s Aon Retirement Account only in a single sum payment.

12.04                 Other Commencement of Benefits

If the Participant is terminated or retired, payment of benefits shall commence not later than the 60th day after the later of the close of the Plan Year in which employment terminated or in which occurred the Participant’s Normal Retirement Date.  Notwithstanding the preceding sentence, the Participant shall decide, subject to this Section 12, when payment of benefits shall commence.

A terminated or retired Participant, shall have the right to have benefits commence at a date later than described herein, but not beyond the date set forth in Section 12.05.

12.05                 Required Minimum Distributions

(a)                                  The entire interest of a Participant must be distributed or begin to be distributed no later than the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or retires; provided, however, that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2.

(b)                                 Death of Participant after distributions have begun.  Where distribution of the Participant’s interest has begun under this Section 12, and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such Participant’s death.

(c)                                  Death of Participant before distributions have begun.  If a Participant dies before the distribution of his interest has begun under this Section 12, the entire interest of the Participant will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except as described below:

(i)            If any portion of the Participant’s interest is payable to (or for the benefit of) a Designated Beneficiary such portion will be distributed over the life of such Designated Beneficiary (or over a period certain not extending beyond the life expectancy of such Beneficiary) if the distribution begins on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

(ii)           If such Designated Beneficiary is the surviving spouse of the Participant, distributions need not begin until the later of:  (A)

December 31 of the calendar year immediately following the calendar year in which the participant died; and (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.  If the surviving spouse dies before distributions begin, this Section 12.05(c)(ii) shall be applied as if the surviving spouse were the Participant.

(iii)          The term “Designated Beneficiary” means any individual designated as a Beneficiary by the Participant.

(d)                                 All distributions under this Section 12.05 shall be determined and made in accordance with Section 401(a)(9) of the IRC and the proposed regulations.

(e)                                  With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the IRC in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary.  This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

12.06                 Transition Rules

The foregoing provisions of this Section 12, other than the right of a Participant to elect optional forms of benefit as may be applicable, shall not apply to distributions under a plan of distribution designated by a Participant in writing prior to January 1, 1984, which was permissible under the provisions of this Plan as in effect prior to the 1984 Restatement of the Plan.

12.07                 Incidental Benefits

If the Beneficiary of the Participant is not the Participant’s spouse the form of distribution must be one under which the present value of the retirement benefit payments projected to be made to the Participant, while living, is more than 50 percent of the present value of the total payments projected to be made to the Participant and the Participant’s Beneficiary; provided, that this requirement shall be interpreted so as to comply with the incidental benefit rule of the IRC and the rules and regulations thereunder.

12.08                 Annuity Contract

In lieu of making payments directly from a terminated, deceased, or retired Participant’s separate accounts, the Committee may, in its sole discretion, invest all or a portion of such Participant’s separate accounts in one or more annuity contracts and assign such contract or contracts to such Participant or his Beneficiary or cause payments to be made pursuant to the terms of such contract or contracts to such Participant or his Beneficiary in such manner as the

Committee deem advisable.  Before assigning any contract to a terminated or retired Participant or Beneficiary, the Committee shall cause such contract to be made non-assignable by the assignee.  Any contract shall be issued on a unisex basis and all the terms and conditions under any such contract, including benefits, premiums, options, loan values and cash surrender values, shall be the same for both male and female.

12.09                 $5,000 Mandatory Distribution

Distribution to a Participant or Beneficiary whose vested interest in the Plan (excluding any rollovers under Section 4.05, and earnings thereon, and any amounts held in such Participant’s Roth Accounts) has a fair market value of $5,000 or less based on the Plan’s valuation date coincident with or immediately following the Participant’s termination date shall be made without the Participant’s or Beneficiary’s consent and as soon as administratively convenient after the six month anniversary following the Participant’s termination date, provided however, that such Participant’s or Beneficiary’s vested interest is under $5,000 on such anniversary or later date.  If specific rollover instructions are not obtained, and the amount to be distributed hereunder exceeds $1,000, such amount shall be transferred as a direct rollover to an individual retirement account under Section 408(a) of the IRC, or a Roth individual retirement account under Section 408A(b) of the IRC, with a custodian selected by the Investment Committee.

Distribution to a Participant or Beneficiary whose Roth Accounts (excluding any rollovers under Section 4.06 and earnings thereon to the extent permitted by the IRC) has a fair market value of $1,000 or less based on the Plan’s valuation date coincident with or immediately following the Participant’s termination date shall be made without the Participant’s or Beneficiary’s consent and as soon as administratively convenient after the six month anniversary following the Participant’s termination date, provided however, that such Participant’s or Beneficiary’s vested interest is under $1,000 on such anniversary or later date.  Notwithstanding the preceding sentence, at such time as the Committee implements the mandatory distribution of Participants’ Roth Accounts that have a fair market value in excess of $1,000, but not in excess of $5,000, then references to “$5,000” shall be substituted for references to “$1,000” in the preceding sentence, except that if specific rollover instructions are not obtained, and the amount to be distributed hereunder exceeds $1,000, such amount shall be transferred as a direct rollover to a Roth individual retirement account under Section 408A(b) of the IRC, with a custodian selected by the Investment Committee.

12.10                 Eligible Rollover Distributions

A distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover.  For purposes of this Section 12.10:

(a)                                  Eligible Rollover Distribution.  An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the IRC; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship withdrawal of Salary Deferral Contributions or Roth Elective Deferral Contributions.

(b)                                 An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the IRC, an individual retirement annuity described in Section 408(b) of the IRC, an annuity plan described in Section 403(a) of the IRC, an annuity plan described in Section 401(b) of the IRC, an eligible deferred compensation plan described in Section 457(b) of the IRC, a qualified trust described in Section 401(a) of the IRC, that accepts the distributee’s Eligible Rollover Distribution and, effective January 1, 2008, a Roth individual retirement account described in Section 408A of the IRC (but only if the requirements of Section 408A of the IRC, including any income limitations, are met).  An ‘Eligible Retirement Plan’ shall also mean an annuity contract described in IRC Section 403(b) and an eligible deferred compensation plan under IRC Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in IRC Section 414(p). Notwithstanding the foregoing, (i) a direct rollover of an Eligible Rollover Distribution from the Participant’s Roth Accounts will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the IRC or to a Roth IRA described in Section 408A of the IRC, and only to the extent the rollover is permitted under the rules of Section 402(c) of the IRC and (ii) if the Distributee is a non-spouse Beneficiary of a deceased Participant, Eligible Retirement Plan shall be limited to individual retirement account described in Section 408(a) of the IRC, an individual retirement annuity described in Section 408(b) of the IRC, or a Roth individual retirement account described in Section 408A of the IRC (but only if the requirements of Section 408A of the IRC, including any income limitations, are met).

(c)                                  Distributee.  A “Distributee” is an employee or former employee, the employee’s or former employee’s surviving spouse, the employee’s or former employee’s designated beneficiary (as defined by Section 401(a)(9)(E) of the IRC) who is not the employee or former employee’s surviving spouse, and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the IRC.  Effective January 1, 2008, “Distributee” shall also include a non-spouse Beneficiary of a deceased Participant.

(d)                                 Direct Rollover.  A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

12.11                 Distribution in Stock from the Aon Common Stock ESOP

All distributions with respect to the Savings Accounts shall be made in cash, except that distributions with respect to a Participant’s interest in the Aon Common Stock ESOP may, at the election of the Participant, be made, in the alternative, in whole shares of Employer stock with a cash adjustment for fractional shares, except as provided in Section 10.03.  Distributions with respect to the Aon Common Stock ESOP are described in Section 25.13.

SECTION 13

Participant’s Nonforfeitable Interest

13.01                 General Rule

A Participant’s nonforfeitable (vested) interest prior to Normal Retirement Date shall be an amount equal to the balance of such Participant’s Basic and Supplemental Employee After-tax Contribution Accounts, plus the balance of such Participant’s Basic and Supplemental Pay Deferral Accounts, plus the balance of such Participant’s Roth Elective Deferral Account, plus the percentage of the balance of such Participant’s Company Contribution Account and ESOP Account applicable to the number of Years of Participation as follows:

Completed Years of Participation	Nonforfeitable Interest

Less than 1 Years	None
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years	100%

If the Participant’s employment is involuntarily terminated by the Company due to job elimination on or after January 1, 2007, and if such Participant would attain at least age 65 by December 31 of the year of such employment termination, the Participant shall have a 100% vested interest in his or her Company Contribution Account and ESOP Account as of his or her employment termination date.

For the purpose of computing the balance of the Company Contribution Account of a Participant with less than a 100% vested interest, any amounts previously paid out pursuant to Section 10.04 shall be credited back to such Account and then charged against such Participant.  Upon the termination, or a partial termination, of this Plan, or upon complete discontinuance of contributions thereto by any Company, each affected Participant’s interest shall become one hundred percent (100%) nonforfeitable.

13.02                 General Rule — Retirement Plan Contributions

A Participant’s nonforfeitable (vested) interest prior to Normal Retirement Date shall also include the percentage of the balance of such Participant’s Aon Retirement Account applicable to Years of Service as follows:

Completed Years of Service	Nonforfeitable Interest

Less than 5	0%

5 or Greater	100%

except that a Participant with at least one Hour of Service after December 31, 2006, shall have a nonforfeitable (vested) interest in Retirement Plan Contributions made with respect to Plan Years beginning after December 31, 2006 (and earnings thereon) as follows:

Completed Years of Service	Nonforfeitable Interest

Less than 2 years	None
2 Years	20%
3 Years	40%
4 Years	60%
5 Years	80%
6 Years or more	100%

Each Participant who is employed on or after the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience) ending prior to January 1, 2008, shall have his or her nonforfeitable (vested) interest in the balance of his or her Aon Retirement Account, as well as in any Retirement Plan Contributions allocated to such account thereafter, determined under the vesting schedule described in Section 13.01 based on Years of Participation, except that if such Participant has at least one Hour of Service prior to January 1, 2008, such Participant’s nonforfeitable (vested) interest shall be determined under the 5-year cliff vesting schedule described in this Section 13.02 if such schedule would produce a greater nonforfeitable interest.

If the Participant’s employment is involuntarily terminated by the Company due to job elimination on or after January 1, 2007, and if such Participant would attain at least age 65 by December 31 of the year of such employment termination, the Participant shall have a 100% vested interest in his or her Aon Retirement Account as of his or her employment termination date.

Notwithstanding the foregoing, Participants who are Employees actively employed on February 1, 2009, shall be 100% vested in their Aon Retirement Account, if any.

For purposes of calculating the balance of the Aon Retirement Account of a Participant with less than 100% vested interest, any amounts previously paid out pursuant to Section 10.04 shall be credited back to such Account and then charged against such Participant.  Upon the termination, or a partial termination of this Plan, or upon complete discontinuance of contributions thereto by any Company, each affected Participant’s interest shall become one hundred percent (100%) nonforfeitable.

13.03                 Special Rules

In applying the provisions of Section 13.01, Years of Participation shall refer to the total years of Service of an Employee with the following exceptions and modifications:

(a)                                  Commencement of Service.  Subject to the provisions of (c) of this Section, an Employee’s Service shall be deemed to commence on the January first following the date actual employment commenced, except that if a prior Participant is reemployed and again becomes a Participant in the year of reemployment pursuant to Section 2.02, Service shall be deemed to have commenced on January first of the year of reemployment.  Notwithstanding the foregoing, effective April 1, 2009, and subject to the provisions of (c) of this Section, an Employee’s Service shall be deemed to commence on the date actual employment commenced, except that if a prior Participant is reemployed and again becomes a Participant in the year of reemployment pursuant to Section 2.02, Service shall be deemed to have commenced on the date of actual reemployment.

(b)                                 Termination.  If an Employee’s employment is terminated on or before March 31, 2009, he shall receive no credit for any Service during the calendar year in which his or her employment terminates (unless the rule set forth in Section 1.37(c) applies).  However, if an Employee’s employment is terminated on or before March 31, 2009 and before the last day of the Plan Year, and if the Committee has selected an earlier date as applying as the last day of the Plan Year for administrative purposes and the Employee terminates employment after that date, such Employee shall be deemed not to have terminated employment during that calendar year for vesting purposes.  If the Employee’s employment is involuntarily terminated by the Company due to job elimination on or after January 1, 2007, (i) if termination of employment occurs prior to April 1, 2009, such Employee shall be deemed not to have terminated employment during that calendar year for vesting purposes, and (ii) if termination of employment occurs on or after April 1, 2009, such Employee shall be deemed not to have terminated employment during that anniversary year for vesting purposes; provided, in no event shall such Employee be credited with more than one year of vesting service pursuant to this sentence.

(c)                                  Five 1-Year Breaks in Service.  In the case of an Employee who has five 1-Year Breaks in Service, Service after such Break in Service, shall not be taken into account for the purpose of determining his nonforfeitable interest in his Company Contribution Account before such Break in Service.  Any nonforfeitable vested interest of a Participant in the balance of his Company Contribution Account at the time of such Breaks in Service shall be separately accounted for thereafter as one hundred percent (100%) nonforfeitable.

(d)                                 Field Representative.  In the case of a Participant who becomes an independent field sales representative for the Companies (and thereby ceases to be an Employee) any period of time that he is acting in such capacity and during which his accounts are not distributed to him (except for hardship distribution under Section 10.04) shall be deemed to be Service.

(e)                                  Top-Heavy Plan.  If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Section 21 shall continue to apply in determining the vested interest of any Participant who had at least five years of Service as of December 31 in the last Plan Year of top-heaviness.  For other Participants, said schedule shall apply only to their Top-Heavy Account as of such December 31.

(f)                                    Early Retirement Date.  A Participant’s account shall be one hundred percent (100%) vested and nonforfeitable when he attains age 55 and completes five Years of Participation and such date shall be regarded as his early retirement date.

(g)                                 Family and Medical Leave Act of 1993.  If an individual is absent from work because of leave under the Family and Medical Leave Act of 1993 and returns to employment following such leave, he shall not incur a break in vesting service during any 12-consecutive month period beginning on his first day of leave or anniversary thereof in which he is absent because of such leave.

13.04                 Special Rules — Aon Retirement Account

In applying the provisions of Section 13.02, Years of Service shall refer to the total Years of Service of an Employee, with the following exceptions and modifications:

(a)                                  Commencement of Service.  Subject to the provisions of (c) of this Section, an Employee’s service shall commence on the first date that he or she performs an Hour of Service.

(b)                                 Termination.  If an Employee’s employment is terminated during any Plan Year, he shall receive credit for a Year of Service if he or she completes 1,000 or more Hours of Service during that Plan Year.  If the Employee’s employment is involuntarily terminated by the Company due to job elimination on or after January 1, 2007 and prior to the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience) ending prior to January 1, 2008, such Employee shall be credited with 1,000 Hours of Service for the Plan Year that includes his or her employment termination date.

(c)                                  Five One-Year Breaks in Service.  In the case of an Employee who has five One-Year Breaks in Service, any Hours of Service after such breaks in service shall not be taken into account for purposes of determining his nonforfeitable interest in his Aon Retirement Account before such breaks in service.  Any nonforfeitable vested interest of a Participant in the balance of his Aon Retirement Account at the time of such breaks in service shall be separately accounted for thereafter as one hundred percent (100%) nonforfeitable.

(d)                                 Field Representative.  In the case of a Participant who becomes an independent field representative for the Companies (and thereby ceases to be an Employee) any period of time that he is acting in such capacity and during which his accounts are not distributed to him shall be deemed Hours of Service.

(e)                                  Top Heavy Plan.  If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting Schedule in Section 21 shall continue to apply in determining the vested interest of any Participant who had at least 5 Years of Service as of December 31 in the last year of top-heaviness.  For other Participants, said schedule shall apply only to their Top-Heavy Account as of such December 31.

(f)                                    Early Retirement Date.  A Participant’s Aon Retirement Account shall be 100% vested and nonforfeitable when he attains age 55 and completes five Years of Service and such date shall be an early retirement date.

(g)                                 Computation on an Elapsed Time Basis.  Notwithstanding the foregoing, each Participant who is employed on or after the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience) ending prior to January 1, 2008, shall have his or her vested percentage in his or her Aon Retirement Account determined using Years of Participation (as described in Section 13.03) instead of Years of Service.  For the purpose of crediting service in accordance with this Subsection (g), Employees shall be credited with service in accordance with Treasury Regulations Sections 1.410(a)-7(f) and (g) and 29 C.F.R. Sections 2530.200b-9(f) and (g).

13.05                 Forfeitures and Restoration of Forfeitures

(a)                                  Forfeitures.  The amount by which a Participant’s Company Contribution Account, Aon Retirement Account or ESOP Account (or other Company Contribution Account under the applicable provisions of Section 26 of the Plan) is reduced under Section 13.01, 13.02 or an applicable provisions under Section 26 shall be a “forfeiture.”  Forfeitures from a terminated Participant’s accounts shall be charged to his account upon termination of employment; provided, however, that no forfeiture shall be incurred by a Participant reemployed before the six-month anniversary of his employment termination date if he does not receive a distribution under Section 11.04.  Forfeitures from the accounts of terminated Participants shall be used first to restore any previously forfeited amounts, as described in subsection (b) below, second to make corrective allocations to Participants’ accounts and for similar corrective measures, if any, as determined by the Committee, and third to reduce Company contributions required by Section 3.02(c), (d), (e) and (f) for the current Plan Year or succeeding Plan Years.

(b)                                 Restoration of Forfeitures.  If any terminated Participant who has suffered a forfeiture under subsection (a) of this Section becomes reemployed before he has incurred five consecutive 1-year Breaks-in-Service, he may repay to the Trustee (within five years of his date of reemployment) the amount distributed to him from his Company Contribution Account, Aon Retirement Account and ESOP Account originally subject to the provisions of Section 13.01 or 13.02 (and other Company contribution account under any applicable provision of Section 26 of the Plan).  If a Participant makes such a repayment to the Trustee, both the amount of the repayment and the forfeiture which resulted from his earlier termination of employment (unadjusted by any subsequent gains or losses) shall be credited to his accounts as soon as practicable after the date of repayment.  Such repaid and restored amounts shall be credited and invested according to the Participant’s current investment direction under Section 7.  The repaid amount credited to a Participant’s accounts shall be characterized as a before-tax contribution; provided, however, that the repaid amount shall be characterized as an after-tax contribution if the Participant has already paid (or is obligated to pay) federal income tax on such amount as of the date of repayment.  The amount restored to a Participant’s accounts pursuant to this Section 13.05(b) shall be deducted from forfeitures during the Plan Year in which his Company Contribution Account or Aon Retirement Account is reconstituted.  To the extent forfeitures for such year are not adequate for such purpose, such amount as may be necessary to reconstitute his accounts shall be deducted pro rata from the assets of those funds earning a net Gain pursuant to the earnings and valuation adjustment under Sections 12.01 and 25.11, and if there are no net Gains then such amount shall be deducted from Company contributions for the year.  As an alternative to either of the sources set forth in the preceding sentence, at the discretion of the Company such amount may be contributed by the Company as a special contribution and credited to such accounts.  In the event the employment of a rehired Participant whose accounts have been reconstituted is again terminated before he has acquired a one hundred percent (100%) vested interest, any prior distribution made to him on account of his prior termination of employment shall be taken into consideration in computing his vested interest at the time of his later termination of employment.

(c)                                  Stock Sub-Account and Self-Directed Investment Account.  Financed shares allocated to a Participant’s Stock Sub-Account described in Section 23 shall be forfeited only after such Participant’s interest in all Plan assets other than the balance in the Participant’s Self-Directed Investment Account, if any, has been exhausted.  The balance in a Participant’s Self-Directed Investment Account described in Section 7.07 shall be forfeited only after such Participant’s interest in all other Plan assets has been exhausted.

13.06                 Application of Old Vesting Schedule

Each Employee who has three or more years of Service on December 31, 1988, and who earns one Hour of Service after such date, shall have such Employee’s vested interest determined under the provisions of this Plan as in effect on December 31, 1988, or under the terms of any merged plan of which the Participant was a participant, if such determination will result in increasing the percentage of such Participant’s vested interest.  If the Plan is amended in a way that directly or indirectly affects the manner in which a Participant’s nonforfeitable percentage of his account balances is computed, any active Participant with at least three Years of Participation may make an irrevocable election during a reasonable election period determined by the Committee to have his nonforfeitable percentage of his account balances determined without regard to such amendment.

SECTION 14

Loans

14.01                 General

The Committee, upon the written request of a Participant who is an Employee of the Company, or of a Beneficiary who is a party in interest as defined in Section 3(14) of ERISA, may authorize a loan to be made to such Participant or Beneficiary (the “Borrower”) from the Borrower’s Savings Accounts, subject to the rules of this Section 14.

(a)                                  Reasonably equivalent basis.  Loans shall be available to all Participants and beneficiaries on a reasonably equivalent basis.  In granting loans, the Committee shall establish guidelines including such factors as would be considered in a normal commercial setting by an entity in the business of making similar types of loans, including creditworthiness of an applicant.

(b)                                 Eligibility.  A former employee, Beneficiary, or alternate payee who is not a party in interest shall not be eligible to receive a loan.

(c)                                  Rollover Account.  A Participant who is a Participant in the Plan solely because such Participant has a balance in a Rollover Account or a Roth Rollover Contribution Account, with no balance in other Accounts, and who is not otherwise eligible to participate in this Plan, shall not be eligible to receive a loan.  A Participant who has a balance solely in his Roth Accounts, with no balance in other Savings Accounts, shall not be eligible to receive a loan.  A Participant who has met the eligibility requirements of this Plan may take a loan even if such Participant’s only balance is in a Rollover Account or a Roth Rollover Contribution Account.

(d)                                 Fee.  An one-time administrative fee of $50 shall be charged to each Borrower for costs associated with administration of each loan approved.  The fee shall be deducted from the Borrower’s accounts at the same time and in the same manner as the amount borrowed.  The fee may be adjusted by the Committee.

14.02                 Loan Features

Only one loan may be outstanding at any time to any Borrower, with respect to loans originating under this Plan.  The following additional rules shall apply to loans under this Plan:

(a)                                  Minimum and maximum.  The minimum principal amount of any loan to a Borrower shall be $1,000.  No loan shall be made to a Borrower if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to such Borrower under this Plan and under any other qualified retirement plans maintained by the Company or an Affiliate would exceed the lesser of (i) or (ii):

(i)            $50,000, reduced by the excess, if any, of (A) the highest outstanding balance of all loans to the Borrower from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over (B) the outstanding balance of loans from the plans to the Borrower on the date on which such loan is made; and

(ii)           one-half of the total vested balance of the Borrower’s Savings Accounts and ESOP Account under the Plan as of the date the loan is made.

(iii)          any amounts in the Self-Directed Investment Account shall be included in the determination of available amount to borrow except that such available amount will be reduced by the amount that the Self-Directed Investment Account would be charged absent other available Investment Funds.

(b)                                 Savings Accounts and ESOP Account.  All loans made under this Section 14 shall be charged pro rata against the Borrower’s Savings Accounts and ESOP Account and further, pro rata against each Investment Fund in which such Accounts are invested, provided that no loan shall be charged against the Self-Directed Investment Account.  All loans shall be earmarked investments of the Borrower’s Savings Account or ESOP Account, and any repayment of principal and interest shall be credited pro rata to the Borrower’s Savings Accounts and ESOP Account and further, in accordance with the Participant’s Investment Elections under Section 7.02(a) which directs payroll contributions.  All repayments to the Aon Common Stock ESOP shall be transferred to the ESOP trust.  Notwithstanding the foregoing, no loans shall be charged against a Participant’s Roth Accounts and repayments of principal and interest on loans shall not be credited to the Borrower’s Roth Accounts.

(c)                                  Written Note.  Each loan shall be evidenced by a written note providing for:

(i)            a repayment period of not less than 12 months and not more than 5 years from the date of the loan in the case of a nonresidential loan;

(ii)           in the case of a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Borrower’s principal residence, a repayment period, which, at the election of the Borrower, may be a period of not less than 12 months and not more than 15 years.

(iii)          a reasonable rate of interest;

(iv)          substantially equal payments of principal and interest; and

(v)           such other terms and conditions as the Committee shall determine.

(d)           Spousal consent.  If spousal consent of a Borrower is otherwise required under the terms of this Plan, then no loan shall be made to that Participant unless written consent of the spouse is obtained within the 90-day period preceding the date the loan is approved.  The spouse must consent to the loan and to foreclosure on the loan in the event of the Borrower’s default.  The consent shall be notarized or witnessed by a Plan representative and shall acknowledge the effect of the loan.  No consent, however, shall be required under this paragraph (d) if the total accrued benefit subject to the security is $5,000 or less.

(e)           Other loan.  If a Participant has an outstanding loan from any qualified plan of an Affiliate or a Subsidiary, this Plan shall not make a loan to such Participant until such outstanding loan has been paid in full.

(f)            Committee actions.  The Committee shall have the power to establish the terms and conditions of a loan on a uniform basis and shall establish uniform guidelines for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to eligible Borrowers in writing.  The Committee shall have the authority for setting guidelines with respect to Rollover Contributions that include a loan balance.

14.03      Security

A Borrower’s obligation to repay a loan from the Plan shall be secured by no more than one-half of the Borrower’s vested interest in the Borrower’s Savings Accounts, determined as of the Valuation Date immediately preceding the date the loan is approved, without regard to any subsequent decline in the vested balance in the Borrower’s Savings Accounts, but taking into account withdrawals from the Borrower’s Savings Accounts occurring after the Valuation Date but before the loan approval.  Notwithstanding the foregoing, a Borrower’s obligation to repay a loan from the Plan shall not be secured by the Borrower’s Roth Accounts.

14.04      Repayment and Prepayment

During the Participant’s employment with the Company, loan repayments will be made by Employee payroll deductions.  During any other period when:  (a) payroll deduction is not possible or is not permitted under applicable law; and (b) foreclosure has not occurred, repayments will be made in accordance with rules established by the Committee.  At the discretion of the Committee, the Accounts of Participants who make loan payments by this method will be charged with the cost of processing such checks.

Any loan may, at any time, be prepaid in full, without penalty.  No partial prepayments may be made.

14.05      Events Causing Default

(a)           If, upon the termination of employment with the Companies or death of a Borrower, any loan made to the Borrower remains outstanding, the unpaid balance of such loan shall become due and payable, without notice to the Borrower, provided however, the unpaid balance of such loan shall not become due and payable if the Borrower requests a rollover of such loan’s note before foreclosure upon default.

(b)           If, during a calendar quarter, a Borrower whose termination date has not occurred (and whose loan repayments have not been suspended) fails to make a required loan repayment, the Borrower will have until the end of the grace period to pay the amount then owing, plus accrued interest.

(c)           For purposes of this Section 14.05, the grace period shall be the period beginning on the day a loan repayment was due but not made, and ending on the last day of the calendar quarter following the calendar quarter in which the required payment was due and not made.

(d)           Payments made before the date of default but after the date a required loan repayment was due but not made shall be in such form and in such amount as shall be approved by the Committee.

14.06      Foreclosure upon Default

Upon default, if the outstanding balance of a loan has not been paid in full, the Trustee shall apply all or a portion of the Borrower’s vested interest in the Plan (excluding amounts in the Borrower’s Roth Accounts) in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under the terms of the Plan.  If necessary to satisfy the entire outstanding obligation, such application of the Borrower’s vested interest may be executed in a series of actions as amounts credited to the Borrower’s Savings Accounts (excluding the Borrower’s Roth Accounts) become distributable under the terms of the Plan.  If any amount had been invested in the Aon Common Stock ESOP, the Borrower will be deemed to have received cash.

14.07      Cancellation of Note

If distribution is to be made to a Borrower in accordance with Section 14.06, each outstanding promissory note of the Borrower shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Borrower immediately prior to commencement of such distribution under Section 14.06, provided however, that such note shall not be cancelled if it is a rollover described under Section 14.05(a).

14.08      Withdrawals

During the period a Participant’s loan request is pending, the Participant shall not be permitted to take any distributions or withdrawals (including hardship withdrawals) from the Participant’s Savings Accounts.  If a Participant terminates employment after a request for a loan is approved, but prior to the actual payment of such loan proceeds, such approval shall be void, and the vested accrued benefit of the Participant shall be treated as if such approval had not been made.

14.09      Valuation Date

For purposes of this Section 14, all accounts shall be valued as of any valuation date under Section 12.01 immediately preceding the loan.  All loan proceeds shall be paid in cash.

14.10      Military Service

Loan repayments will be suspended under this Plan, with respect to employees who are in qualifying military service, as permitted under Section 414(u)(4) of the IRC.

SECTION 15

Spendthrift Trust

15.01      General

No Participant or Beneficiary shall have any right or power to transfer, assign, anticipate, mortgage, pledge or otherwise encumber his interest in the Trust established by this Agreement, or his rights to receive payments or benefits from the Trust and neither such interest nor rights nor any assets of the Trust shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by any Participant or Beneficiary nor to transferability by operation of law in the event of bankruptcy, insolvency or otherwise; provided, that this limitation shall not apply to a Qualified Domestic Relations Order (“QDRO”) under IRC Section 401(a)(13) as amended from time to time.

15.02      Qualified Domestic Relations Order

The Company shall establish policies and procedures relating to the administration of QDROs.  For purposes of this Section 15.02, a QDRO shall mean a domestic relations order which relates to alimony, child support or marital property rights and which has been determined by the Company to meet the requirements of IRC Section 414(p) as amended from time to time.

(a)           These rules shall apply prior to determination by the Company that the domestic relations order is a QDRO, and shall apply thereafter as applicable:

(i)            As soon as administratively feasible after receipt of a domestic relations order, those funds which could go to the Non-Participant Spouse, if the non-Participant Spouse is later determined by the Company to be entitled to these, will be put into a separate account.  The Plan Administrator shall divide the Participant’s Savings Account and/or ESOP Account pro rata across all funds and sources.  The funds from the Savings Account will be invested in the money market fund, except as otherwise may be directed by the Trustees, until the Non-Participant Spouse decides how to invest the funds and the Company is afforded reasonable time to honor the investment decision.  The Non-Participant Spouse may be allowed to begin making investment decisions even though the order is eventually determined not to be a QDRO.

If the order is determined not to be a QDRO, the separate account of the Non-Participant Spouse plus any intervening gains (or losses) enjoyed (or suffered) will be transferred back to the Participant’s account without regard to the Participant’s own investment elections during the period of separation.

(ii)           The Non-Participant Spouse will share in any intervening gains (or losses) enjoyed (or suffered) by the Participant in his Savings Account and/or ESOP Account between the time the Company is notified of the domestic relations order and the time a transfer of funds to the separate account of the Non-Participant Spouse can be accomplished.

(iii)          The Savings Account and/or ESOP Account may be segregated for the Non-Participant Spouse even though the Participant is not yet eligible to have funds distributed to him.  The funds of the Non-Participant Spouse may be accounted for separately without the necessity for an escrow.

(iv)          Once the Non-Participant Spouse does reach an investment decision, she (or he) will be entitled to invest her (or his) Savings Account balance among the same Investment Funds as are available to the Participant for investment.

(v)           The Non-Participant Spouse may elect a Beneficiary for her (or his) balances under the QDRO.  If a property settlement agreement is involved or some other court decree which is not a final divorce so that the individuals remain married, the Participant shall be treated as the death Beneficiary of the Non-Participant Spouse, just as the Non-Participant Spouse will be for the Participant, unless the QDRO provides otherwise.  If the QDRO provides that the Non-Participant Spouse is to be no longer regarded as the Participant’s spouse, then the preceding sentence shall not apply.

(vi)          Upon written notification from either the Participant or Non-Participant Spouse that a QDRO is forthcoming, no distribution of benefits or hardship withdrawals will be made to the Participant until a final determination has been made as to the qualified status of any domestic relations order received within the 90-day period following the date the Company sends the Aon QDRO Procedures to the parties.  If no domestic relations order is received by the Company within that 90 day period, a distribution or hardship withdrawal may be made to the Participant.

(b)           These rules shall apply once the domestic relations order has been determined to be a QDRO:

(i)            The Non-Participant Spouse may withdraw all of her (or his) Roth Account balance or other Savings Account balance and ESOP Account balance at any time, without regard to whether the Participant has attained his (or her) earliest retirement age under the Plan.  Any benefits distributed under this rule may be taken out only in a single sum and may not be taken out periodically; provided, however, that a Non-Participant Spouse must separately elect whether to withdraw funds from her (or his) Roth Accounts and her (or his) other Savings Accounts.

(ii)           The Non-Participant Spouse may also be allowed to take a partial withdrawal of her (or his) Roth Account balance or other Savings Account balance, but only in the event of a hardship in situations where the Participant could get a hardship distribution prior to separation from service.  The test for a hardship will be whether the Non-Participant Spouse is suffering a hardship and not the Participant.  The same rules applicable for a partial withdrawal for hardship will be imposed on the Non-Participant Spouse as upon the Participant.  Any such partial distribution will be made pro rata from all of the Roth Accounts or sub-accounts or other Savings Accounts or sub-accounts of the Non-Participant Spouse, as applicable, including a pro rata portion of any nontaxable return of funds in the Participant’s Basic Employee After-tax Contribution Account or Supplemental Employee After-tax Contribution Account, if any.

(iii)          If the amount to be distributed either from the Roth Accounts or from other Savings Accounts and the ESOP Account to the Non-Participant Spouse is less than $5,000, such amount will be paid out only in a lump sum and may be distributed without the consent of the Non-Participant Spouse and as soon as administratively convenient.  If such consent is not obtained, and the amount to be distributed hereunder exceeds $1,000, such amounts shall be transferred as a direct rollover to an individual retirement account under Section 408(a) of the IRC, or a Roth individual retirement account under Section 408A(b) of the IRC, with a custodian selected by the Investment Committee.

(iv)          A distribution otherwise permissible may be made to the spouse without regard to whether the limitations on a distribution under IRC Section 401(a) or 401(k) are met.

(c)           It is the intent of Subsections (a) and (b) that the rules set forth therein shall be subject to, and shall be interpreted in light of, the requirements for a QDRO under the IRC and under regulations and rulings of the Secretary of the Treasury or his delegate.

(d)           Subsections (a) and (b) shall also apply to a child or other dependent of the Participant as appropriate.

(e)           This Section shall be incorporated into procedures in compliance with IRC Section 414(p) and adopted by the Committee by resolution.

SECTION 16

Company to Have No Interest in Trust

The Company shall in no event, either directly or indirectly, receive any refund of contributions made to the Trust, nor directly or indirectly participate in the distribution, or receive the benefits of the assets or funds comprising the trust estate.  Upon transfer to the Trustee, all responsibilities of the Company for each contribution shall cease, and the Company shall have no responsibilities for the acts of the Trustee or Committee.  Notwithstanding the first sentence of this Section, a refund may be made to a Company, subject to the limitations imposed by Rev. Rul. 77-200, if a contribution is made by a mistake of fact or a deduction for federal income taxes is disallowed for any portion of a contribution and the mistaken contribution or the nondeductible portion of the contribution is returned one year after payment of the mistaken contribution or within one year after the disallowance of the deduction.

SECTION 17

Amendment and Suspension of Contributions

17.01      Amendment of the Agreement

Aon reserves the right, by action of the Board or by action of any person or entity authorized by the Board, to amend this Agreement at any time, and from time to time, including the right to change the provisions for each Company’s contributions.  Such amendment shall be stated in an instrument in writing.  No amendment shall vest in the Companies any right, title or interest in and to the Trust Fund, or any part thereof, or cause them to be used or diverted to purposes other than for the exclusive benefit of Participants and beneficiaries.  No amendment shall change the rights, duties, or responsibilities of the Trustee without its written consent.  Except as may be necessary to qualify this Trust, or to continue the qualification of the Trust under Section 401 of the IRC, or any successor to such section, no amendment shall adversely affect vested rights of any Participant hereunder.

17.02      Suspension

Aon reserves the right, by action of the Board, to suspend Aon’s or any Subsidiary’s contributions for any Plan Year without terminating the Plan and Trust or discontinuing contributions permanently.

SECTION 18

Adoption of Plan By Affiliate

18.01      Adoption of Plan

Any Affiliate, by proper resolutions adopted by its Board, or by an adoption agreement executed by a principal executive officer, may become a party to this Agreement by adopting this Trust as a profit sharing plan for its Employees.  A certified copy of such resolutions shall be delivered to the Committee and Trustee.

18.02      Intention of Parties

Except as provided herein, it is the intention of the parties hereto that the Employees of Aon and the Employees of any Subsidiary that adopts this Trust shall receive the same benefits as they would receive if Aon and such Subsidiaries were one corporate entity and this Plan were the plan of such entity, and the provisions of this Agreement shall be interpreted in accordance with this intent.

18.03      Termination of Status of Subsidiary

In the event any Subsidiary adopting this Plan at any time does not meet the requirements herein set forth for a Subsidiary, such company shall nevertheless be considered as continuing its status as a Subsidiary unless Aon files with the Trustee and Committee a resolution adopted by its Board electing to discontinue such Company’s participation hereunder.  Such resolution shall be considered as an election to terminate such Company’s participation in this Trust under the provisions of Section 11.05(a).

SECTION 19

ERISA Provisions

19.01                 Service for Predecessor

To the extent required by regulations that may be prescribed by the Secretary of the Treasury or his delegate, service for a predecessor shall be treated as Service for the Companies.

19.02                 Controlled Group

To the extent required by Sections 414(b), (c), (m), (n) and (o) of the IRC all employees of the entities described therein shall be treated as employed by a single employer; provided, however, for purposes of applying subsections (b) and (c) of Section 414 of the IRC to Section 19.06, the phrase “more than 50 percent” shall be substituted for the phrase “more than 80 percent” each place it appears in Section 1563(a)(1) of the IRC.

19.03                 Merger

This Plan shall not be merged or consolidated with any other plan (or the assets held under this Plan shall not be transferred to any other plan), unless each Participant under the plan, if the plan then terminated, would receive a benefit equal to or greater than the benefit he would have been entitled to receive before the merger, consolidation, or transfer (if the plan had then terminated).

19.04                 Claims Procedure

Pursuant to Section 503 of ERISA the following claims procedure is established.

(a)                                  A timely written application for benefits shall be filed with the Committee on a form prescribed by it.

(b)                                 If a claim is denied, in whole or in part, written notice of such denial shall be furnished to the applicant setting forth, in a manner calculated to be understood by him, the following:

(i)                                     The specific reason or reasons for the denial;

(ii)                                  A specific reference to pertinent Plan provisions on which the denial is based;

(iii)                               A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)                              An explanation of the Plan’s claim review procedure.

(c)                                  An applicant whose claim has been denied in whole or in part (or his duly authorized representative) may appeal such denial to the Committee by making a written request for a review and may review pertinent documents and submit issues and comments in writing.  A written request for review must be filed within sixty (60) days of the date an applicant has been notified of the denial or partial denial of his claim.

(d)                                 The decision on review shall be made promptly, shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the applicant, and specific references to the pertinent Plan provisions on which the decision is based.

(e)                                  No action at law or in equity shall be brought to recover benefits under this Plan until the appeal rights herein provided have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.

19.05                 Investment in Deposits with Corporate Fiduciary

In the event a corporate fiduciary is appointed, such fiduciary may invest all or a part of the Plan’s assets in deposits, which bear a reasonable rate of interest, in an account maintained in its own banking department, to the extent such investment is permitted by Section 408(b) ERISA.

19.06                 Maximum Annual Addition

(a)                                  In no event shall the annual addition (as hereinafter defined) to a Participant’s separate accounts with respect to any Plan Year exceed the lesser of:

(i)                                     $49,000 as adjusted for cost-of-living in accordance with Section 415(d) of the IRC; or

(ii)                                  One hundred percent (100%) of the Participant’s total compensation (as defined in Section 415(c)(3) of the IRC).

(b)                                 The term “annual addition” means the sum for any Plan Year of:

(i)                                     his share of Company contributions; plus

(ii)                                  the amount of his contributions under Section 4.01 through 4.04; plus

(iii)                               his share of forfeitures; plus

(iv)                              for purposes of Section 19.06(a)(i) only, amounts allocated to a separate account for the Participant to provide medical benefits after retirement, whether under a pension or annuity plan or a welfare benefit fund, pursuant to Sections 401(h), 415(c)(2), 415(1) and 419A(d)(2) of the IRC; plus

(v)                                 such other amounts as may be required to be treated as annual additions under Section 415(c)(3) of the IRC and the regulations issued thereunder.

(c)                                  In the event a Participant herein also participates in any stock bonus plan maintained by the Company or a member of a controlled group (as defined in Section 19.02) the maximum annual addition computed pursuant to subsection (a) hereof may be reduced (except as Section 415(c)(6) of the IRC may apply) by the amount of employer contributions and forfeitures allocated to the Participant in such other plan; provided, that if the Participant also participates in another profit sharing plan, then the maximum annual addition hereunder may be reduced prior to the maximum annual addition under such plan; employee contributions made by the Participant to such other plans shall be included in computing his annual addition pursuant to subsection (b)(ii) hereof; and compensation received from a member of a controlled group shall be included in total compensation.

(d)                                 For purposes of this Section 19.06, a Participant’s total compensation (as defined in Section 415(c)(3) of the IRC) shall include:

(i)                                     Amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan in the year the amounts are actually received, but only to the extent such amounts are includible in the Participant’s gross income;

(ii)                                  payments of “leave cashouts” which, for purposes of this Section 19.06, shall mean payment after severance from employment of unused accrued bona fide sick time, vacation or other leave, provided that such payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company.  A leave cashout payment will only be included in total compensation if it is paid by the later of 2½ months after the Participant’s severance from employment with the Company, or the end of the Plan Year that includes the date of the Participant’s severance from employment with the Company;

(iii)                               payments of “nonqualified deferred compensation” which, for purposes of this Section 19.06, shall mean payment after severance from employment of amounts from a nonqualified unfunded deferred compensation plan, provided that such payment would have been paid to the Participant at the same time had he continued employment with the Company and only to the extent that the payment is included in the Participant’s gross income.  A nonqualified deferred compensation payment will only be included in total compensation if it is paid by the later of 2½ months after the Participant’s severance from employment with the Company, or the end of the Plan Year that includes the date of the Participant’s severance from employment with the Company; and

(iv)                              payments to an individual who does not currently perform services for the Company by reason of qualified military service, as defined in Section 414(u)(l) of the IRC, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Company’s employment instead of entering qualified military service.

(e)                                  For purposes of this Section 19.06, a Participant’s total compensation (as defined in Section 415(c)(3) of the IRC) for any Plan Year shall not exceed the amount set forth in Section 401(a)(17) of the IRC (the “Code Section 401(a)(17) Compensation Limit”) that applies to that Plan Year.  The Code Section 401(a)(17) Compensation Limit shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the IRC.  If a Plan Year is less than 12 consecutive months, then the Code Section 401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.

(f)                                    For purposes this Section 19.06, “severance from employment” shall have the meaning given such term under Section 1.415(a)-1(f)(5) of the regulations of the IRC.

(g)                                 To the extent applicable, the Plan shall comply with the plan aggregation rules set forth in Section 1.415(f)-1 of the regulations of the IRC.

(h)                                 If the annual addition to a Participant’s accounts shall exceed the limitations of this Section 19.06, any excess annual additions allocated to a Participant shall be corrected through the method described in the preamble to the final regulations issued under Section 415 of the IRC on April 5, 2007, or such other correction method allowed by statute, regulations or regulatory authorities.

19.07                 Limitations on Actions

(a)                                  A claimant must follow the claims procedure forth in Section 19.04 (and comply with all applicable deadlines established as part thereof) as a condition to the receipt of any benefits under the Plan, and as a condition to the availability of any other relief under or with respect to the Plan.  The failure of a claimant to follow the claims procedure (including the failure to comply with the deadlines established as part thereof) will extinguish his or her right to file a subsequent claim or to file a lawsuit with respect to the claim.  If a claimant follows the claims procedure, but his or her final appeal is denied, he or she will have one year to file a lawsuit with respect to that claim, and failure to meet the one-year deadline will extinguish his or her right to file a lawsuit with respect to that claim.

(b)                                 Participants have the right to direct the investment of their Savings Accounts among the Investment Funds from time to time offered under the Plan.  The Committee will furnish each Participant with a statement of his or her Savings Account balance at least quarterly.  If a Participant believes that his or her investment directions have not been followed, the Participant must file a written claim for correction with the Committee by the later of (i) six months after the investment direction was allegedly made and (ii) 15 days after two Savings Account statements have been provided to the Participant by the Committee.

SECTION 20

Miscellaneous

20.01                 Validity of Contracts

Neither the Companies, the Committee nor the Trustee shall be responsible under any circumstances for the validity of any annuity contracts issued pursuant to the provisions of this Agreement, nor for the failure on the part of any insurer to make any payment or to provide for benefits under any such contract issued by it, nor for the action of any person or persons which may render such contracts null and void or unenforceable, either in whole or in part.

20.02                 Reliance on Information Furnished by the Companies

Any information furnished by the Companies to the Committee or Trustee, such as Compensation or contributions of Participants, the proper amount of the Companies’ contribution, the status of individuals as Employees of the Companies, or otherwise, and any other information which may be furnished by the Companies to the Committee or Trustee, shall be accepted by the Committee and Trustee as being true and correct, and the Committee or Trustee shall incur no liability in relying on such information.  In no event shall the Trustee or Committee have any right to request or demand an audit, investigation, or disclosure of the Companies’ books or records.

20.03                 Inability to Perform

Neither the Companies, the Committee nor the Trustee shall be responsible for any inability to perform, or delay in performing, any act occasioned by any restriction or provision of any annuity contract, or imposed by any insurer, or by any other person, or by law, and in the event any such inability or delay shall be so occasioned, then that act which can be performed shall be performed by the Companies, the Committee, or the Trustee which, in the sole discretion of the Committee, most completely carries out the intention and purpose of this Trust.  All parties to this Trust or in any way interested therein shall be bound by any act so performed under such conditions.

20.04                 Execution of Documents

All parties to a Trust under this Plan or claiming any interest hereunder expressly agree to perform any and all acts, and to execute any and all documents and papers which at any time may be necessary or desirable for carrying out any of the provisions of such Trust.

20.05                 Notice of Required Action

In any case in which the Companies, a Trustee, the Committee or the insurer shall be directed to take any action upon the occurrence of any event, they, or any one or more of them, shall be under no obligation or liability to take such action unless and until notice, proper and satisfactory to them, shall first have been received of the occurrence of such event.  For the purposes of this Section 20.05, a certificate in writing signed by any officer of Aon and delivered to a Trustee, the Committee or the insurer, or a certificate in writing from a Trustee to the insurer as to the occurrence or happening of any event, shall constitute conclusive evidence of such occurrence or happening, and the Trustee, the Committee and the insurer, respectively, shall be fully protected and discharged from all liability whatsoever in accepting and relying on such certificate.  No insurer shall be required to go back of any action of a Trustee, and no insurer shall be responsible to see that any action of a Trustee is authorized by the terms of this Agreement.

20.06                 Reliance Upon Communication

Neither the Companies, the Committee, nor the Trustee shall incur any liability in acting upon any notice, request, signed letter, telegram, or other paper or documents reasonably believed by them or any one of them to be genuine and to be signed or sent by the proper person.

20.07                 Discharge Upon Payment

The payment and acceptance of any money or property in a settlement of any participation under a Trust under this Plan shall constitute a complete acquittance and discharge of full liability of the Trustee with respect to such participation.  An insurer shall be fully discharged from any and all liability for any amount paid to a Trustee, the Participant, or any Beneficiary, or to any other person or persons in accordance with the written directions of a Trustee, and the Trustee and the insurer, respectively, shall be under no obligation or duty to see to the distribution or further application of any monies so paid.  Any change made or action taken by the insurer upon the written directions of a Trustee shall fully discharge the insurer from all liability with respect thereto.

20.08                 Insurer Not Party to Agreement

No insurer shall be deemed a party to this Agreement for any purpose.

20.09                 Disposition of Share of Missing Persons

In the event the Committee is unable to make payment of any benefit payable under this Plan because of inability to find the person to whom payment is due and such inability continues for a period of two years, the benefit shall be forfeited; provided, however, if a claim is subsequently made for such benefit by the person entitled thereto, such benefit shall be reinstated.  This Section 20.09 shall have no application to any payments that an insurer is required to make by the terms of its contract to anyone other than a Trustee.

20.10                 Gender and Case

Where used in this Agreement, words in the masculine shall be read and construed as in the feminine, and words in the singular shall be read and construed as though used in the plural in all cases where such constructions would so apply.

20.11                 Section Title Not Part of Agreement

The section and subsection designations and titles are included solely for convenience and shall, in no event, be construed to affect or modify any of the provisions of this Agreement or be construed as a part thereof.

20.12                 Construction

It is intended that this Plan and Trust Agreements under this Plan shall comply with the provisions of ERISA, constitute a qualified profit-sharing plan and trust with a cash or deferred arrangement under the provisions of Section 401(a) of the IRC and an employee stock ownership plan as defined in Section 4975(e)(7) of the IRC and be operated in a manner so as not to discriminate in favor of Highly Compensated Employees.  Accordingly, the provisions of this Plan and the Trust Agreements under this Plan shall be construed and applied in a manner consistent with such intent.  However, to the extent not superseded by ERISA, this Plan and the Trust Agreements under this Plan, shall be construed and enforced in accordance with the laws of the State of Illinois.

20.13                 Agreement Binding on All Parties

This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of any and all parties hereto, present and future.

20.14                 Military Service

With respect to qualified military service, the following shall apply:

(a)                                  Notwithstanding any provisions of this Plan to the contrary, effective as to any reemployment under Section 414(u) of the IRC initiated on or after December 12, 1994, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the IRC.

(b)                                 Effective January 1, 2007, to the extent required by Section 401(a)(37) of the IRC, if a Participant dies while performing “qualified military service” (as defined under Section 414(u) of the IRC), then the survivors of the Participant shall be entitled to any additional benefits (other then benefit accruals or allocations relating to the period of qualified military service) provided under the terms of the Plan had the Participant resumed employment with the Employer on the day preceding such death and then terminated employment on account of death.

(c)                                  To the extent provided under Section 414(u)(12)(B) of the IRC, a Participant shall be treated as having been severed from employment with the Employer during any period during which the Participant is performing service in the uniformed services described in Section 3401(h)(2)(A) of the IRC.   If a Participant elects to receive a distribution by reason of the preceding sentence the Participant may not make any Pay

Deferral Contributions and After-Tax Contributions (or other employee contributions) during the six-month period beginning on the date of distribution

20.15                 Limitations Regarding Elective Deferrals

If amounts attributable to elective contributions (including qualified nonelective contributions and qualified matching contributions taken into account for the ADP test under Treasury Regulations Section 1.401(k)-2(a)(6)) made under another plan are transferred to this Plan as a result of a merger or consolidation of such plan with and into this Plan or as a result of a transfer of assets and liabilities of such plan to this Plan, then the limitations on distributions applicable to Basic Pay Deferral Contributions under this Plan shall apply to the amounts so transferred to the extent required by Treasury Regulations Section 1.401(k)-1(d)(5)(iv).   Where Basic Pay Deferral Contributions or Supplemental Pay Deferral Contributions are to be transferred to another plan, the transferee plan must provide that the limitations on distributions described in Treasury Regulations Section 1.401(k)-1(d) shall continue to apply to Basic Pay Deferral Contributions or Supplemental Pay Deferral Contributions which are so transferred to the extent required by Treasury Regulations Section 1.401(k)-1(d)(5)(iv).

SECTION 21

Provisions Applicable If Plan Becomes Top-Heavy

21.01                 Applicability

The provisions of this Section 21 shall be applicable during any Plan Year only if the Plan was a Top-Heavy Plan or was part of a Top-Heavy Group on the Determination Date, and in such case shall override and supersede all other provisions in this Plan to the contrary; provided, that these provisions shall not apply to a Plan which is not itself a Top-Heavy Plan and which was included in an Aggregation Group under the second sentence of Section 21.02(f); provided further, that, to the extent permitted by law, Section 21.06 shall not apply to any Employee who has received the minimum benefit for the Plan Year as required under the Top-Heavy rules from any defined benefit plan of the Company.

21.02                 Additional Definitions

(a)                                  Key Employee.  The term “Key Employee” shall refer to any Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is

(i)            an officer of the Company, excluding any Employee whose Compensation is greater than $160,000, as adjusted under Section 415(i)(1) of the IRC.

(ii)           a Five Percent Owner of the Company, or

(iii)          a One Percent Owner of the Company having an annual compensation from the Company of more than $150,000.

The term shall also include beneficiaries of a Key Employee.  For purposes of clause (i), no more than 50 Employees (or, if less, the greater of 3 or 10% of the Employees) shall be treated as officers, and the officers taken into account shall be the officers with the highest compensation.  For purposes of clause (ii), if two Employees have the same interest in the Company, the Employee having greater annual Compensation from the Company shall be treated as having a larger interest.  For this purposes of clauses (ii), (iii) and (iv), the aggregation rules of subsections (b), (c) and (m) of Section 414 of the IRC (pertaining to employees of a controlled group of corporations, of partnerships and proprietorships under common control, and of an affiliated service group) shall not apply.

(b)                                 Five Percent Owners.  The term “Five Percent Owner” shall mean any person who owns [or is considered as owning within the meaning of Section 318 of the IRC but substituting 5% for 50% in Section 318(a)(2)(C)] more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the total combined voting power of all stock of the Company.

(c)                                  One Percent Owners.  The term “One Percent Owner” means any person who owns [or is considered as owning within the meaning of Section 318 of the IRC but substituting 5% for 50% in Section 318(a)(2)(C)] more than one percent of the outstanding stock of the Company or stock possessing more than one percent of the total combined voting power of all stock of the Company.

(d)                                 Non-Key Employee.  The Term “Non-Key Employee” shall refer to any Participant who is not a Key Employee.

(e)                                  Top-Heavy Plan.  A Plan is a “Top-Heavy” Plan if, as of the Determination Date, the aggregate of the accounts of Key Employees under the Plan exceed 60% of the aggregate of the accounts of all Employees under the Plan; or if it is required to be included in an Aggregation Group and such Aggregation Group is a Top-Heavy Group; provided, that the Plan shall not be a Top-Heavy Plan if the Plan is part of an Aggregation Group which is not a Top-Heavy Group.

(f)                                    Aggregation Group.  The term “Aggregation Group” means (i) each plan of the Company in which a Key Employee is a Participant and (ii) each other plan of the Company which enables any plan described in (i) to meet the discrimination requirements of Section 401(a)(4) of the IRC or the minimum participation standards of Section 410 of the IRC.  In addition, at the option of the Company, it may include any other plan of the Company if the Group would continue to meet the requirements of Sections 401(a)(4) and 410 of the IRC with such other plan being taken into account.

(g)                                 Top-Heavy Group.  An Aggregation Group is a “Top-Heavy Group” if, as of the Determination Date, (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, plus (ii) the aggregate of the accounts for Key Employees under all defined contribution plans included in such Group, exceeds (3) sixty percent (60%) of a similar sum determined for all Employees.

(h)                                 Employee.  The term “Employee” shall include the Beneficiaries of such Employee.

(i)                                     Determination Date.  The term “Determination Date” shall mean, with respect to any Plan Year, the last day of the preceding Plan Year.  All required valuations shall be made as of the Determination Date.

(j)                                     Compensation.  The term “Compensation” shall mean total compensation (as defined in Section 415(c)(3) of the IRC) as determined under Section 19.06.

21.03                 Special Rules

In determining whether the Plan is a Top-Heavy Plan or part of a Top-Heavy Group, the following rules shall apply.

(a)                                  Except to the extent provided in regulations issued by the Secretary of the Treasury, any rollover contribution (or similar transfer) initiated by an Employee from a plan not maintained by the Company and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan.

(b)                                 if any individual is a Non-Key Employee with respect to the Plan for any Plan Year, but such individual was a Key Employee with respect to the Plan for any prior Plan Year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account for purposes of Sections 21.02(e) and (g).

(c)                                  To the extent provided in regulations issued by the Secretary of the Treasury, the Top-Heavy rules of this Section shall be applied on the basis of any year specified in such regulations in lieu of Plan Years.

(d)                                 In determining present values and account balances under Sections 21.02(e) and (g), all distributions made with respect to any Employee during the 5-year period ending on the Determination Date shall be added back and included therein.  For plan years beginning on and after January 1, 2002, the distributions to be added and included are any distributions made during the 1-year period ending on the Determination Date and any distributions made during the 5-year period ending on the Determination Date if made for a reason other than termination of employment, death or disability.  The preceding sentence shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group.

(e)                                  In determining the account of any Participant under 21.02(e) or (g), amounts attributable to deductible employee contributions shall not be considered.

(f)                                    If any individual has not performed services for any employer maintaining this Plan at any time during the 5 year period ending on the Determination Date, any accrued benefit for such individual and his accounts shall not be taken into account.

21.04                 Participant’s Top-Heavy Account

An additional separate account shall be established for each Participant to be known as the Participant’s Top-Heavy Account to which shall be posted his share of Company’s contributions, forfeitures and net earnings and valuation adjustments for each Plan Year to which Section 21 is applicable.  His share of the Company’s contributions, forfeitures and net earnings and valuation adjustments that have been posted to his Company Contribution Account and Aon Retirement Account for all prior Plan Years shall be transferred to his Top-Heavy Account.

21.05                 Vesting with respect to Participants’ Top-Heavy Accounts

In lieu of the vesting schedule set forth in Section 13, a Participant, provided he earns at least one Hour of Service after the Plan has become Top-Heavy, shall vest in his Top Heavy Account according to the following schedule:

Completed Years of Service	Non-Forfeitable %

Less than 3	-0-
3	100%

provided, that a Participant’s nonforfeitable interest in his Top-Heavy Account, as regards funds transferred from his Company Contribution Account and Aon Retirement Account for prior years as set forth in Section 21.04 shall not be reduced from his nonforfeitable interest therein under Section 13.

21.06                 Minimum Contribution for Non-Key Employee

The Company’s contribution and forfeitures allocated to the Top-Heavy Account for each Plan Year for each Non-Key Employee shall not be less than three percent (3%) of his compensation as defined at IRC Section 416(c)(2)(A), except that said percentage shall not be more than the highest percentage at which Company contributions plus forfeitures are made for any Key Employee.  The percentage for each Key Employee shall be determined by dividing the amount of his share of the Company’s contribution plus forfeitures by the amount of so much of his Compensation as does not exceed the amount allowed as Compensation pursuant to Section 401(a)(17) of the IRC.  For this purpose, all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.  The foregoing exception to the three percent (3%) provision shall not apply if the Plan is required to be included in an Aggregation Group wherein the Plan enables a defined benefit plan required to be included in such Group to meet the requirements of Sections 401(a)(4) and 410 of the IRC pertaining to discrimination and minimum participation.  The minimum contribution rules of this Section 21.06 may be satisfied by taking into account Company contributions attributable to a salary reduction or similar arrangement.  The allocation provisions of this Plan shall be modified as may be necessary to comply with the provisions of this Section 21.06 and the Company may, but shall not be required to, increase Company contributions so no Participant will incur a reduction of benefits by reason of the operation of this Section 21.06

21.07                 Simplified Employee Pensions

For purposes of Section 21, a Simplified Employee Pension shall be treated as a defined contribution plan.  At the Company’s election, the aggregate Company contributions to a Simplified Employee Pension may be taken into account in lieu of the aggregate of the accounts of the Employees for the purpose of determining whether the Plan is a Top-Heavy Plan or is part of a Top-Heavy Group pursuant to Section 21.02(e) and (g).

21.08                 Contributions or Benefits not taken into Account

The Plan must meet the requirements of Section 21.05 and Section 21.06 without taking into account (i) contributions or benefits under Chapter 2 of the IRC (relating to tax on self-employment income); (ii) Chapter 21 of the IRC (relating to Federal Insurance Contributions Act; (iii) Title II of the Social Security Act; or (iv) any other federal or state law.

PART II

PROVISIONS APPLYING TO THE AON COMMON STOCK ESOP

SECTION 22

Definitions and Contributions

22.01                 Definition of terms

The following definitions, in addition to those in Section 1, shall apply to Sections 22 through 25 of this Plan.

(a)                                  Acquisition Loan shall refer to a loan (or other extension of credit) used by the Plan to finance the acquisition of Employer Securities, which loan may constitute an extension of credit to the Plan from a party in interest (as defined in ERISA), or may be guaranteed by a party in interest.

(b)                                 Aon Common Stock ESOP shall refer to all the assets held under this Plan in both the Stock Fund and the General Fund.

(c)                                  Financed Shares shall mean shares of Employer Securities acquired by the Trust with the proceeds of an Acquisition Loan.

(d)                                 General Fund shall refer to the separate fund maintained under this Plan consisting of assets other than those Employer Securities which are part of the Stock Fund, including cash dividends, stock rights and stock warrants received with regard to all Employer Securities in the Aon Common Stock ESOP.  On and after January 1, 2003, the General Fund will include the assets other than Employer Securities deriving from the General Fund prior to that date and assets other than Employer Securities deriving from the Aon Stock Fund which was merged into the ESOP Fund as of January 1, 2003, now known as the Aon Common Stock ESOP.  Where the content so indicates, the term shall also refer to the assets held in the General Fund.

(e)                                  Stock Fund shall refer to the separate fund maintained under this Plan consisting of Employer Securities.  On or after January 1, 2003, the Stock Fund will include the Employer Securities deriving from the ESOP Fund prior to that date and the Employer Securities deriving from the Aon Stock Fund which was merged into the ESOP Fund as of January 1, 2003 and now known as the Aon Common Stock ESOP.  Where the content so indicates, the term shall also refer to the Employer Securities held in the Stock Fund.

(f)                                    Value shall refer to the value of Employer Securities.  The value of Employer Securities on any particular date shall be the mean of the opening and closing prices of Employer Securities on the New York Stock

Exchange on such date and if such date was not a business day of the New York Stock Exchange then on the last day prior to such day which was a business day of the Exchange.  Effective December 31, 2001, the value of Employer Securities shall mean the closing price as reflected on the New York Stock Exchange Composite Transactions Tape for regular trading hours.

(g)                                 Valuation Date shall refer to the last business day of each calendar month, and each other date for which the Committee causes the ESOP Account to be valued.

22.02                 Contributions by Companies

The Companies, in total, shall pay to the ESOP Trustee the amount set forth below.  The aggregate contribution of the Companies for Employees shall be an amount equal to the sum of (a), (b) and (c) below:

(a)                                  Discretion of Board.  Such amount as may be determined at the discretion of the Board.  The portion of the contribution made on behalf of each group of employees need not be pro rata but may be based upon such factor as the Board shall deem relevant, including geographical location, job description or earnings, as the Board in its sole discretion shall decide; provided, that any such group shall be selected in a manner that does not discriminate in favor of Highly Compensated Employees.

(b)                                 Acquisition Loans.  In addition to the amounts contributed under (a) above, any additional amounts as may be needed (after taking into account dividends under Section 23.02) to provide the ESOP Trustees with sufficient funds to pay any maturing obligations under Acquisition Loans.

(c)                                  Matching Contributions.  Amounts in accordance with Section 3 of this Plan, to the extent not described in subsection (a) or (b).

(d)                                 Adjustments.  If contributions under (a) are not pro rata, then allocations, contributions, and other calculations (other than forfeitures) under the Plan may be adjusted to take this factor into account.

22.03                 Allocation and Possible Reduction of Aggregate Contribution

Each of the Company’s share of the aggregate contribution describes in Section 22.02 shall be equal to the amount of such contribution as will be allocated to the individual accounts of Participants who are employed by it pursuant to Section 3.02(d).  If, during any Plan Year, any Participant is employed by more than one Company that has adopted this Plan, the amount allocable to such Participant’s account may be allocated among such Companies in the proportion of Compensation paid by each during the Plan Year in respect to which the contribution is made.  The ESOP Trustee shall be under no duty or obligation to inquire into the correctness of the amount of the contribution nor shall the ESOP Trustee be obligated to institute any legal action to compel the Company to make any contribution.

22.04                 Form of Contribution

The contribution of a Company shall be made in the form of Employer Securities having a Value equal to the amount set forth at Section 22.02, or in the form of cash including a check.  Any contribution made in the form of cash may be used to acquire Employer Securities or to make payments on Acquisition Loans.

SECTION 23

Allocation of Trust Funds

23.01                 ESOP Account

In addition to the accounts described in Section 6, the Committee shall maintain a separate account in the name of each Participant to be known as the Participant’s “ESOP Account.”  A Participant’s ESOP Account shall consist of the sum of two subaccounts, one Stock Sub-Account and one General Sub-Account.

(a)                                  Stock Sub-Account.  The Committee shall post to the Stock Sub-Account for each Participant the following:

(i)                                     For each Participant with a balance in the ESOP Account on December 31, 2002, the Employer Securities credited in that Account on that date;

(ii)                                  For each Participant with a balance in the Aon Stock Fund on December 31, 2002, the Employer Securities credited to that Fund on that date;

(iii)                               On and after January 1, 2003, any amounts contributed to or transferred to the ESOP Trust pursuant to Sections 3.02, 4.01, 4.02, 4.03, 4.05, 4.09 or 14.02 of the Plan or any forfeitures relating to contributions made under those Sections;

(iv)                              For each Participant employed on the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience), such Participant’s share of Employer Securities, when released with respect to employer contributions to repay an Acquisition Loan described in Section 22.01(a).  Effective January 1, 1998, the allocation to each Participant’s Stock Sub-Account shall consist of shares released from the suspense account described in Section 23.03 and shall be computed in accordance with Sections 3.02(d), (e), and (f).

(v)                                 As of each Valuation Date any additions or deductions arising out of net earnings and valuation adjustments resulting from the operation of Section 25.11.

(vi)                              As of each Valuation Date, any additions arising out of transfers of Employer Securities from the General Fund resulting from the operation of Section 25.05.

(vii)                           Any withdrawals or other payments chargeable to such subaccount.

(viii)                        As of each Valuation Date, each Participant’s share of Employer Securities released pursuant to payment of Acquisition Loans from dividends under Section 23.02(d) and from Company contributions and earnings thereon in the General Fund; provided, however, that Employer Securities released per application of dividends shall be allocated as provided under Section 23.02(d) and shares released per application of prior Company contributions and earnings thereon shall be accounted for as provided in the formula at Section 25.05.

(ix)                                The balance posted to the record of each Participant or Beneficiary in the Stock Sub-Account of the Aon Employee Stock Ownership Plan as of December 31, 1997, plus any dividends, gains or losses which accrue thereon after that date.

(b)                                 General Sub-Account.  The Committee shall post to the General Sub-Account of each Participant the following:

(i)                                     For each Participant with a balance in the ESOP Account on December 31, 2002, the portion of the Non-Employer Securities credited in that Account on that date;

(ii)                                  For each Participant with a balance in the Aon Stock Fund on December 31, 2002, the amount of non-Employer Securities credited to that Fund on that date.

(iii)                               On and after January 1, 2003, any cash contributed to or transferred to the ESOP Trust pursuant to Sections 3.02, 4.01, 4.02, 4.03, 4.05, 4.09 or 14.02 of the Plan, or any forfeitures relating to contributions made under those Sections.

(iv)                              Such Participant’s share of any cash contribution not used to acquire Employer Securities under Section 22.04 prior to allocation hereunder.  Such contribution and forfeitures from the Old General Sub-Accounts shall be allocated among the Participants in the same manner as Employer Securities under Section 23.01(a)(i).

(v)                                 As of each Valuation Date, any additions or deductions arising out of net earnings and valuation adjustments resulting from the operation of Section 25.11.

(vi)                              As of each Valuation Date, any deductions arising out of transfers of Employer Securities to the Stock Fund resulting from the operation of Section 25.05.

(vii)                           Any withdrawals or other payments chargeable to such sub-account.

(viii)                        The balance posted to the record of each Participant or Beneficiary in the Old General Sub-Account of the Aon Employee Stock Ownership Plan as of December 31, 1997, plus any dividends, gains or losses which accrue thereon after that date.

(c)                                  For accounting and administrative purposes, the accounts of Participants may be maintained in a unitized form combining the Stock Sub-Account and General Sub-Account as a single value, and the accounts of Participants will then show units of such fund, and not shares of Employer Securities as allocated to these accounts.

23.02                 Allocation of Dividends on Employer Securities

(a)                                  Cash Dividends.  Except as provided in Subsection (d), dividends received from the Company in cash shall be deposited in the General Fund and credited to the General Sub-Account of the Participants to the extent applicable to the shares allocated to their respective Stock Sub-Account, and, to the extent applicable to shares held in the General Fund or the Financed Shares held in the suspense account in the Stock Fund, such dividends shall be credited as income of the General Fund.  For the cash dividends received on Employer Securities in the Stock Sub-Account during 2002, the Participant may annually elect to direct the investment of these cash dividends into additional shares of Aon common stock or to receive a distribution of these dividends in cash.  For cash dividends received on Employer Securities in the Stock Sub-Account in years after 2002, the Participant may elect quarterly to direct the investment of these cash dividends into additional shares of Aon common stock or to receive a distribution of these dividends in cash

(b)                                 Stock Dividends.  Stock Dividends attributable to Employer Securities held in the General Fund or in the suspense account in the Stock Fund shall be deposited in the General Fund and credited as income of the General Fund.  Stock dividends attributable to Employer Securities held in the Stock Fund and allocated to the Participant’s Stock Sub-Accounts shall be deposited in the Stock Fund and allocated to the Participant’s Stock Sub-Accounts in proportion to the shares held in each Sub-Account.

(c)                                  Distribution to Participants.  Any cash dividends received by the Plan on shares of Employer Securities allocated to Participant’s Stock Sub-Accounts may be paid currently (or within ninety (90) days after the close of the Plan Year in which paid) in cash to such Participants (who are still employees) or their Beneficiaries on a nondiscriminatory basis, as determined by the ESOP Trustees.  Such distribution of cash dividends to Participants may be limited to shares of Employer Securities which are then vested (under Section 13) or may be applicable to all shares allocated to their respective Stock Sub-Accounts, as determined by the Committee.

(d)                                 Loan Payments.  Dividends may be used to make payments on Acquisition Loans, at the discretion of the Company, to the extent that a deduction is allowable therefor under Section 404(k) of the IRC as amended from time to time.  Financed Shares in the suspense account which are released pursuant to dividends on Employer Securities being used to make payments on Acquisition Loans shall be allocated as follows:

(i)                                     For dividends on allocated Employer Securities in the Stock Fund, an amount of released shares equal in fair market value to the amount of such dividends shall be allocated to the respective Stock Sub-Accounts of those Participants upon whose allocated shares the dividends were paid.

(ii)                                  For dividends on unallocated Employer Securities in the suspense account, the released shares shall be allocated to the Stock Sub-Accounts of Participants in the same manner as under Section 23.01(a)(i).

(iii)                               For dividends on Employer Securities in the General Fund, the released shares shall be allocated in the same manner as under Paragraph (i).

(iv)                              Released shares under Paragraph (i), to the extent they exceed the amount of such dividends in fair market value, shall be allocated as under Paragraph (ii); provided, however, that if such shares are less in fair market value than the amount of the dividends on allocated Employer Securities used to make payments on Acquisition Loans, the balance of the released shares allocable to the Stock Fund under Paragraph (i) shall be allocated first from shares released under Paragraph (ii) and then if necessary under Paragraph (iii).  Any remaining shares needed in order to comply with Paragraph (i) shall be acquired with assets in the General Fund.

(v)                                 Shares released due to payments on Acquisition Loans financed by dividends under Paragraphs (ii) and (iii) declared during the first six months of the Plan Year shall be allocated to the Stock Sub-Accounts of Participants employed by the Company on the last day of the prior Plan Year.  Shares released due to payments on Acquisition Loans financed by other dividends under Paragraphs (i), (ii) and (iii) declared during the Plan Year shall be allocated to the Stock Sub-Accounts of Participants employed by the Company on the last day of the current Plan Year.

23.03                 Allocation of Financed Shares

Financed Shares shall initially be credited to a suspense account in the Stock Fund and shall be allocated to the Stock Sub-Accounts of Participants only as released upon payment of Acquisition Loans.  The number of Financed Shares to be released for each Plan Year shall be based upon a ratio approved in regulations and rulings issued by the Secretary of the Treasury or his delegate.  The shares so released shall be allocated to the Participants’ Stock Sub-Accounts as provided at Sections 23.01(a)(i), 23.02, and 25.05.

23.04                 Allocation of Purchased Employer Securities Other Than Financed Shares

The ESOP Trustees may purchase Employer Securities using funds of the General Fund in which case such shall be considered an investment of the General Fund.  The ESOP Trustees from time to time may, at their discretion, allocate some or all of the shares of Employer Securities held in the General Fund to the Participants.  In the event of any such allocation, the shares so allocated shall be transferred from the General Fund to the Stock Fund and allocated to the Participants’ Stock Sub-Accounts in proportion to their respective General Sub-Account balances at the time.

23.05                 Rollovers

Any amount that is an eligible rollover distribution within the meaning of Section 402(c)(4) of the IRC, and which consists of cash, or cash and Employer Securities, may be contributed to the ESOP Account of this Plan by the Employee on or before the 60th day following the receipt by the Employee of such distribution from a qualified trust.  Alternatively, an eligible rollover distribution consisting of cash, or cash and Employer Securities, may be transferred at the direction of the Employee directly to the Trustee from any qualified trust described above.

SECTION 24

Provisions Relating To ESOP Trustee Of The ESOP Trust

24.01                 Appointment of ESOP Trustees

The assets of the ESOP Account shall be held in trust (the “ESOP Trust”).  There shall at all times be one or more Trustees of the ESOP Account (the “ESOP Trustees”) of the Plan, acting hereunder.  The ESOP Trustees shall be appointed by the Board.  The Board shall have the right at any time, and from time to time, to remove any ESOP Trustee.  Each ESOP Trustee shall serve until 60 days after the earlier of (a) the day notice of resignation is given to the Board (or its representative); or (b) the day notice of removal by the Board (or its representative) is given to the ESOP Trustee.  By mutual agreement, the 60-day notice may be waived.  In the event of the death, resignation, or removal of an ESOP Trustee, the Board shall appoint a successor to fill the vacancy, and such successor, upon accepting appointment by an instrument in writing delivered to the Board (or its representative) shall, without further action, become vested with all the estate, rights, powers, discretions and duties of the predecessor.

24.02                 Fees and Expenses of ESOP Trustee

The ESOP Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by Aon and the ESOP Trustee except that no person so serving shall be entitled to receive compensation where he receives full-time pay from the Companies.  The ESOP Trustee, in addition, shall be reimbursed for any reasonable expenses, including reasonable counsel fees and investment manager fees, incurred by it in the administration of the ESOP Trust.

24.03                 Payment of Costs, Fees and Expenses

Expenses arising from the administration, management and operation of the ESOP Trust, including compensation payable to the ESOP Trustee, shall be payable from the ESOP Trust.  In construing the foregoing, the following shall be understood:  (1) expenses incurred in connection with transactions involving the purchase or sale of investments shall be added to the cost of such investment or deducted from the sale price thereof as the case may be; and (2) nothing contained herein shall preclude the Companies, by agreement or otherwise, from paying expenses not attributable to them hereunder.

24.04                 Uncertain Distribution

In the event any question or dispute shall arise as to the proper person or persons to whom any payment shall be made, the ESOP Trustee may withhold such payment until a determination of such question or dispute shall have been made, or the ESOP Trustee shall have been adequately indemnified against loss to its satisfaction.

24.05                 Liability

No ESOP Trustee shall ever be liable for any act or default by any predecessor Trustee, nor shall any successor Trustee or Trustees acting hereunder be under any duty to examine into or take any action with reference to the accounts of any prior Trustee heretofore acting hereunder.  All contributions and other monies received by the ESOP Trustee shall be held for the exclusive benefit of the Participants and their Beneficiaries and for the payment of such administrative expenses as may be provided for hereunder.  The ESOP Trustee shall be accountable for all such contributions and other monies, but shall have no duty to determine that the amounts of the contributions comply with the provisions of the Plan.

24.06                 Legal Action

The ESOP Trustee shall at no time be obliged to institute any legal action or to become a party to any legal action unless it shall have been indemnified to its satisfaction for any fees, costs, and expenses to be incurred in connection therewith.

24.07                 Manner of Acting

If there is more than one ESOP Trustee, all decisions by the ESOP Trustees pertaining to the management of the trust under this Section 24 and their duties and powers, shall be made by the decision of the majority of the ESOP Trustees, and the action of the majority of the ESOP Trustees shall be binding upon all of the ESOP Trustees and have the same effect as an action, or decision, of all the ESOP Trustees.

24.08                 Limitation on Liability

To the extent permitted by law, each person serving as an ESOP Trustee without compensation shall be relieved and released from all personal liability by reason of any act or failure to act on his part, except to the extent such act or failure to act was a result of fraud or gross negligence.

24.09                 Indemnity

Each person serving as an ESOP Trustee without compensation (and their respective assigns, heirs, executors and administrators) shall be entitled to be indemnified by Aon against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding or threat thereof, to which he may be made a party by reason of his serving as an ESOP Trustee, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have committed a fraudulent act or omission.  The foregoing right to indemnity shall include reimbursement of the costs and expenses paid in settling any such action, suit or proceeding or threat thereof when it appears to Aon that the ESOP Trustee did not commit a fraudulent act or omission.

24.10                 Disbursements

The ESOP Trustee shall make such disbursements or payments from the ESOP Trust as may be directed by the Committee.  Any such directions shall be in writing and signed by a member of the Committee or the Secretary of the Committee.  The ESOP Trustee shall have no duty or obligation to inquire into the propriety of any payment directed by the Committee but may conclusively presume that the payment is authorized by the terms of the Plan; however, this

Section shall in no event be construed as granting the Committee any authority to manage, control, or invest the assets of the ESOP Trust but is intended solely to facilitate the administration of the Plan by the Committee.

24.11                 Reports

The ESOP Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by Aon or the Committee.  Within sixty (60) days following the close of each Plan Year (or following the close of such other periods as may be agreed upon by the ESOP Trustee and Aon) the ESOP Trustee shall file with Aon a written account setting forth a description of all securities and other property purchased and sold, all receipts, disbursements and other transactions affected by it during such period, and listing the securities and other property held by it at the end of such period, at their cost and fair market values.  Aon may approve such accounting by written notice of approval delivered to the ESOP Trustee or by failure to express objection to such accounting in writing delivered to the ESOP Trustees within eight (8) months from the date upon which the accounting was delivered to Aon.  Upon receipt of a written approval of the accounting, or upon the passage of said period of time within which objections may be filed, without written objections having been delivered to the ESOP Trustee, such accounting shall be deemed to be approved, and the ESOP Trustee shall be released and discharged as to all items, matters and things set forth in such accounting as if such accounting had been settled and allowed by a decree of a court of competent jurisdiction in any action or proceeding in which the ESOP Trustee, Aon, and all persons having or claiming to have any interest in the Trust Fund or under the Plan, were parties.  The ESOP Trustee, nevertheless, shall have the right to have its accounts settled by judicial proceedings if it so elects, in which event only the ESOP Trustee and Aon shall be necessary parties.  Nothing contained in this paragraph shall relieve the ESOP Trustee from any responsibility or duty under ERISA and any subsequent amendment thereto.

24.12                 Additional Powers of ESOP Trustee

The ESOP Trustee shall have exclusive authority and discretion to manage and control all of the assets of the ESOP Trust.  Pursuant thereto, and in addition to the other powers granted by this Agreement, the ESOP Trustee shall be authorized and empowered, with respect to the ESOP Trust:

(a)                                  To sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by private contract or at public auction, and no person dealing with the ESOP Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

(b)                                 To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(c)                                  To register any investment in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the ESOP Trustee shall at all times show that all such investments are part of the ESOP Trust;

(d)                                 To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it;

(e)                                  To employ suitable agents and persons to render it services and advice in connection with its responsibilities and to pay their reasonable expenses and compensation;

(f)                                    To settle, compromise, or submit to arbitration, any claims, debts, or damages, due or owing to or from the ESOP Trust, to commence or defend suits or legal proceedings and to represent the ESOP Trust in all suits or legal proceedings;

(g)                                 To enter into any covenants or agreements binding the ESOP Trust with regard to any securities or other property held by it as Trustee; and

(h)                                 To borrow or raise monies for the purposes of the ESOP Trust and for any such so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the assets of the ESOP Trust, but nothing herein contained shall obligate the ESOP Trustee to render itself liable individually for the amount of any such borrowing; and no person loaning money to the ESOP Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency, or propriety of any such borrowing.

24.13                 Investment Manager

The ESOP Trustees or the Company may delegate the investment powers granted to the ESOP Trustee by this Plan to an investment manager provided such investment manager meets all the requirements set forth in Section 3(38) of ERISA.  In the event of the delegation of their investment powers as above provided, the ESOP Trustees shall have no duty or obligation to supervise or control in any way the investments made and shall in no way be liable or responsible on account of any investments made or retained by the investment manager, whether or not such investments are authorized by this Plan, or for any acts or omissions of the investment manager.  Such delegation may apply to any part or all of the ESOP Trust.

24.14                 Institutional ESOP Trustee

The Company may decide to hire a corporate trustee (the “Institutional Trustee”) to act as ESOP Trustee.  If so, the Institutional Trustee shall assume the investment responsibility for the assets in the ESOP Trust, the powers, rights and responsibilities of the ESOP Trustee shall only be those set forth in a separate trust agreement between the Company and the

Institutional Trustee, and the provisions of Sections 24.01 to 24.12 shall become inoperative, except as they relate to actions of the ESOP Trustee prior to the appointment of the Institutional Trustee.

SECTION 25

Investments of the ESOP Fund

25.01                 Primary Purpose

The Aon Common Stock ESOP, whose operation is described in Sections 23.01, is designed to invest primarily in Employer Securities under Sections 4975(e) of the IRC and Section 407(d) of ERISA.  Investment by the ESOP Trustees of the Stock Fund and of the General Fund shall be made pursuant to such primary purpose set forth in the preceding sentence; provided, that all investments shall comply with Section 404 of ERISA.

25.02                 Investment of the Stock Fund

The assets of the Stock Fund shall be invested solely in Employer Securities, including stock dividends and stock splits on such Employer Securities.  Employer Securities in the Stock Fund shall not be sold except to provide funds for Participants receiving a cash distribution.  The ESOP Trustee shall have full power and authority to receive, collect, receipt collect, receipt for, manage, and care for all Employer Securities in the Stock Fund as a single fund.  Any other assets transferred to the Plan, including items received with regard to Employer Securities such as cash dividends and stock rights, shall be held in the General Fund.

25.03                 Investment of the General Fund

The ESOP Trustee shall have full power and authority to receive, collect, receipt for, hold, manage, and care for all amounts held, paid and contributed to the General Fund, and the proceeds thereof and the income and profits therefrom, as a single fund, and to invest and reinvest the same or any part thereof in bonds, notes, conditional sales contracts, debentures, stocks, obligations of the United States and any other security or interest in income-producing property as the ESOP Trustee may deem advisable.  Employer Securities acquired by the General Fund shall not be allocated among the accounts of the Participants but shall be accounted for like any other asset of the General Fund.  The ESOP Trustee is further authorized and empowered to sell, exchange, convert, or transfer any property of the ESOP Trust; to sell covered stock options; to retain uninvested for such time as the ESOP Trustees deem for the best interest of the Trust any cash held in the Trust not otherwise required to be invested in Employer Securities, to exercise or dispose of all rights accruing to the holders of any securities; to join in, by deposit, pledge, or otherwise, any plan of reorganization or other means of protecting and dealing with securities; and to compromise, adjust, and settle, all claims of or against said ESOP Trust at such amounts and upon such terms as they deem advisable.

25.04                 Investments Not Allocated to Separate Accounts

Except as provided in Section 25.08, all right, title and interest in and to the assets and investments of the ESOP Trust shall be vested in, and reside exclusively in, the ESOP Trustee, and no Participant shall have any right, title, or interest in or to the assets or investments of the ESOP Trust except to have the same held, invested, and applied in accordance with the provisions of this agreement.  The maintenance of a separate account for each Participant, as heretofore provided, shall not require the allocation of or segregation of assets to each such account, but the creation of such accounts is primarily for accounting purposes.

25.05                 Purchase or Sale of Contributed Employer Securities

The ESOP Trustee may acquire or sell Employer Securities with funds in the General Fund.  Such transactions may be entered into so as to acquire Employer Securities to be distributed to a retired or terminated Participant who decides to take stock or because of needed liquidity, or for any other reason in the discretion of the ESOP Trustee.  Also at the discretion of the ESOP Trustee, at appropriate intervals all or a portion of the Employer Securities in the General Fund may be transferred to the Stock Fund and shall thereafter be accounted for as part of the Stock Fund.  Upon any transfer of Employer Securities from the General Fund to the Stock Fund, the General Fund shall be charged with the Value of such Employer Securities as of the relevant Valuation Date, and each Participants’ General Sub-Account shall bear a portion of such charge based upon his balance in his General Sub-Account compared to the total balance in the General Fund; each Participants’ Stock Sub-Account shall then be credited with the same amount as was charged against his General Sub-Account, and such credit shall determine the number of shares (or fractional shares) to be allocated to his Stock Sub-Account.  The ESOP Trustee may sell Employer Securities in the Stock Fund only as provided in the following sentence.  If a cash distribution is made to a retired or terminated Participant or to a Beneficiary, the Employer Securities allocated to his Stock Sub-Account may be sold by the ESOP Trustees or may be instead transferred to the General Fund to be accounted for thereafter like any other asset of the General Fund.  If such individual demands Employer Securities and a stock distribution is made to him pursuant to the terms of this Plan, then any Employer Securities distributed in addition to the number of shares in the Participant’s Stock Sub-Account shall be taken from Employer Securities held in the General Fund.

25.06                 Acquisition Loans

The ESOP Trustee may incur Acquisition Loans from time to time to finance the acquisition of Employer Securities (Financed Shares) for the Plan or to repay a prior Acquisition Loan.  An installment obligation incurred in connection with the purchase of Employer Securities shall constitute an Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.  The terms of the loan, whether or not between independent parties, must, at the same time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arms-length negotiations between independent parties.  An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired.  No other Plan assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Plan assets other than any Financed Shares remaining subject to pledge.  In the event of a default, the value of the Plan assets transferred in satisfaction of the loan must not exceed the amount of default.  Any pledge of Financed Shares must provide for the release of shares so pledged as payments on the Acquisition Loan are made by the ESOP Trustee and such Financed Shares are allocated to Participants’ Accounts (as provided in Section 23.03).  Repayments of principal and interest on any Acquisition Loan shall be made by the ESOP Trustees only from Company contributions paid in cash to enable the ESOP Trustees to repay such Loan, from dividends under

Section 23.02(d) and from earnings attributable to such Company contributions and dividends, and from the proceeds of Acquisition Loans.

25.07                 Diversification of Investments by Qualified Participants

(a)                                  Each Qualified Participant may elect within ninety (90) days after the close of each Plan Year in his Qualified Election Period to direct the ESOP Trustees as to the investment of twenty-five percent (25%) of his Stock Sub-Account in the Plan, to the extent that such portion exceeds the amount to which a prior election under this Section applies.  This election shall apply, at the option of the Participant, to all funds subject to both the current election and to a prior election, and only one election per year shall be allowed.

(b)                                 The following rules shall apply to this Section:

(i)                                     A Qualified Participant’s means any Employee (or former Employee) who has completed at least ten years of participation in the Plan and has attained age 55.

(ii)                                  A Participant’s Qualified Election Period means the six-Plan Year period beginning with the later of (A) the first Plan Year in which the individual became a Qualified Participant or (B) the first Plan Year beginning after December 31, 1986.

(iii)                               In the case of the election year in which the Participant can make his last election, fifty percent (50%) shall be substituted for the aforesaid twenty-five percent (25%).

(iv)                              The Participant shall have the right to demand that the portion of his Accounts covered by the election (or by a prior election) be transferred to the remaining portion of this Plan, to be invested in one or more of the Investment Funds herein.

(v)                                 Within ninety (90) days after the aforesaid ninety (90)-day election period, the ESOP Trustee shall invest the portion of his Company Stock Account covered by the election as directed by the Participant pursuant to his election.

(vi)                              This section shall apply only to Employer Securities acquired after December 31, 1986, and whose value on the Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make a diversification election is more than $500.

(c)                                  Beginning on the first business day on or after January 1, 2003, each Participant and Beneficiary may elect at any time to direct the ESOP Trustees as to the investment of up to one hundred percent (100%) of his

Stock and General Sub-Accounts.  The Participant or Beneficiary shall have the right to demand that the portion of the Stock and General Sub-Accounts covered by this election be transferred to the Trustees, to be invested in one or more Investment Funds available under Section 7.01.

25.08                 Voting of Employer Securities

Each Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) shall have the right to direct the ESOP Trustee as to the manner in which shares of Employer Securities allocated to his Stock Sub-Account are to be voted on each matter brought before an annual or special stockholders’ meeting at the Company, and each Participant (or Beneficiary) shall be considered a named fiduciary under Section 402(a)(2) or ERISA with respect to this direction to the ESOP Trustee.  Before each such meeting of stockholders, the Company shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential direction as to how the shares of Employer Securities allocated to such Participant’s Stock Sub-Account are to be voted on each matter.  Upon timely receipt of such directions, the ESOP Trustee shall vote the shares (including fractional shares) of Employer Securities allocated to such Participant’s Stock Sub-Account on each matter as directed by the Participant.  Each Participant (or Beneficiary) who timely directs voting of Employer Securities shall also direct the vote of a portion of the shares of Employer Securities for which signed voting directions are not timely received and any unallocated shares of Employer Securities held in a suspense account (Undirected Shares) in the General Fund and in the Stock Fund.  Each Participant (or Beneficiary) shall be considered a named fiduciary under Section 402(a)(2) or ERISA with respect to this direction of the ESOP Trustee.  Each such Participant shall be entitled to direct the voting of that number of the Undirected Shares resulting from multiplying the total number of Undirected Shares by a fraction, the numerator of which is the total number of shares allocated to that Participant’s Stock Sub-Account and the denominator of which is the total number of shares of all Participants who timely direct the voting of Employer Securities.  The Participant’s individual instructions are to be given to a recordkeeper, auditor, or other person who is not the Company, a Subsidiary, or an Employee, officer, or director thereof and such person shall not divulge any Participant’s directions to any person.  Instructions received by the ESOP Trustee shall be made in the aggregate basis, shall be held by the ESOP Trustee in strict confidence and shall not be divulged or released to any person except as may be required to vote at the shareholders’ meeting, or as required by applicable law.

25.09                 Rights on Tender or Exchange Offer

Each Participant (or in the event of the Participant’s death, his Beneficiary) may direct the ESOP Trustee as to how to respond to a tender or exchange offer with respect to shares of Employer Securities in his Stock Sub-Account, and each Participant (or Beneficiary) shall be considered a named fiduciary under Section 402(a)(2) of ERISA with respect to this direction to the ESOP Trustee.  The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer.  Upon timely receipt of such written instructions, the ESOP Trustee shall respond as instructed with respect to shares of Employer Securities allocated to such Participant’s Stock Sub-Account.  If the ESOP Trustee does not receive timely written instructions from a Participant as to the manner in which to respond to such a tender or exchange offer, the ESOP Trustee shall not tender or exchange any shares of Employer Securities with respect to which such Participant has the right of direction.  Each Participant (or Beneficiary) shall also be entitled to direct the tender or exchange of a portion of the unallocated shares of Employer Securities held in a suspense account in the General Fund and the Stock Fund and each Participant (or Beneficiary) shall be considered a named fiduciary under Section 402(a)(2) of ERISA with respect to this direction to the ESOP Trustee.  Each such Participant shall be entitled to direct the voting of that number of unallocated shares by a fraction, the numerator of which is the total number of shares allocated to that Participant’s Stock Sub-Account and the denominator of which is the total number of shares of Employer Securities which are allocated to the Stock Sub-Accounts of all Participants for which instructions on the tender or exchange offer are received.  The Participants’ individual instructions shall be given to a recordkeeper, auditor or other person who is not the Company, a Subsidiary, or an Employee, officer or director thereof and such person shall not divulge any Participants’ directions to any person, except as required by applicable law.  Instructions received by the ESOP Trustee shall be made in the aggregate basis, shall be held by the ESOP Trustee in strict confidence and shall not be divulged or released to any person except as may be required to vote or tender.

25.10                 Termination of the ESOP Trust and Disposition Upon Such Termination

Unless otherwise terminated as hereinafter provided in Paragraphs (a), (b), (c) or (d) of this Section 8.05, this ESOP Trust shall continue in perpetuity or for such time as may be necessary to accomplish the purpose for which it is created.  This Trust shall terminate in respect to a Company upon the happening of any of the following events, but shall continue as a liquidation trust until final distribution of all assets.

(a)                                  Election by Aon.  Aon, by appropriate resolutions, by its Board, may elect to terminate this Trust and Plan as to any Company or all Companies.

(b)                                 Bankruptcy.  In the event a Company at any time shall be adjudicated bankrupt or insolvent.

(c)                                  Dissolution.  In the event a Company at any time shall be legally dissolved.

(d)                                 Merger or Consolidation.  In the event of the merger or consolidation of a Company in and with another corporation or an association and such other corporation or association shall not agree to continue this ESOP Trust, with proper agreement with the ESOP Trustee and Committee; provided, however, in the event of dissolution, merger, or consolidation of a Company, provision may be made by the successor or successors, whether it be an individual, firm, or corporation, for continuing this ESOP Trust and Plan, and such successor or successors shall be substituted for its predecessor hereunder, in which event the ESOP Trust and Plan shall continue in full force and effect in respect to such successor.

If this ESOP Trust and Plan shall be terminated upon the happening of any of the events specified in Paragraphs (a), (b), (c), or (d) of this Section 25.10, the Committee shall direct the ESOP Trustee to distribute the value of the affected Participants’ entire accounts to such Participants in the manner provided in this Plan.  Upon the completing of all payments to everyone entitled thereto, this ESOP Trust and Plan shall finally cease and terminate in respect to the Company and Participants affected thereby.  Upon the termination of the ESOP Trust and Plan in respect to any Company, any unallocated contributions, forfeitures, or earnings and valuation adjustments shall be allocated to the accounts of the affected Participants in a fair and equitable manner as determined by the Committee.  In the event of any action by or in respect to any Company resulting in the termination of the ESOP Trust and Plan pursuant to this Section 25.10, this ESOP Trust and Plan shall only terminate in respect to such Company but not in respect to any other Companies which have adopted the Plan, it being understood that the ESOP Trust and Plan shall continue in full force and effect as to any such other Companies.

25.11                 Net Earnings and Valuation Adjustment

As of each Valuation Date, there shall be allocated the net earnings and valuations changes of the ESOP Fund for the period ending on such date among the accounts maintained on such date on the basis of, and in proportion to, their account balances on such date.  A separate adjustment shall be made for the Stock Fund and for the General Fund as set forth below.

(a)                                  There shall be valued the Employer Securities in the Stock Fund.  The resulting Value, which shall be the amount of the Stock Fund and which shall not be revised until the next Valuation Date except as described in the last sentence of this Subsection, shall then be compared with the total amount of all Participants’ Stock Sub-Accounts in the Stock Fund as of such Valuation Date for the purpose of determining the interests of the Participants in the assets of the Stock Fund and the value thereof.  If the Value of the Employer Securities shall be more or less than the total amount of all Participants’ Stock Sub-Account balances, then the ESOP Trustees shall prorate any such difference and shall add or deduct from each Stock Sub-Account such amount as shall be determined upon the basis of the ratio that the balance of each Participant’s Stock Sub-Account bears to the total of all Participants’ Stock Sub-Account balances.  The Value of the Employer Securities contributed by the Company as of the last day of each Plan Year shall be their Value for purposes of Section 22.01(f), which shall be allocated among those Participants described in Section 23.01(a)(i), but for the purpose of valuation adjustments shall not be regarded as a part of the Stock Fund or the Stock Sub-Account of any Participant until such Employer Securities are remitted to the ESOP Trustees.

(b)                                 There shall then be valued or appraised, the assets in the General Fund.  The resulting value shall be the amount in the General Fund and shall not be revised until the next Valuation Date.  The amount of such valuation shall be allocated among the General Sub-Accounts of each Participant pro rata based upon the balance in each Participant’s Stock Sub-Account compared to the balance of all Participant’s Stock Sub-Accounts in the same ratio as the adjustment made under the penultimate sentence in Subsection (a), after giving effect to such adjustment but prior to giving effect to the adjustment under the final sentence of subsection (a).

25.12                 Method of Valuing Assets

Valuation adjustments under Section 25.11 shall be based on the fair market value of the assets held by the ESOP Trustees and the ESOP Trustees shall adopt accepted valuation and accounting methods in determining fair market value.  The Value of Employer Securities shall be determined pursuant to Section 22.01(f).

25.13                 Additional Rules Governing Distributions from ESOP Account

In addition to the rules described in Sections 10 and 11, distributions to a terminated or retired Participant or Beneficiary of a deceased Participant shall be governed by the following:

(a)                                  Except as provided in Subsection (b), below, distribution shall be made in the form of cash.

(b)                                 A Participant or Beneficiary shall have the right to demand that his benefits be distributed in the form of Employer Securities, and shall be advised in writing of the right to demand such form of distribution.  Any fractional shares shall be distributed in cash.

(c)                                  Despite the fact that a Participant has retired or has terminated employment, no Employer Security allocated to his Stock Sub-Account prior to January 1, 1989 shall be distributed from that account before the end of the eighty-fourth (84th) month beginning after the month in which the security is allocated to the account, unless such retirement or termination of employment constitutes a separation from service as that phrase is construed under the IRC.

SECTION 26

Plan Mergers and Transfers of Assets and Liabilities

26.01                 Mergers and Transfers of Assets and Liabilities

Notwithstanding this amendment and restatement of the Plan, certain provisions of the Plan as it existed prior to this amendment and restatement will continue in effect; namely, Section 4.08 (“Mergers and Transfers of Assets and Liabilities”) and Appendices B through F of the 1994 Amendment and Restatement, relating to the merger into the Aon Savings Plan of the following plans:  Combined Profit Sharing Plan; Ryan Insurance Group, Inc., Profit Sharing Plan; Union Fidelity Life Insurance Corporation Profit-Sharing Trust Agreement; Combined Staff PST; Miller, Mason & Dickenson, Inc. Employee Stock Ownership Plan; Aon Profit Sharing Plan; Combined Insurance Field Sales Agents’ Profit Sharing Plan; Savings and Investment Plan for the Employees of Frank B. Hall & Co. Inc.; K&K Insurance Group Inc. 401(k) Salary Reduction Plan; Salary Deferral Thrift Plan for the Employees of Booke and Company; J.H. Blades & Co., Inc. Employees 401(k) Plan; E.I.I. Savings and Investment Plan.

26.02                 Le Blanc de Nicolay US, Inc. 401(k) / Profit Sharing Plan

Effective October 1, 1998, the assets and liabilities of the Le Blanc de Nicolay US, Inc. 401(k)/ Profit Sharing Plan (the Le Blanc Plan) were transferred to this Plan.  The following special provisions apply, effective as of October 1, 1998, to any Employee who was employed by Le Blanc de Nicolay US, Inc., on May 15, 1998 (“Former Le Blanc Employee”):

(a)                                  Participation.  Notwithstanding the provisions of section 2 of this plan (“employees entitled to participate”), a former Le Blanc employee who was a participant in the Le Blanc plan on September 30, 1998, became a participant in this plan on the earlier of: (i) October 1, 1998 (assuming satisfaction of the requirements of section 2.02(b) and (c) of this plan); or (ii) upon satisfaction of the requirements of section 2.02 (a), (b), and (c) of this plan.  For purposes of section 2.02(a) of this plan, service shall be computed in accordance with paragraph (ii) of this subsection (n), below.

A former Le Blanc employee who was not a participant in the Le Blanc plan on September 30, 1998, shall become a participant in this plan upon satisfaction of the requirements of section 2.02(a), (b), and (c) of this plan.  For purposes of section 2.02(a) of this plan, service shall be computed in accordance with subsection (b), below.

(b)                                 Service for Eligibility.  For purposes of satisfying Section 2.02(a), a Former Le Blanc Employee shall receive credit for periods of Service with both Le Blanc and the Company as follows:

(i)                                     a Former Le Blanc Employee shall be credited with the number of full years of Service computed under the elapsed time provisions of the Le Blanc Plan as of September 30, 1998; and

(ii)                                  as respects an eligibility computation period including October 1, 1998, shall be credited with 45 Hours of Service for any calendar week during the consecutive 12-month period beginning on the Employee’s date of hire by Le Blanc and ending prior to October 1, 1998, in which the Employee has at least one Hour of Service.

(c)                                  Vesting.  Notwithstanding the provisions of Section 13 of the Plan (relating to vesting), the nonforfeitable interest in the Company Contribution Account of an individual:

(i)                                     who was a participant in the Le Blanc Plan on September 30, 1998; or

(ii)                                  who was a Former Le Blanc Employee and who, effective October 1, 1998, met the requirements of subsections (a),(b), and (c) of Section 2.02; or

(iii)                               who terminated employment with Le Blanc but is reemployed by the Company before incurring five consecutive One-year Breaks in Service shall not be less than 100%.

(d)                                 Valuation.  The balance in the account of each Participant who was a participant in the Le Blanc Plan on September 30, 1998, shall constitute the balance in the account of such Participant as of October 1, 1998.

(e)                                  Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the Le Blanc Plan as of September 30, 1998, shall be accounted for separately.  Benefit options under the Le Blanc Plan which shall continue to apply to such accrued benefits are set forth in Schedule G.  Any amount withdrawn under the terms of this Plan shall be charged first to the account maintained for such accrued benefits.

26.03                 Sodarcan Inc. and Affiliated Companies Profit Sharing 401(k) Plan

Effective October 1, 1998, the assets and liabilities of the Sodarcan Inc. and Affiliated Companies Profit Sharing 401(k) Plan (the Sodarcan Plan) were transferred to this Plan.  The following special provisions apply, effective as of October 1, 1998, to any Employee who was employed by BEP International Corp. (BEP), on June 20, 1997 (“Former BEP Employee”):

(a)                                  Participation.  Notwithstanding the provisions of Section 2 of this Plan (“Employees Entitled to Participate”), a Former BEP Employee who was a participant in the Sodarcan Plan on September 30, 1998, became a Participant in this Plan on the earlier of: (i) October 1, 1998 (assuming satisfaction of the requirements of Section 2.02(b) and (c) of this Plan); or

(ii) upon satisfaction of the requirements of Section 2.02 (a), (b), and (c) of this Plan.  For purposes of Section 2.02(a) of this Plan, Service shall be computed in accordance with subsection (b), below.

A Former BEP Employee who was not a participant in the Sodarcan Plan on September 30, 1998, shall become a Participant in this Plan upon satisfaction of the requirements of Section 2.02(a), (b), and (c) of this Plan.  For purposes of Section 2.02(a) of this Plan, Service shall be computed in accordance with paragraph (ii) of this subsection (o), below.

(b)                                 Service for Eligibility.  For purposes of satisfying Section 2.02(a), hours of service performed for BEP shall be considered hours of service performed for the Company.

(c)                                  Vesting.  Notwithstanding the provisions of Section 9.01 of the Plan (relating to vesting), the nonforfeitable interest in the Company Contribution Account of an individual:

(i)                                     who was a participant in the Sodarcan Plan on September 30, 1998; or

(ii)                                  who was a Former BEP Employee and who, effective October 1, 1998, met the requirements of subsections (a),(b), and (c) of Section 2.02; or

(iii)                               who terminated employment with BEP but is reemployed by the Company before incurring five consecutive One-year Breaks in Service shall not be less than the percentage set forth below:

Years of Completed Service	Percent Vested in Company contributions

Less than 1	0
1	20%
2	40%
3	60%
4 or more	100%

(d)                                 Service for Vesting.  For purposes of satisfying Section 13 and subsection (c), above, service for BEP and its affiliates shall be considered Service for the Company.  In the case of a Participant who has five consecutive One-year Breaks in Service, Service, after such Break in Service, shall not be taken into account for the purpose of determining such Participant’s nonforfeitable interest in such Participant’s Accounts before such Break in Service.  In addition, notwithstanding the provisions of Section 13 of this

Plan, individuals describe in paragraphs (i), (ii), and (iii) of subsection (c), above shall be credited with:

(i)            an elapsed time period for vesting purposes equal to the number of years of service for vesting purposes under the Sodarcan Plan as of September 30, 1998;

(ii)           in respect of calendar year 1998, the greater of the Participant’s years of Service under the elapsed time method beginning January 1, 1998, or his period of service for vesting purposes under the Sodarcan Plan as of September 30, 1998; and

(iii)          the Participant’s Service under the elapsed time method on and after January 1, 1999.

(e)                                  Valuation.  The balance in the account of each Participant who was a participant in the Sodarcan Plan on September 30, 1998, shall constitute the balance in the account of such Participant as of October 1, 1998.

(f)                                    Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the Sodarcan Plan as of September 30, 1998, shall be accounted for separately.  Benefit options under the Sodarcan Plan which shall continue to apply to such accrued benefits are set forth in Schedule H.  Any amount withdrawn under the terms of this Plan shall be charged first to the account maintained for such accrued benefits.

26.04                 Thrift Plan for Employees of Alexander & Alexander Services Inc. and Subsidiaries

Effective January 1, 1998, the assets and liabilities of the Thrift Plan for Employees of Alexander & Alexander Services Inc. and Subsidiaries (the “A&A Plan”) were transferred to this Plan.  The following special provisions apply effective as of January 1, 1998, to an Employee who was employed by Alexander & Alexander Services Inc. or its subsidiaries (“A&A”) on January 15, 1997 (“Former A&A Employee”):

(a)                                  Participation.  Notwithstanding the provisions of Section 2 of this Plan (“Employees Entitled to Participate”), a Former A&A Employee who was a participant in the A&A Plan on December 31, 1997, became a Participant in this Plan as of January 1, 1998.

A Former A&A Employee who was not a participant in the A&A Plan on December 31, 1997, shall become a Participant in this Plan upon satisfaction of the requirements of Section 2.02(a), (b), and (c) of this Plan.  For purposes of Section 2.02(a) of this Plan, Service shall be computed in accordance with subsection (b), below.

(b)                                 Credit for service for eligibility.  For purposes of satisfying Section 2.02(a) (relating to service requirements for eligibility), a Former A&A Employee shall receive credit for periods of Service with A&A prior to January 1, 1998.  In addition, with respect to any individual who terminated employment with A&A before January 15, 1997, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, service for A&A shall be considered Service for the Company.

(c)                                  Vesting.  For purposes of satisfying Section 13.01 (relating to service requirements for vesting), each person who was a participant in the A&A Plan on January 15, 1997, shall have a 100% nonforfeitable interest in all such person’s Accounts.  In addition, with respect to any individual who:

(i)            is a Former A&A Employee not described in the previous sentence; or

(ii)           terminated employment with A&A before January 15, 1997, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service,

service for A&A shall be considered Service for the Company.  In the case of an individual who terminated employment with A&A and subsequently incurred five consecutive One-Year Breaks in Service, Service, after such Breaks-in-Service, shall not be taken into account for the purpose of determining such Participant’s nonforfeitable interest in such Participant’s Accounts.

(d)                                 Valuation.  The balance in the account of each Participant who was a participant in the A&A Plan on December 31, 1997, shall constitute the balance in the account of such Participant as of January 1, 1998.

(e)                                  Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the A&A Plan as of December 31, 1997, shall be accounted for separately.  Benefit options under the A&A Plan which shall continue to apply to such accrued benefits are set forth in Schedule I.  Any amount withdrawn under the terms of this Plan shall be charged first to the account maintained for such accrued benefits.

26.05                 ASA Savings Plan

Effective April 1, 2001, the assets and liabilities of the ASA Savings Plan were transferred to this Plan.  The following special provisions apply effective as of January 1, 2001, to an Employee who was employed by ASA Acquisition Corp. or its subsidiaries (“ASA”) on December 31, 2000 (“Former ASA Employee”):

(a)                                  Participation.  Notwithstanding the provisions of Section 2 of this Plan (“Employees Entitled to Participate”), a Former ASA Employee who was a participant in the ASA Plan on December 31, 2000, and a full-time employee on that date was eligible to become a Participant in this Plan as of January 1, 2001, provided he or she satisfied the Plan’s enrollment requirements.

A Former ASA Employee who was not a participant in the ASA Plan on December 31, 2000, was not a full-time employee, or did not satisfy the Plan’s enrollment requirements shall become a Participant in this Plan upon satisfaction of the requirements of Section 2.02(a), (b), and (c) of this Plan.  For purposes of Section 2.02(a) of this Plan, Service shall be computed in accordance with subsection (b), below.

(b)                                 Credit for service for eligibility.  For purposes of satisfying Section 2.02(a) (relating to service requirements for eligibility), a Former ASA Employee shall receive credit for periods of Service with ASA prior to January 1, 2001.  In addition, with respect to any individual who terminated employment with ASA before December 31, 2000, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, service for ASA shall be considered Service for the Company.

(c)                                  Vesting.  For purposes of satisfying Section 13.01 (relating to service requirements for vesting), each person who was a participant in the ASA Plan on July 1, 1998, shall have a 100% nonforfeitable interest in all such person’s Accounts.  In addition, with respect to any individual who:

(i)            is a Former ASA Employee not described in the previous sentence; or

(ii)           terminated employment with ASA before December 31, 2000, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service,

service for ASA shall be considered Service for the Company.  In the case of an individual who terminated employment with ASA and subsequently incurred five consecutive One-Year Breaks-in-Service, Service, after such Breaks-in-Service, shall not be taken into account for the purpose of determining such Participant’s nonforfeitable interest in such Participant’s Accounts.  Finally, for purposes of determining the years of service under Section 13.01 for the Former ASA Employees, the rules regarding calculation of Years of Service under the ASA Savings Plan shall be used.

(d)                                 Valuation.  The balance in the account of each Participant who was a participant in the ASA Plan on March 31, 2001, shall constitute the balance in the account of such Participant as of April 1, 2001.

(e)                                  Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the ASA Plan as of March 31, 2001, shall be accounted for separately.  Any amount withdrawn under the terms of this Plan shall be charged first to the account maintained for such accrued benefits.

(f)                                    Beneficiary Designation.  If a Former ASA Employee became a Participant in the Plan on January 1, 2001, executed a new beneficiary designation under the Plan on or before April 1, 2001, and had executed a prior beneficiary designation which was effective under the ASA Savings Plan, the new beneficiary designation became invalid on April 1, 2001.

26.06                 McLagan Partners Incorporated 401(k) Profit Sharing Plan

Effective January 1, 2002, or such earlier or later date determined by the Committee, the assets and liabilities of the McLagan Partners Incorporated 401(k) Profit Sharing Plan (the “McLagan Plan”) will be transferred to this Plan.  The following special provisions apply effective as of August 1, 2001, to an Employee who was employed by McLagan Partners Incorporation (“McLagan”) or its subsidiaries on July 31, 2001 (“Former “McLagan Employee”);

(a)                                  Participation.  Notwithstanding the provisions of Section 2 of this Plan (“Employees Entitled to Participate”), a Former McLagan Employee who was a participant in the McLagan Plan on July 31, 2001, became a Participant in this Plan as of August 1, 2001.

A Former McLagan Employee who was not a participant in the McLagan Plan on July 31, 2001, shall become a Participant in this Plan upon satisfaction of the requirements of Section 2.02(a), (b), and (c) of this Plan.  For purposes of Section 2.02(a) of this Plan, Service shall be computed in accordance with subsection (b), below.

(b)                                 Credit for service for eligibility.  For purposes of satisfying Section 2.02(a) (relating to service requirements for eligibility), a Former McLagan Employee shall receive credit for periods of Service with McLagan prior to January 1, 2002.  In addition, with respect to any individual who terminated employment with McLagan before December 31, 2001, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, Service for McLagan shall be considered Service for the Company.

(c)                                  Vesting.  For purposes of satisfying Section 5.02 (relating to Service requirements for vesting), each person who was a Participant in the McLagan Plan on December 31, 2001, shall vest in any contributions in accordance with the following schedule:

Years of Service	Vesting Percentage

Less than 2 1/2	0
2 1/2 or more	100%

In addition, with respect to any individual who:

(i)            is a Former McLagan Employee not described in the previous sentence; or

(ii)           terminated employment with McLagan before December 31, 2001, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service,

service for McLagan shall be considered Service for the Company.  In the case of an individual who terminated employment with McLagan and subsequently incurred five consecutive One-year Breaks-in-Service, Service, after such Break-in-Service, shall not be taken into account for the purpose of determining such Participant’s nonforfeitable interest in such Participant’s Accounts.

(d)                                 Valuation.  The balance in the account of each Participant who was a participant in the McLagan Plan on July 31, 2001, shall constitute the balance in the account of such Participant as of August 1, 2001.

(e)                                  Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the McLagan Plan as of July 31, 2001, shall be accounted for separately.  Benefit options under the McLagan Plan, the installment payment and annuity provisions as set forth in Section 6.5(a)(ii) of the McLagan Plan, shall be available to Participants, until eliminated pursuant to Section 12.03(g).  Any amount withdrawn under the terms of this Plan shall be charged first to the account maintained for such accrued benefits.

(f)                                    Beneficiary Designation.  If a Former McLagan Employee became a Participant in the Plan on August 1, 2001, executed a new beneficiary designation under the Plan before January 1, 2002, and had executed a prior beneficiary designation which was effective under the McLagan Plan, the new beneficiary designation became invalid on January 1, 2002.

26.07                 Sinser Management Services (Vermont) Employee Retirement Plan

Effective January 1, 2002, or such earlier or later date determined by the Committee, the assets and liabilities of the Sinser Management Services (Vermont) Employee Retirement Plan (“Sinser Plan”) will be transferred to this Plan.  The following special provisions apply effective as of January 1, 2002, to an Employee who was employed by Sinser Management

Services (Vermont) (“Sinser”) or its subsidiaries on December 31, 2001 (“Former Sinser Employee”).

(a)                                  Notwithstanding the provisions of Section 2 of this Plan (“Employees Eligible to Participate”), a Former Sinser Employee who was a participant in the Sinser Plan on September 30, 2001, became a Participant in this Plan on October 1, 2001.

A Former Sinser Employee who was not a Participant in the Sinser Plan on September 30, 2001 shall become a Participant in this Plan upon satisfaction of the requirements of Section 2.02(a), (b) and (c) of this Plan.  For purposes of Section 2.02(a) of the Plan, Service shall be computed in accordance with subsection (b) below.

(b)                                 Credit for Service for Eligibility.  For purposes of satisfying Section 2.02(a) (relating to Service for eligibility), a Former Sinser Employee shall receive credit for periods of Service with Sinser prior to September 30, 2001.  In addition, with respect to any individual who terminated employment with Sinser before October 1, 2001, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, service for Sinser shall be considered Service for the Company.

(c)                                  Vesting.  For purposes of satisfying Section 13.01 (relating to service for vesting), each person who was a Participant in the Sinser Plan on December 31, 2001 shall receive credit for service for Sinser and its affiliates.  Each Former Sinser Employee on December 31, 2001 shall be fully vested in all Accounts after three (3) Years of Service.  In addition, with respect to any individual who:

(i)            is a Former Sinser Employee not described in the previous sentence; or

(ii)           terminated employment with Sinser before December 31, 2001 but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service,

service for Sinser shall be considered Service for the Company.  In the case of an individual who terminated employment with Sinser and subsequently incurred five consecutive One-Year Breaks in Service, Service after such Breaks-in-Service shall not be taken into account in determining the Participant’s nonforfeitable interest in the Participant’s Accounts.  In addition, in determining the vesting percentage under Section 13.01 of the Plan, the Years of Service of the Former Sinser Employees will be determined using the Years of Service rules under the Sinser Plan.

(d)                                 Valuation.  The balance of each Participant who was a Participant in the Sinser Plan on December 31, 2001 shall constitute the account balance of the Participant as of January 1, 2002.

(e)                                  Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the Sinser Plan as of December 31, 2001, shall be accounted for separately.

(f)                                    Beneficiary Designation.  If a Former Sinser Employee became a Participant in the Plan on October 1, 2001, executed a new beneficiary designation under the Plan before January 1, 2002, and had executed a prior beneficiary designation which was effective under the Sinser Plan, the new beneficiary designation became invalid on January 1, 2002.

26.08                 FESC Employee Savings Plan

Effective April 1, 2002, or such earlier or later date determined by the Committee, the assets and liabilities of the FESC Employee Savings Plan (the “FESC Plan”) will be transferred to this Plan (the “Merger Date”).  The following special provisions apply effective as of July 24, 2001, to an Employee who was employed by First Extended Service Corporation (“FESC”) or its subsidiaries on July 24, 2001 (“Former FESC Employee”);

(a)                                  Participation.  Notwithstanding the provisions of Section 2 of this Plan (“Employees Entitled to Participate”), a Former FESC Employee who was a participant in the FESC Plan on December 31, 2001, became an Early Entrant in this Plan as of January 1, 2002.

A Former FESC Employee who was not a participant in the FESC Plan on December 31, 2001, shall become an Early Entrant in this Plan upon satisfaction of the requirements of Section 2.02(a), (b), and (c) of this Plan.  For purposes of Section 2.02(a) of this Plan, Service shall be computed in accordance with subsection (b), below.

(b)                                 Credit for service for eligibility.  For purposes of satisfying Section 2.02(a) (relating to service requirements for eligibility), a Former FESC Employee shall receive credit for periods of Service with FESC prior to January 1, 2002.  In addition, with respect to any individual who terminated employment with FESC before December 31, 2001; but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, Service for FESC shall be considered Service for the Company.

(c)                                  Vesting.  For purposes of satisfying Section 13.01 (relating to service requirements for vesting), each Participant who was a participant in the FESC Plan on December 31, 2001 shall have a 100% nonforfeitable interest in all such Participant’s accounts.

In addition, with respect to any individual who

(i)            is a Former FESC Employee not described in the previous sentence; or

(ii)           terminated employment with FESC before December 31, 2001, but is employed by the Company before incurring five consecutive One Year Breaks in Service, Service for FESC shall be considered Service for the Company.  If an individual terminated employment with the Company and subsequently incurred five consecutive One Year Breaks in Service, service after such Breaks in Service shall not be taken into account for the purpose of determining such Participant’s nonforfeitable interest in such Participant’s Accounts.

(d)                                 Valuation.  The balance in the account of each Participant who was a participant in the FESC Plan on the Merger Date shall constitute the balance in the account of such Participant as of the Merger Date.

(e)                                  Separate Accounting.  Gains, losses, withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the FESC Plan as of the Merger Date, shall be accounted for separately.

26.09                 ASI Solutions Incorporated 401(k) Retirement Plan

Effective January 1, 2003, the assets and liabilities of the ASI Solutions Incorporated 401 (k) Retirement Plan (the “ASI Plan”) will be transferred to this Plan.  The following special provisions apply effective as of January 1, 2002, or such later date determined by the Committee, to an Employee who was employed by ASI Solutions Incorporated or its subsidiaries (“ASI”) on the date of the merger (‘Merger Date’) of ASI Solutions Incorporated with Aon Corporation (“Former ASI Employee”):

(a)                                  Participation.  A Former ASI Employee shall become a participant in this Plan on January 1, 2002, or if later, upon satisfaction of the requirements of Section 2.

A former ASI Employee who was a participant in the ASI Plan on December 31, 2002, and who is not described in the preceding paragraph, shall become a Participant in this Plan on January 1, 2003.

(b)                                 Credit for service for eligibility.  For purposes of satisfying Section 2 (relating to service requirements for eligibility), a Former ASI Employee shall receive credit for periods of Service with ASI prior to the Merger Date.  In addition, with respect to any individual who terminated employment with ASI before December 31, 2002, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, Service for ASI shall be considered Service for the Company.

(c)                                  Vesting.  For purposes of satisfying Section 13.01 (relating to Service requirements for vesting), service for ASI shall be considered Service for the Company.  In addition, with respect to any individual who is a Former ASI Employee who terminated employment with ASI before December 31, 2002, but is employed by the Company before incurring five consecutive One-Year Breaks-in-Service, service for ASI shall be considered Service for the Company.  In the case of an individual who terminated employment with ASI and subsequently incurred five consecutive One-year Breaks-in-Service, Service, after such Break-in-Service, shall not be taken into account for the purpose of determining such Participant’s nonforfeitable interest in such Participant’s Accounts.  Finally, for purposes of determining the Years of Participation under Section 13.01 for the Former ASI Employees, the rules regarding the calculation of Years of Service under the ASI Plan shall be used.

(d)                                 Valuation.  The balance in the account of each Participant who was a participant in the ASI Plan on December 31, 2002, shall constitute the balance in the account of such Participant as of January 1, 2003.

(e)                                  Separate Accounting.  Gains, losses withdrawals, contributions, forfeitures and other credits or charges attributable to benefits accrued by Participants under the terms of the ASI Plan as of December 31, 2002, shall be accounted for separately.  Benefit options under the ASI Plan, shall be available to Participants, until eliminated pursuant to Section 12.03(g).  Any amount withdrawn under the terms of this Plan shall be charged first to the account maintained for such accrued benefits.

(f)                                    Beneficiary Designation.  If a Former ASI Employee became a Participant in the Plan immediately following the Merger Date, executed a new beneficiary designation under the Plan before January 1, 2003, and had executed a prior beneficiary designation which was effective under the ASI Plan, the new beneficiary designation became invalid on January 1, 2003.

26.10                 Aon Warranty Group

Effective November 30, 2006, each Participant who became an active employee of The Warranty Group, Inc. on November 30, 2006, pursuant to the sale of the Aon Warranty Group, or who was on an approved leave of absence on November 30, 2006, but thereafter became an active employee of The Warranty Group, Inc. pursuant to the sale of the Aon Warranty Group (a “Warranty Group Participant”) will have a 100% vested interest in his or her Savings Accounts, Aon Retirement Account and ESOP Account.  Effective February 1, 2007, or as soon as administratively practicable thereafter, all assets and liabilities of the Savings Accounts, Aon Retirement Account and ESOP Account of each Warranty Group Participant will be transferred from the Plan to The Warranty Group Savings Plan; [provided, any additional amounts allocated to such transferred Accounts after February 1, 2007 attributable to the Warranty Group Participant’s service with the Company prior to November 30, 2006, shall be transferred from the Plan to the Aon Warranty Group Savings Plan as soon as administratively practicable thereafter;] provided further, to the extent a correction is required under Section 5 with respect to a Warranty Group Participant, the amount necessary for such correction may be returned to the Plan.

IN WITNESS WHEREOF, Aon Corporation has caused this Plan, as amended and restated effective January 1, 2009, to be executed on its behalf by its duly authorized officers, this 16th day of December, 2009.

AON CORPORATION	AON CORPORATION

By:	By:

/s/ Christa Davies	/s/ Jeremy G.O. Farmer
Christa Davies	Jeremy G.O. Farmer
Executive Vice President and	Senior Vice President and Global Head of Human
Chief Financial Officer	Resources